FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172143-07

October 22, 2012

FREE WRITING PROSPECTUS

COLLATERAL TERM SHEET

COMM 2012-CCRE4

Deutsche Mortgage & Asset Receiving Corporation
Depositor

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities		Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

KeyBanc Capital Markets	CastleOak Securities, L.P.	RBS
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. Inc., KeyBanc Capital Markets Inc. and CastleOak Securities, L.P. (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2012-CCRE4 (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IRS CIRCULAR 230 NOTICE: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.   INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail / Office
Sponsor:	Eric Hadar; Stanley Cayre		Collateral:	Fee Simple
Borrower:	568 Broadway Property LLC		Location:	New York, NY
Original Balance(1):	$125,000,000		Year Built / Renovated:	1897 / 2003-2009
Cut-off Date Balance(1):	$125,000,000		Total Sq. Ft.:	354,603
% by Initial UPB:	11.3%		Property Management:	SCF Management LLC
Interest Rate:	4.3080%		Underwritten NOI(6):	$20,336,126
Payment Date:	6th of each month		Underwritten NCF:	$19,556,000
First Payment Date:	November 6, 2012		Appraised Value:	$380,000,000
Maturity Date:	October 6, 2022		Appraisal Date:	August 8, 2012
Amortization:	Interest Only
Additional Debt(1)(2):	$75,000,000 Pari Passu Debt;		Historical NOI
	Future Mezzanine Debt Permitted		TTM NOI(6):	$17,141,919 (T-12 May 31, 2012)
Call Protection:	L(25), D(92), O(3)		2011 NOI:	$15,445,143 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		2010 NOI:	$14,949,542 (December 31, 2010)
			2009 NOI:	$14,309,105 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$1,175,000	$391,667	Current Occupancy:	97.9% (August 1, 2012)
Insurance:	$97,639	$9,764	2011 Occupancy:	99.2% (December 31, 2011)
Replacement:	$0	$5,910	2010 Occupancy:	98.7% (December 31, 2010)
TI/LC:	$3,639,200	$36,938	2009 Occupancy:	98.8% (December 31, 2009)
			2008 Occupancy:	97.6% (December 31, 2008)
Financial Information(4)			2007 Occupancy:	99.2% (December 31, 2007)
Cut-off Date Balance / Sq. Ft.:	$564
(1)   The Original Balance and Cut-off Date Balance of $125.0 million represent the controlling A-1 Note of a $200.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the non-controlling A-2 Note with an original principal amount of $75.0 million.
(2)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date principal balance of $200.0 million.
(5)   Underwritten NOI DSCR and NCF DSCR are based on interest only debt service payment.  Based on a 30-year amortization schedule, the UW NOI and NCF DSCR is 1.71x and 1.64x.
(6)   Increase in Underwritten NOI from the TTM NOI period is primarily due to a February 2012 modification of the Armani Exchange lease, which increased the base rental rate from $2,973,075 to $7,200,000.

Balloon Balance / Sq. Ft.:	$564
Cut-off Date LTV:	52.6%
Balloon LTV:	52.6%
Underwritten NOI DSCR(5):	2.33x
Underwritten NCF DSCR(5):	2.24x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Office Tenants
Scholastic, Inc.(3)(4)	NR/Ba2/BB-	72,594	20.5%	$52.65	15.0%	4/30/2013
Scholastic, Inc.(5)	NR/Ba2/BB-	57,661	16.3%	$56.10	12.7%	4/30/2018
mMetro.com	NR/NR/NR	22,121	6.2%	$46.81	4.1%	2/28/2013
NYFA Soho, Ltd.	NR/NR/NR	15,848	4.5%	$36.62	2.3%	5/31/2015
Bliss World LLC	NR/NR/NR	13,229	3.7%	$43.30	2.2%	3/31/2016
Total Major Office Tenants(3)		181,453	51.2%	$50.95	36.2%
Remaining Office Tenants(3)		96,520	27.2%	$47.51	16.8%
Total Occupied Office		277,973	78.4%	$49.76	53.1%
Vacant Office		7,284	2.1%
Total Office		285,257	80.4%

Retail Tenants(6)
Equinox	NR/NR/NR	38,668	10.9%	$47.91	7.3%	11/15/2020
Forever 21	NR/NR/NR	18,543	5.2%	$148.23	10.8%	8/31/2016
Armani Exchange	NR/NR/NR	12,135	3.4%	$608.16	28.9%	1/31/2017
Total Occupied Retail		69,346	19.6%	$172.78	46.9%
Vacant Retail		0	0.0%
Total Retail		69,346	19.6%

Total		354,603	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent PSF for Equinox and Forever 21 represent average rent over the loan term, which are 64.8% and 50.6% below the appraiser’s concluded blended market rent figures, respectively.  Equinox and Forever 21 each have lease renewal options at below market rents.

(3)
Scholastic, Inc. currently subleases 56,234 sq. ft. (77.5%) of its 2013-expiring space to various tenants, including ZocDoc, which subleases approximately 27,388 sq. ft. and has expanded its space twice since originally taking 10,682 sq. ft. at the Prince Building Property in July 2010.  All subleases are co-terminus with Scholastic, Inc.’s lease expiration date. ZocDoc has executed a direct lease for 50,916 sq. ft. of Scholastic, Inc’s 2013-expiring space at an initial rate of $60.00 PSF for a term of approximately four years commencing upon Scholastic, Inc.’s expiration in April 2013.

(4)
U/W Base Rent PSF for Scholastic, Inc.’s 2013-expiring space is adjusted to reflect a total rent consistent with market and the terms of the ZocDoc lease which is 5.7% below the total in-place rent under the Scholastic, Inc. lease of $63.63.

(5)
Scholastic, Inc. subleases 55,306 sq. ft. (95.9%) of its 2018-expiring space to Foursquare under a long-term sublease agreement expiring co-terminus with Scholastic, Inc.’s contractual lease expiration date of April 30, 2018.

(6)
The Prince Building Property’s retail tenant rents are 39.6% below market based on the appraisal’s concluded blended market rents.  Equinox’s U/W Base Rent PSF of $47.91 (average rent over the loan term) is 64.8% below the appraisal’s concluded blended market rent of $136.25 (blended based on varying market rents for ground, upper-level, and below-grade retail space).  Forever 21’s U/W Base Rent PSF of $148.23 (average rent over the loan term including one remaining five-year extension option) is 50.6% below the appraisal’s concluded blended market rent of $300 PSF (blended based on varying market rents for ground and below-grade retail space).  Armani Exchange’s lease terms reflect a February 2012 modification of the company’s existing lease agreement, which commenced September 15, 1991, and is in line with the appraisal’s concluded blended market rent of $625 PSF for ground floor corner retail.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	1	2,600	0.7%	2,600	0.7%	$13.69	0.1%	0.1%
2013	7	109,665	30.9%	112,265	31.7%	$51.08	21.9%	22.1%
2014	4	13,812	3.9%	126,077	35.6%	$47.75	2.6%	24.7%
2015	8	40,259	11.4%	166,336	46.9%	$40.16	6.3%	31.0%
2016	6	49,767	14.0%	216,103	60.9%	$82.16	16.0%	47.0%
2017	4	19,501	5.5%	235,604	66.4%	$397.55	30.4%	77.4%
2018	2	60,574	17.1%	296,178	83.5%	$56.36	13.4%	90.8%
2019	0	0	0.0%	296,178	83.5%	$0.00	0.0%	90.8%
2020	1	38,668	10.9%	334,846	94.4%	$47.91	7.3%	98.0%
2021	0	0	0.0%	334,846	94.4%	$0.00	0.0%	98.0%
2022	2	12,473	3.5%	347,319	97.9%	$40.42	2.0%	100.0%
Thereafter	0	0	0.0%	347,319	97.9%	$0.00	0.0%	100.0%
Vacant	NAP	7,284	2.1%	354,603	100.0%	NAP	NAP
Total / Wtd. Avg.	35	354,603	100.0%			$73.49	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan.    The Prince Building loan (the “Prince Building Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 354,603 sq. ft. retail and office building located at 568 Broadway at the corner of Prince Street and Broadway in the SoHo submarket of Manhattan, New York City (the “Prince Building Property”) with an original principal balance of $125.0 million.  The Prince Building Loan of $125.0 million represents the controlling A-1 Note of a $200.0 million whole loan that is evidenced by two pari passu notes.  Only the $125.0 million A-1 Note will be included in the COMM 2012-CCRE4 trust.  The non-controlling A-2 Note, with an original balance of $75.0 million, was securitized in the COMM 2012-CCRE3 transaction.  The Prince Building Loan has a 10-year term and interest only payments for the term of the loan.  The Prince Building Loan accrues interest at a fixed rate equal to 4.3080% and has a cut-off date balance of $75.0 million.  Loan proceeds were used to retire existing debt of approximately $67.0 million, return $120.9 million of equity to the borrower and cover closing costs and reserves.  Based on the appraised value of $380.0 million, as of August 8, 2012, the cut-off date LTV is 52.6% with remaining implied equity of $180.0 million.  The most recent prior financing of the Prince Building Property was included in the GECMC 2004-C2 transaction.

The relationship between the holders of the A-1 Note and the A-2 Note will be governed by an intercreditor agreement.  See “Description of the Mortgage Pool – Loan Combinations – The Prince Building Loan Combination” in the Free Writing Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$200,000,000	100.0%	Loan Payoff	$66,961,929	33.5%
			Upfront Reserves(1)	$3,639,200	1.8%
			Closing Costs(2)	$8,488,056	4.2%
			Return of Equity	$120,910,815	60.5%
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)
At closing, $3,639,200 ($50.00 PSF) was funded into the rollover reserve account until lender’s receipt of a signed lease from ZocDoc with respect to all or a portion of Scholastic, Inc.’s 2013-expiring space (72,594 sq. ft.) and to cover potential future tenant improvement and leasing commission costs associated with any portion of the 2013-expiring Scholastic, Inc. space not leased to ZocDoc.  The loan documents provide for a pro-rata release of this reserve amount (based on $50.00 PSF) upon: (i) receipt of a signed lease from ZocDoc with respect to all or a portion of Scholastic, Inc.’s 2013-expiring space, and (ii) borrower’s receipt of qualifying signed leases for the Scholastic, Inc. 2013-expiring space. As a result of the newly executed ZocDoc lease, approximately $2,545,800 ($50.00 PSF based on 50,916 sq. ft.) will be released in accordance with the Prince Building Loan documents.

(2)
Closing Costs consist of approximately (i) $1.2 million for an initial payment reserve for the November 6, 2012 debt service payment collected at closing, (ii) $3.8 million for mortgage recording taxes, (iii) $1.3 million for upcoming tax and insurance payments and (iv) approximately $2.2 million of other customary closing costs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

The Borrower / Sponsor.    The borrower, 568 Broadway Property LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.  The borrower is controlled by Aurora Capital Associates, Allied Partners Inc., and the Adjmi Group, all of which have significant real estate holdings throughout the U.S. and are experienced real estate operators in the greater-New York City area.  Aurora Capital Associates owns over 150 properties throughout major U.S. cities, including several premier retail properties along SoHo’s Broadway corridor in New York City.  Allied Partners Inc. is a private real estate investment, development and asset management company founded in 1993 by Eric Hadar.  The company’s core strategy is to invest in opportunistic real estate investments. Allied Partners Inc. has acquired in excess of 25 properties since its formation in 1993, including several premier New York City office and retail assets.  The Adjmi Group has over 25 years owning, operating and investing in real estate. The Adjmi Group’s portfolio consists of over 100 retail, office, shopping centers, residential and development projects encompassing approximately 12 million sq. ft. (primarily retail).

The non-recourse carveout guarantors are Eric Hadar and Stanley Cayre (jointly and severally), both of whom serve as managers of the borrower (collectively, the “Guarantors”).  Both Messrs. Hadar and Cayre have extensive real estate backgrounds as property owners, developers and managers, having invested in over 175 properties throughout major U.S. cities accounting for more than 5.0 million sq. ft. of office, retail and residential real estate.

The Property. The Prince Building Property is a 12-story retail and office building comprised of 354,603 total sq. ft., including 69,346 sq. ft. of ground-floor, upper-level and below-grade retail space (46.9% of U/W Base Rent; 19.6% of NRA) and 285,257 sq. ft. of office and storage space (53.1% of U/W Base Rent; 80.4% of NRA).  The Prince Building Property is located in the SoHo submarket of Manhattan’s Midtown South district at the northeast corner of Broadway and Prince Street, which is considered a premier retail and office location in SoHo.  Additionally, the Prince Building Property is well served by the New York City transit system, with the N and R train entrance adjacent to the building, the Number 6 train located two blocks east, and the B, D, F and M trains located one block north.

Originally constructed in 1897, the Prince Building Property has been renovated periodically, most recently between 2003 and 2009 under current sponsorship which included façade repairs, construction of sub-basement storage rooms, installation of sub-basement freight lift elevator, window replacements for the 10th and 11th floors, and elevator modernization.

The current sponsorship purchased the Prince Building Property in 2003 and has maintained average occupancy since acquisition of 98.5%, with NOI increasing over 100% since acquisition as of year-end 2011.

Environmental Matters.  The Phase I environmental report dated September 10, 2012 recommended no further action at the Prince Building Property.

Major Tenants.

Retail Tenancy
The Prince Building Property contains 69,346 sq. ft. of ground-floor, upper-level and below-grade retail space.  The retail space is currently 100.0% physically occupied by three tenants, Armani Exchange, Forever 21 and Equinox, representing 19.6% of NRA and 46.9% of U/W Base Rent.  The Prince Building Property’s retail tenants have each been in occupancy for at least six years.

Armani Exchange (12,135 sq. ft.; 3.4% of NRA; 28.9% of U/W Base Rent) – Armani Exchange is a leading flagship brand of Giorgio Armani S.P.A., the international Italian fashion house founded by Giorgio Armani, which designs, manufactures, distributes, and retails haute couture, ready-to-wear, leather goods, shoes, watches, jewelry, accessories, eyewear, cosmetics, and home interiors.  Armani Exchange has been at the Prince Building Property since 1991, with the subject store being the company’s first U.S. location, and has a current lease expiration date of January 31, 2017 pursuant to a recently executed lease modification increasing the prior base rental rate from $2,973,075 to $7,200,000 while maintaining the existing 2001/2002 base year for expense reimbursements.

Forever 21 (18,543 sq. ft.; 5.2% of NRA; 10.8% of U/W Base Rent) – Forever 21, originally called Fashion 21, was founded April 21, 1984 in Los Angeles, California.  Forever 21 currently maintains 480 stores operating under its Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference banners, which serve as exclusive retail locations for its products.  Forever 21 is headquartered in Los Angeles and also has stores internationally in Canada, Europe, Japan, Korea, and the Philippines.  Forever 21 reported 2011 sales of $2.6 billion for the fiscal year ending February 2011 and employs approximately 27,228 people.  Forever 21’s current lease at the Prince Building Property expires on August 31, 2016, with one remaining five-year option at a pre-negotiated initial rate of $150.93 PSF, which is 49.7% below the appraisal’s concluded blended market rent for the space of $300.00 PSF. The U/W Base Rent PSF of $148.23 (average rent over the loan term including the aforementioned extension option) is 50.6% below the appraisal’s concluded blended market rent.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

Equinox (38,668  sq. ft.; 10.9% of NRA; 7.3% of U/W Base Rent) – Equinox is a luxury fitness company currently operating 61 full-service, upscale fitness clubs in select U.S. cities, 20 of which are located in New York City.  Equinox operates as a subsidiary of New York-based real estate developer The Related Companies, LP.  Equinox is under a long-term lease at the Prince Building Property that began in 2005 and expires in 2020.  The Equinox lease has one remaining 10-year extension option at fair market rent which can be no less than 95.0% of the contractual rent in 2020.  The U/W Base Rent of $47.91 PSF (average rent over the loan term) is 64.8% below the appraisal’s concluded market rent of $136.25 PSF.

Office Tenancy
The office and storage space is currently 97.4% physically occupied by 30 tenants, representing 80.4% of total NRA and 53.1% of U/W Base Rent.  The Prince Building Property contains 285,257 sq. ft. of office and storage space on floors three through twelve of the Prince Building Property.

Scholastic, Inc. (130,445  sq. ft.; 36.7% of NRA) – Scholastic, Inc. is a Fortune 1,000 company and is the world’s largest publisher and distributor of children’s books, serving customers in 45 languages and in more than 150 countries.  Established in 1920, Scholastic, Inc. provides children’s publishing, education, and media services and produces and distributes educational materials for use in schools and homes.  The company reported 2012 sales of approximately $2.1 billion for the fiscal year ending May 31, 2012 and employs over 9,200 employees worldwide.

Scholastic, Inc. has been a tenant at the Prince Building Property since 1995 and currently leases 130,445 sq. ft on floors 8-12 under two leases which expire on April 30, 2013 (72,594 sq. ft) and April 30, 2018 (57,661 sq. ft).  During 2005, Scholastic, Inc. reportedly underwent a corporate restructuring and consolidated operations at its headquarters building located across Broadway from the Prince Building Property.  Beginning in April 2008, Scholastic, Inc. began subleasing portions of its space.  Currently, Scholastic, Inc. subleases out 56,234 sq. ft. (77.5%) of the space under the lease that expires in April 2013 and 55,306 sq. ft. (95.9%) of the space under the lease that expires in April 2018.  The largest sublease tenants are Foursquare and ZocDoc (see “Sub-Tenants” below).

Sub-Tenants
ZocDoc (27,388  sq. ft.; 7.7% of NRA) – Founded in April 2007, ZocDoc is a free service for users that allows patients to book doctor and dental appointments online (revenues come from membership fees paid by practitioners to be listed on the company’s website).  In addition to booking services, the site allows registered users to review and rate practitioners, providing user-feedback for other consumers. ZocDoc currently maintains over 300 employees and is headquartered in New York at the Prince Building Property, with 20 satellite offices nationally. ZocDoc’s sublease expires co-terminus with Scholastic, Inc.’s lease expiration in April 2013, and ZocDoc has executed a direct lease for 50,916 sq. ft. of Scholastic, Inc.’s 2013-expiring space (72,594 sq. ft.) at $60.00 PSF on a four year term which becomes effective at the expiration of the applicable Scholastic, Inc. lease. ZocDoc directly leases an additional 6,492 sq. ft. at $55.00 PSF at the Prince Building Property.

Foursquare (55,306  sq. ft.; 15.6% of NRA) – Founded in 2009, Foursquare is a New York City-based technology company that offers a free smart phone application that allows users to share and save places visited, as well as give and receive personalized recommendations and deals based on their location from other users.  The Foursquare community contains over 20 million people worldwide, with nearly a million businesses taking advantage of the “Merchant Platform.”  Foursquare has offices in New York, San Francisco and London, and is headquartered at the Prince Building Property. Since November 2011, Foursquare has been subleasing Scholastic, Inc.’s 2018-expiring space and its sublease expires co-terminus with the Scholastic, Inc. 2018-expiring lease in April 2018.

The Market.

Midtown Manhattan Office Market
Midtown Manhattan is the largest office market in the United States, containing 241.5 million sq. ft. within its eleven major submarkets.  Specifically, the Prince Building Property is located in the SoHo submarket of Manhattan’s Midtown South area, which contains approximately 4.1 million sq. ft. of office space.

SoHo Office Submarket
The Prince Building Property is located in the SoHo submarket, one of five office submarkets within Manhattan’s Midtown South area.  As of 2Q 2012, these five office submarkets contain a total of approximately 65.0 million sq. ft. of office space (29.3 million sq. ft. of Class B office space).  The Prince Building Property benefits from comparatively large floor plates and its central location, providing a competitive advantage compared to competing Class B properties in the area (the appraisal notes that the SoHo submarket contains nearly exclusive Class B office properties).  Within the SoHo submarket, the average Class B direct rental rate as of 2Q 2012 was $55.53 PSF, in line with in-place rents at the Prince Building Property.  The SoHo submarket reflects a vacancy rate of 2.5%, with the average direct vacancy rate for the appraiser’s competitive set being 3.1%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

Retail Market
The Prince Building Property’s retail tenants benefit from its strategic location at the highly trafficked intersection of Prince Street and Broadway.  Armani Exchange, which occupies the ground floor corner suite with frontage on both Prince Street and Broadway, has been in occupancy since 1991 and was the company’s original U.S. location.  The appraiser analyzed a competitive set with ground-floor retail rents ranging from $370 PSF to $675 PSF.  Armani Exchange executed a lease modification in February 2012 to extend its lease through January 2017.  The lease reflects a current annual rental rate of $593.33 PSF.  Forever 21 occupies the Prince Building Property’s remaining ground floor retail suite along with below-grade space, and has been in occupancy since 2006.  Based on the appraisal, the U/W Base Rent PSF of $148.23 PSF is 50.6% below the appraisal’s blended market rent.  Forever 21 maintains one remaining five-year extension at an initial rate of $150.93 PSF, which is 49.7% below the appraiser’s concluded blended market rent.  Equinox occupies 38,668 sq. ft. of ground-floor, upper-level and below-grade space.  Based on the appraisal, the U/W Base Rent PSF of $47.91 PSF is 64.8% below market.  Overall, the Prince Building Property’s retail tenants are 39.6% below market based on the appraisal’s concluded blended market rents.

The appraisal report indicates a market vacancy rate of 6.5% for the SoHo submarket. The Prince Building Property’s retail space is currently 100.0% occupied and has been since 2003.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 5/31/2012	U/W(1)	U/W PSF
Base Rent	$18,280,229	$18,725,187	$19,373,687	$21,055,539	$25,525,852	$71.98
Value of Vacant Space	0	0	0	0	286,768	0.81
Gross Potential Rent	$18,280,229	$18,725,187	$19,373,687	$21,055,539	$25,812,620	$72.79
Total Recoveries	2,466,795	3,007,817	3,202,980	3,355,720	3,611,022	10.18
Total Other Income	25,606	18,971	72,681	73,735	40,800	0.12
Less: Vacancy(2)	0	0	0	0	(1,154,824)	(3.26)
Effective Gross Income	$20,772,630	$21,751,975	$22,649,348	$24,484,994	$28,309,618	$79.83
Total Operating Expenses	6,463,525	6,802,433	7,204,205	7,343,075	7,973,492	22.49
Net Operating Income	$14,309,105	$14,949,542	$15,445,143	$17,141,919	$20,336,126	$57.35
TI/LC	0	0	0	0	709,206	2.00
Capital Expenditures	0	0	0	0	70,921	0.20
Net Cash Flow	$14,309,105	$14,949,542	$15,445,143	$17,141,919	$19,556,000	$55.15

Average Annual Rent PSF(3)	$52.18	$53.50	$55.08

(1)
Increase in U/W Base Rent from 2011 and T-12 5/31/2012 periods is due primarily to (i) modification of Armani Exchange’s lease agreement in February 2012, increasing the prior base rental rate from $2,973,075 to $7,200,000 while maintaining the existing 2001/2002 base year for expense reimbursements, (ii) average rent over the term of their respective leases for Forever 21 and Equinox (average rents are 50.6% and 64.8% below current market, respectively), totaling $616,409 and (iii) rent steps taken through September 30, 2013, totaling $422,723.

(2)
U/W economic vacancy is 3.0% for retail and 5.0% for office, resulting in a 3.9% overall U/W economic vacancy.  The Prince Building Property is currently 97.9% physically occupied and 99.3% economically occupied.

(3)	Historical Average Annual Rent PSF is based on year-end rent rolls provided by the Prince Building borrower.

Property Management.    The Prince Building Property is managed by SCF Management LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The Prince Building Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to each tenant directing them to pay rent due to a designated lockbox account controlled by the lender.  Until cash management is triggered, all rents collected in the lockbox will be returned to the borrower.  Cash management will commence upon an event of default or if the DSCR is less than 1.55x for two consecutive calendar quarters (during which time, all rents will be delivered from the lockbox account to lender for application in accordance with the Prince Building Loan documents, including payment of required reserves, debt service and budgeted operating expenses) and any excess amounts will be returned to the borrower.  The cash management period will end if no event of default is occurring or if the DSCR is at least 1.60x for two consecutive calendar quarters.  A cash sweep will occur (and all excess amounts will be retained by lender) if at any time there is an event of default or a bankruptcy action of the borrower, the Guarantors, or the property manager, and will end (and any excess cash held in reserves will be returned to borrower) at such time as the lender accepts a cure of the event of default giving rise to the cash sweep or, in the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

case of a bankruptcy action of the property manager only, the borrower replaces the property manager subject to the terms of the loan documents.

Initial Reserves.    At closing, the borrower deposited (i) $1,175,000 into the tax reserve (which amount is equivalent to three months of tax reserve payments), (ii) $97,639 into the insurance reserve account and (iii) $3,639,200 into the rollover reserve account to cover potential future tenant improvement and leasing commission costs associated with the 2013-expiring Scholastic, Inc. space. The rollover reserve amount will be released to the borrower on a pro rata basis ($50.00 PSF) upon: (i) lender’s receipt of an acceptable signed lease from ZocDoc for all or a portion of the 2013-expiring Scholastic, Inc. space at $60.00 PSF with a $5.00 PSF tenant improvement allowance, and (ii) borrower’s receipt of qualifying signed leases for the Scholastic, Inc. 2013-expiring space. As a result of the newly executed ZocDoc lease for 50,916 sq. ft., approximately $2,545,800 ($50.00 PSF based on 50,916 sq. ft.) will be released in accordance with the Prince Building Loan documents.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $391,667, into a monthly tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $9,764, into a monthly insurance reserve account, (iii) $5,910 into a capital expenditure account, capped at $500,000, and (iv) $36,938 into a TI/LC reserve account (as described below).

Ongoing TI/LC collections will be capped at $1,250,000, unless the DSCR falls below 1.75x, at which time the cap will be increased to $2,500,000. If the DSCR exceeds 2.55x for a period of two consecutive calendar quarters, ongoing collections will no longer be required.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Commencing after the 24th payment date of the Prince Building Loan, the Prince Building Loan documents permit the pledge of direct or indirect equity interests in the borrower to secure  mezzanine debt provided, among other things, that after giving effect to the proposed mezzanine debt financing, (1) the DSCR (based on the combined loan combination and mezzanine loan balances) is at least equal to 2.30x and (2) the LTV ratio (based on the combined Prince Building Loan and mezzanine loan balances) is less than 52.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

568 Broadway New York, NY 10012	Collateral Asset Summary The Prince Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 52.6% 2.24x 10.2%

The Prince Building
568 Broadway
New York, NY 10012
WASHINGTON SQUARE PARK
WASHINGTON SQ
WASHINGTON PLACE
WASHINGTON SQUARE SOUTH
W 3RD STREET
BLEECKER STREET
WEST HOUSTON STREET
PRINCE STREET
SPRING STREET
KENMARE STREET
BROOME STREET
GRAND STREET
HOWARD STREET
CANAL STREET
GREAT JONES STREET
SULLIVAN STREET
THOMPSON STREET
WEST BROADWAY
WOOSTER STREET
GREENE STREET
MERCER STREET
BROADWAY
CROSBY STREET
LAFAYETTE STREET
CLEVELAND PLACE
CENTRE STREET
CENTRE MARKET PLACE
BAXTER STREET
THE BOWERY
LAGUARDIA PLACE
GREENWICH VILLAGE
NOHO
SOHO
NOLITA
NEW YORK
NYU BIOLOGY
TORCH CLUB
NYU PHYSICS
NYU HEBREW UNION COLLEGE
NYU LAW VANDERBILT
NYU LAW FURMAN
NYU SKIRBALL CENTER
NYU BOBST LIBRARY
NYU BUSINESS STERN
NYU MATH
NYU LAW
NYU 240 MERCER
NYU WASHINGTON SQUARE VILLAGE
NYU SILVER TOWERS
NYU SPORTS CENTER
SULLIVAN CHILDREN'S AID SOCIETY
PUBLIC THEATER
UKRANIAN MUSEUM
20 COOPER SQUARE
OLD MERCHANTS HOUSE
NYFD
MARBLE CEMETERY
BAYARD-CONDICT BLDG.
OUR LADY OF LORETTO
ST ANTHONY OF PADUA
149 WOOSTER
POST OFFICE
MERCER HOTEL
295 LAFAYETTE PUCK BLDG
OLD ST PATRICK'S CHURCH
ST PATRICK'S SCHOOL
CROSBY ST HOTEL
NOLITAN
MONDRIAN SOHO
HOLIDAY INN
AZURE
Manhattan
Property Types
High-Rise Office
Office & Retail
Retail
Industry & Mixed-Use
Civic & Institutional
Culture & Entertainment
Medical Facilities
Residential
High-Rise Residential
Hotels & Clubs
Religious Institutions
Educational Facilities
CARTIFACT
Los Angeles - New York
West New York
Union City
Hoboken
Jersey City
Newport Center
American Museum of Natural History
Metropolitan Museum of Art
Central Park
Carnegie Hall
Times Square
MOMA
Grand Central
Penn Station
Empire State Building
UN
QUEENS
MANHATTAN
NYU
New York
WTC
Liberty State Park
BROOKLYN
Hudson River
East River
LINCOLN TUNNEL
HOLLAND TUNNEL
QUEENS TUNNEL
QUEENSBORO BRG
FDR DR
BROOKLYN QUEENS EXPY
SOUTH STREET VIA
GRAND ST
E HOUSTON ST

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Super Regional Mall
Sponsor:	Rochester Malls, LLC		Collateral(5):	Fee Simple/Leasehold
Borrower:	Eastview Mall, LLC		Location:	Victor, NY
Original Balance:	$120,000,000		Year Built / Renovated:	1971, 1998 / 1995, 2003
Cut-off Date Balance:	$120,000,000		Total Sq. Ft.:	1,729,853
% by Initial UPB:	10.8%		Total Collateral Sq. Ft.(6):	811,671
Interest Rate:	4.6250%		Property Management:	Wilmorite Management Group, LLC
Payment Date:	6th of each month		Underwritten NOI:	$21,535,429
First Payment Date:	October 6, 2012		Underwritten NCF:	$21,352,529
Maturity Date:	September 6, 2022		Appraised Value(7):	$368,000,000
Amortization:	Interest Only		Appraisal Date:	July 7, 2012
Additional Debt(1):	$90,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(90), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / In Place		TTM NOI:	$19,590,952 (T-12 May 31, 2012)
			2011 NOI:	$18,838,827 (December 31, 2011)
Reserves(3)			2010 NOI:	$19,006,318 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$17,962,929 (December 31, 2009)
Taxes:	$1,154,679	$131,255
Insurance:	$0	Springing	Historical Occupancy(8)
CapEx & TI/LC:	$0	Springing	Current Occupancy(9):	93.9% (June 26, 2012)
PIF/CapEx Funds:	$8,000,000	$0	2011 Occupancy:	94.3% (December 31, 2011)
Von Maur Expenditure:	$4,000,000	$0	2010 Occupancy:	94.6% (December 31, 2010)
			2009 Occupancy:	93.4% (December 31, 2009)
Financial Information(4)			2008 Occupancy:	92.7% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:	$259		2007 Occupancy:	96.4% (December 31, 2007)
Balloon Balance / Sq. Ft.:	$259
(1)   The Original Balance of $120.0 million represents the Note A-1 of a $210.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is comprised of Note A-2, with an original principal amount of $90.0 million.
(2)   The lockout period will be at least 26 payment dates beginning with and including the first payment date of October 6, 2012. Defeasance of the full $210.0 million Eastview Mall and Commons Whole Loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the last pari passu note to be securitized, and (ii) three years following the note date, or September 7, 2015.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of $210,000,000.
(5)   A portion of the Eastview Mall and Commons Property is under a ground lease with the town of Victor in connection with a tax incremental financing agreement. The agreement is scheduled to expire in 2014, at which time the city of Victor will convey the portion back to the borrower. See “TIF Financing” herein.
(6)   Total Collateral Sq. Ft. excludes JCPenney, Lord & Taylor, Macy’s, Sears, Von Maur, Target and Home Depot, which are not part of the collateral. The Von Maur space, consisting of 140,000 sq. ft., is currently under construction and is expected to open in fall 2013.
(7)   The Appraised Value of $368.0 million includes an allocation of $11.0 million to the Eastview Commons property.
(8)   Historical Occupancy is based on Total Collateral Sq. Ft.
(9)   Based on Total Sq. Ft. of 1,729,853, Current Occupancy is 97.1%.

Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	2.19x
Underwritten NCF DSCR:	2.17x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

Eastview Mall Anchor and Major Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral GLA	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)

Non-Collateral Anchor Tenants
Macy’s	BBB/Baa3/BBB	168,900	NAP	NAP	$32,000	$189	NAP
JCPenney	B+/NR/BB+	141,992	NAP	NAP	$23,000	$162	NAP
Von Maur(3)	NR/NR/NR	140,000	NAP	NAP	NAP	NAP	NAP
Sears	CCC/B3/CCC+	123,000	NAP	NAP	$25,000	$203	NAP
Lord & Taylor	NR/NR/NR	88,787	NAP	NAP	$18,000	$203	NAP
Total Collateral Anchors		409,964			$98,000	$187

Collateral Anchors
Regal Cinemas	B-/B3/B+	76,230	10.5%	2/28/2026	$4,425	$340,355(4)	19.7%

Major Tenants (>10,000 sq. ft.)
Forever 21(5)	NR/NR/NR	45,778	6.3%	8/31/2021	NAP	NAP	NAP
H&M	NR/NR/NR	18,690	2.6%	1/31/2013	$3,288	$176	27.5%
Pottery Barn	NR/NR/NR	12,769	1.8%	1/31/2016	$3,900	$305	10.0%
The Gap/Gap Kids(6)	BBB-/Baa3/BB+	12,125	1.7%	12/31/2022	$4,140	$217	19.0%
Eckerd	CCC/Caa2/B-	11,033	1.5%	1/31/2015	NAP	NAP	NAP
Victoria’s Secret	BB+/Ba1/BB+	10,782	1.5%	1/31/2018	$7,151	$663	7.6%
Anthropologie(7)	NR/NR/NR	10,500	1.4%	1/31/2020	$3,308	$315	NAP
Subtotal Major Tenants		121,677	16.8%		$21,788	$303	14.2%

In-line Tenants (<10,000 sq. ft.)		315,564	43.5%		$110,105	$420	13.1%
Apple	NR/NR/NR	3,614	0.5%	1/31/2016	$31,114	$8,609	0.6%
Total In-line Tenants		319,178	44.0%		$141,219	$531	10.3%

Outparcel		145,076	20.0%		$20,413	$250	8.5%
Restaurant / Food Court		16,884	2.3%		$5,763	$456	18.0%
Kiosk		1,109	0.2%		$1,443	$2,797	8.8%
Storage		4,565	0.6%		NAP	NAP	NAP
Total Occupied Collateral		684,719	94.4%

Vacant		40,584	5.6%
Total Collateral Sq. Ft.		725,303	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost are based on T-12 May 2012 sales provided by the borrower and only include tenants reporting a full 12 months of sales. Sales figures for Macy’s, JCPenney, Sears and Lord & Taylor are based upon management estimates provided to the borrower.

(3)
The Von Maur store is a former Bon Ton store and is currently under construction. The space is expected to be completed in 2013. A $4.0 million reserve was established at closing in connection with the Von Maur space.

(4)	Sales PSF for Regal Cinemas are reflected as sales per screen based on thirteen screens.
(5)
Forever 21 has the right to terminate its lease with at least three months notice and a fee equal to 50% of the unamortized portion of the tenant allowance, if gross sales during its 7th lease year (2017-2018) are less than $8,000,000.

(6)
The Gap/Gap Kids occupies 19,050 sq. ft., but will be downsizing to approximately 12,125 sq. ft. in January 2013. Sales PSF for The Gap/Gap Kids is based on 19,050 sq. ft.  The Gap/Gap Kids has been underwritten based on 12,125 sq. ft.

(7)
Anthropologie pays percentage rent in lieu of base rent equal to 6.0% of annual sales. In addition, Anthropologie has the right to terminate its lease, with at least three months notice, if its annual gross sales during any calendar year from 2011-2013 are less than $4,250,000.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

Eastview Commons Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	% of Total U/W Base Rent	Lease Expiration	Total Sales (000s)	Sales PSF	Occupancy Cost
Non-Collateral Anchors
Target	A-/A2/A+	132,003	NAP	NAP	NAP	NAP	NAP	NAP
Home Depot	A-/A3/A-	123,500	NAP	NAP	NAP	NAP	NAP	NAP
Total Non-Collateral Anchors		255,503

Major Tenants
Best Buy	BB+/Baa2/BB+	34,996	40.5%	23.7%	1/31/2021	NAP	NAP	NAP
Staples	BBB/Baa2/BBB	24,100	27.9%	42.8%	2/28/2015	NAP	NAP	NAP
Old Navy	BBB-/Baa3/BB+	18,172	21.0%	33.4%	1/31/2019	NAP	NAP	NAP
Total Major Tenants		77,268	89.5%	100.0%

Vacant		9,100	10.5%
Total Collateral Sq. Ft.		86,368	100.0%

(1)	Certain ratings are those of the parent company, regardless of whether the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	8	7,148	0.9%	7,148	0.9%	$42.08	1.8%	1.8%
2013	16	58,400	7.2%	65,548	8.1%	$33.79	11.6%	13.4%
2014	13	49,591	6.1%	115,139	14.2%	$21.20	6.2%	19.6%
2015	22	99,305	12.2%	214,444	26.4%	$23.94	14.0%	33.6%
2016	33	95,300	11.7%	309,744	38.2%	$32.08	18.0%	51.7%
2017	10	26,830	3.3%	336,574	41.5%	$35.52	5.6%	57.3%
2018	21	118,351	14.6%	454,925	56.0%	$19.55	13.7%	71.0%
2019	5	27,680	3.4%	482,605	59.5%	$24.76	4.0%	75.0%
2020	9	57,780	7.1%	540,385	66.6%	$15.38	5.2%	80.2%
2021	9	95,046	11.7%	635,431	78.3%	$10.62	6.0%	86.2%
2022	10	47,418	5.8%	682,849	84.1%	$35.21	9.8%	96.0%
Thereafter	2	79,138	9.8%	761,987	93.9%	$8.49	4.0%	100.0%
Vacant(2)	NAP	49,684	6.1%	811,671	100.0%	NAP	NAP
Total / Wtd. Avg.	158	811,671	100.0%			$22.25	100.00%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Vacant space includes 6,925 sq. ft. that are occupied by Gap/Gap Kids but will become vacant in January 2013 when Gap/Gap Kids downsizes its space.

The Eastview Mall and Commons loan (the “Eastview Mall and Commons Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interests in an 811,671 sq. ft. portion of a super regional mall and power center located at 7979 Pittsford-Victor Road and 7550 Commons Boulevard in Victor, New York (the “Eastview Mall and Commons Property”) with an original principal balance of $120.0 million. The Eastview Mall and Commons Loan is comprised of the A-1 Note portion of a $210.0 million whole loan (the “Eastview Mall and Commons Whole Loan”) that is evidenced by two pari passu notes. Only the A-1 Note, with an original principal amount of $120.0 million, will be included in the COMM 2012-CCRE4 trust. The A-2 Note, with an original principal amount of $90.0 million, is not included in the COMM 2012-CCRE4 Trust and may be included in a future securitization. The Eastview Mall and Commons Loan has a 10-year term with interest only payments.

The Eastview Mall and Commons Loan accrues interest at a fixed rate equal to 4.6250% per annum and has a cut-off date balance of $120.0 million. The whole loan proceeds were used to, among other things, retire existing debt of approximately $140.8 million, which includes approximately $95.2 million in defeasance costs, giving the borrower a return of equity of approximately $54.8 million. Based on the appraised value of $368.0 million as of July 7, 2012, the cut-off date LTV of the Eastview Mall and Commons Whole Loan is

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

57.1% and the remaining implied equity is $158.0 million. The most recent prior financing of the Eastview Mall and Commons Property was included in the MSC 2004-HQ4 transaction.

The relationship between the holders of the A-1 Note and the A-2 Note will be governed by an intercreditor agreement to be described under “Description of the Mortgage Pool ― Loan Combinations ― The Eastview Mall and Commons Loan Combination” in the free writing prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$210,000,000	100.0%	Loan Payoff	$140,798,951	67.0%
			Reserves	$13,154,679	6.3%
			Closing Costs	$1,278,775	0.6%
			Return of Equity	$54,767,595	26.1%
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

The Borrower / Sponsor.    The borrower, Eastview Mall, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Rochester Malls, LLC, a wholly owned subsidiary of Wilmorite, a commercial real estate development and management company.

Founded in the 1940s, Wilmorite has over six decades of experience as a builder, construction manager, and real estate developer in projects involving shopping centers, academic facilities, first-class hotels and resorts. Originally a residential construction firm, Wilmorite moved into commercial construction in the 1950s, redeveloping modern high-rise offices, housing, hotels, and shopping centers. In 1967, Wilmorite acquired Greece Towne Mall, the first enclosed suburban shopping mall in Upstate New York and through the 1970s and 1980s, Wilmorite opened eight major shopping malls in the Eastern United States. Wilmorite remains a leading real estate management company, developer, builder and construction manager.

As of December 31, 2011, Rochester Malls, LLC had total assets, net of minority interests, of $293.1 million, of which $236.5 million relates to shopping malls.

The Property.   Eastview Mall and Commons Property consists of a one-story, super regional mall and power center located in Victor, New York, built in 1971 and 1998, and renovated in 1995 and 2003. The Eastview Mall and Commons Property collateral totals 811,671 sq. ft., with 725,303 sq. ft. in the portion known as Eastview Mall and 86,368 sq. ft. in the portion known as Eastview Commons. The collateral does not include 918,182 sq. ft. leased to seven non-collateral anchor tenants, for a total mall area of 1,729,853 sq. ft. The Eastview Mall and Commons Property is 93.9% leased to approximately 150 tenants as of June 26, 2012 and has maintained an average occupancy of 94.1% since 2009. Including the non-collateral anchor tenants, the total mall area is 97.1% leased.

Eastview Mall consists of 1,387,982 total square feet, of which 725,303 sq. ft. is collateral for the Eastview Mall and Commons Loan. Eastview Mall was originally built in 1971 by the sponsor and subsequently underwent two significant renovations in 1995 and 2003, with a planned third expansion underway. In 1995, approximately 525,000 square feet were added to what was then a 750,000 square foot mall, along with other renovations to the existing space, for a total cost of approximately $25.0 million ($48 PSF). In 2003, the sponsor added approximately 57,854 sq. ft. consisting of four new inline stores and three exterior restaurants, at an approximate cost of $21.0 million ($363 PSF). The third renovation consists of the construction of the new Von Maur store, which is expected to open in the fall of 2013, at the recently demolished former Bon Ton space. The mall is anchored by Regal Cinemas, JCPenney, Lord & Taylor, Macy’s and Sears. Regal Cinemas is the only anchor tenant that is collateral for the Eastview Mall and Commons Loan.  Macy’s and Sears own their own improvements, and JCPenney and Lord & Taylor will purchase their own improvements in 2014 when the TIF Bonds (see “TIF Financing” herein) are paid. Von Maur will also own its own improvements and will not serve as collateral for the Eastview Mall and Commons Loan. The Eastview Mall collateral is 94.4% leased as of June 26, 2012 (97.1% leased including non-collateral anchor tenants).

Eastview Commons consists of 341,871 total sq. ft., of which 86,368 sq. ft. is collateral for the Eastview Mall and Commons Loan. Eastview Commons was built in 1998. Eastview Commons is anchored by Target and Home Depot, neither of which is collateral for the Eastview Mall and Commons Loan. The collateral space includes Staples, Old Navy and Best Buy, with one 9,100 sq. ft. vacant space. Eastview Commons is 89.5% leased as of June 26, 2012 (97.3% leased including non-collateral anchor tenants).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

Eastview Mall and Commons Historical Sales PSF(1)
	2009	2010	2011(2)	T-12 May 2012	T-12 May 2012 Occupancy Cost	2011 National Avg.
Macy’s	NAP	NAP	$189	NAP	NAP	$154
JCPenney	NAP	NAP	$162	NAP	NAP	$145
Sears	NAP	NAP	$203	NAP	NAP	$148
Lord and Taylor	NAP	NAP	$203	NAP	NAP	NAP
Regal Cinemas(3)	NAP	$301,987	$310,378	$340,355	19.7%	NAP

Major Tenants (>10,000 sq. ft.)	$150	$214	$294	$303	14.2%

In-line Tenants (<10,000 sq. ft.)	$397	$407	$408	$420	13.1%
Apple(4)	$5,165	$7,111	$8,133	$8,609	0.6%	$5,647
Total In-line Tenants	$470	$496	$507	$531	10.3%
(1)	Historical Sales PSF is based on historical statements provided by the sponsor.
(2)	2011 Sales PSF figures for Macy’s, JCPenney, Sears and Lord & Taylor are based upon management estimates provided to the sponsor.
(3)	Regal Cinemas sales are reflected as sales per screen based on thirteen screens.
(4)	The Apple store at the Eastview Mall and Commons Property is the only Apple retail store in an approximate 75 mile radius.

TIF Financing. In connection with the 1995 expansion and renovation of the Eastview Mall and Commons Property, Great Eastern Mall L.P. (“GEM”), the direct parent of the borrower, entered into a financing arrangement with the Town of Victor, pursuant to which the Town of Victor agreed to issue tax incremental funding bonds (“TIF Bonds”) and exempt a portion of the property (“TIF Property”) from the payment of taxes and assessments. In connection therewith, GEM deeded the TIF Property to the Town of Victor and the Town of Victor leased the TIF Property back to GEM. The TIF Bonds will mature in 2014 and upon payment in full, the Town of Victor will convey fee ownership of the TIF Property (less the JCPenney and Lord & Taylor sites) to the borrower and fee ownership of the JCPenney and Lord & Taylor sites to each tenant, respectively. The borrower has deposited $1,782,727 into a TIF payment fund reserve at M&T Bank (not collateral for the Eastview Mall and Commons Loan), which is the amount needed from the borrower for the two remaining payments on the TIF Bonds (JCPenney and Lord & Taylor are responsible for their pro rata payments). If either of JCPenney or Lord & Taylor fails to pay their pro rata share of the outstanding payments due under the TIF Bond (approximately $289,485 for JCPenney and approximately $208,000 for Lord & Taylor), the borrower is required to make such payments on behalf of JCPenney and/or Lord & Taylor.  If the borrower fails to do so, the lender has the right, but not the obligation, to make such payments on the borrower’s behalf by withdrawing funds from the PIF/CapEx Account and the borrower is required to deposit funds equal to such amount within five days of lender’s withdrawal. Losses incurred as a result of the borrower’s failure to make such payments with respect to the TIF Bonds, are recourse to the sponsor.

IDA PILOT. In connection with the 2003 renovation of the Eastview Mall and Commons Property, the Ontario County Industrial Development Agency (the “IDA”) entered into a payment in-lieu-of taxes (“PILOT”) agreement with the borrower through December 31, 2041, which sets forth a schedule of payments the borrower must make to the various taxing authorities. The total tax expense being passed along to the tenants at the Eastview Mall and Commons Property is approximately $4.8 million; however, the amount paid to the taxing authorities is approximately $2.1 million. The remaining approximate $2.7 million is swept two times a year into the deposit account controlled by lender and, provided no trigger event is occurring, will be disbursed to the borrower to be used to reimburse the sponsor for capital expenditures and related financing costs at the Eastview Mall and Commons Property. The sponsor agreed to spend approximately $30.575 million in capital expenditures and related costs for the Eastview Mall and Commons Property and spent such amount by obtaining a $30.0 million loan from M&T Bank, which loan was repaid with proceeds from the Eastview Mall and Commons Loan. In connection with the PILOT, the IDA put a subordinate mortgage on the Eastview Mall and Commons Property (which mortgage secures the scheduled PILOT payments Borrower is obligated to make to the IDA). Pursuant to an Intercreditor Agreement between Lender and the IDA, the IDA mortgage is subordinate to the senior mortgage and the Lender is afforded certain notice and cure rights under the various documents entered into by Borrower and the IDA in connection with the PILOT Agreement.

Environmental Matters. The Phase I environmental report dated July 16, 2012 recommended no further action at the Eastview Mall and Commons Property, other than the continued implementation of the asbestos operation and maintenance plan.

The Market.     The Eastview Mall and Commons Property is located in Victor, New York, within the Rochester metropolitan statistical area (“Rochester MSA”), approximately 14 miles southeast of downtown Rochester. Rochester has a population of approximately 1.1 million people and is home to several international businesses. Education and health services represent the largest sectors in the Rochester MSA, representing 21.3% of the area employment. The Rochester MSA supports approximately 16 colleges and

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

universities, with the University of Rochester being the largest employer in the area. The unemployment rate as of March 2012 was 8.0%. Rochester has traditionally had a low unemployment rate, with an average of 5.8% between 2001 and 2011, lower than the national average of 6.4% over the same period.

The town of Victor is part of the Finger Lakes region and benefits from its proximity to tourism and vacation destinations. The trade area for the Eastview Mall and Commons Property spans an area encompassing approximately ten to fifteen miles around the center.  The appraiser determined the 2011 population within a three-mile radius to be 15,386, with an average household income of $125,869. As of Q2 2012, the Rochester retail market consists of 5,085 properties with approximately 63.2 million square feet of inventory, with an overall vacancy rate of 6.3%. The five mall properties in the market total approximately 5.7 million square feet with an average vacancy of 6.2%.

The Eastview Mall and Commons Property has two primary competitors, Marketplace Mall and Mall at Greece Ridge, both of which are owned by the sponsor.

Competitive Set(1)
Name	Eastview Mall and Commons Property	The Marketplace Mall	The Mall at Greece Ridge	Walden Galleria	Carousel Center / Destiny USA
Distance from Subject	NAP	12.5 miles	23.0 miles	78.0 miles	73.0 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Owner	Wilmorite	Wilmorite	Wilmorite	Pyramid Companies	Pyramid Companies
Year Built / Renovated	1971, 1998 / 1995, 2003	1982 / 1993	1967, 1971 / 1994	1989 / 2008	1990 / 2000
Sales PSF (in-line)(2)	$420	$385	$380	$550	$500
Total Occupancy(3)	97.1%	88.0%	85.0%	85.0%	77.0%
Size (Sq. Ft.)	1,729,853	946,000	1,543,921	1,620,000	2,366,741
Anchors / Major Tenants	Macy’s; JCPenney; Sears; Lord & Taylor; Von Maur (future)	Dick’s Sporting Goods; JCPenney; Macy’s; Sears; Bon-Ton	JCPenney; Macy’s; Sears; Burlington Coat Factory; Regal Cinemas	Dick’s Sporting Goods; JCPenney; Lord & Taylor; Macy’s; Sears; Regal Cinemas	JCPenney; Lord & Taylor; Macy’s; Bon Ton; Regal Cinemas
(1)	Source: Appraisal
(2)	Sales PSF for the Eastview Mall and Commons Property excludes Apple. Including Apple, Sales PSF would be $531 PSF.
(3)	Total Occupancy for the Eastview Mall and Commons Property is based on Total Sq. Ft. of 1,729,853.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 5/31/2012	U/W	U/W PSF
Base Rent(1)	$15,961,743	$16,487,430	$16,331,918	$16,592,254	$17,336,929	$21.36
Value of Vacant Space	0	0	0	0	1,611,369	1.99
Gross Potential Rent	$15,961,743	$16,487,430	$16,331,918	$16,592,254	$18,948,298	$23.34
Total Recoveries	9,631,140	10,371,822	10,627,765	11,710,968	13,453,140	16.57
Total Other Income	955,538	1,267,181	1,435,112	1,369,665	1,635,054	2.01
Less: Mark to Market	0	0	0	0	(245,640)	(0.30)
Less: Vacancy(2)	0	0	0	0	(1,611,369)	(1.99)
Effective Gross Income	$26,548,421	$28,126,433	$28,394,795	$29,672,887	$32,179,483	$39.65
Total Operating Expenses	8,585,492	9,120,115	9,555,968	10,081,935	10,644,054	13.11
Net Operating Income	$17,962,929	$19,006,318	$18,838,827	$19,590,952	$21,535,429	$26.53
TI/LC	113,362	82,064	88,258	87,615	739,399	0.91
Capital Expenditures	0	0	0	0	243,501	0.30
Upfront TI/LC Reserve Credit(3)	0	0	0	0	(800,000)	(0.99)
Net Cash Flow	$17,849,567	$18,924,254	$18,750,569	$19,444,490	$21,352,529	$26.31

Average Annual Rent PSF(4)	$21.05	$21.47	$21.34

(1)	U/W Base Rent includes $385,107 in contractual step rent through August 2013.
(2)	U/W Vacancy represents 4.7% of gross income.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

(3)	The Upfront TI/LC Reserve Credit is based on the $8.0 million upfront PIF/CapEx reserve.
(4)	Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the Eastview Mall and Commons borrower and exclude non-collateral anchors.

Property Management.    The Eastview Mall and Commons Property is managed by Wilmorite Management Group, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Eastview Mall and Commons Loan is structured with a hard lockbox and in place cash management. Tenants were instructed to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed in accordance with the Eastview Mall and Commons Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon an event of default or if the DSCR for the trailing 12-month period is less than 1.20x on the last day of the calendar quarter until the DSCR is 1.25x or greater for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $1,154,679 into a tax reserve account, (ii) $8,000,000 into a PIF/CapEx reserve to be used for approved expenses under the PILOT agreement, and (iii) $4,000,000 into the Von Maur expenditure reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $131,255 into a tax reserve account. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place. If the amount on deposit in the PIF/CapEx account falls below $1,000,000, the borrower is required to make monthly deposits of $81,908, subject to a cap of $1,200,000 (collectively in the PIF/CapEx reserve and the CapEx & TI/LC reserve), into a CapEx & TI/LC reserve to be used for approved capital expenditures and leasing commissions.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    In connection with the TIF Financing, when the bonds issued by the Town of Victor mature in 2014 and all principal and interest due under the TIF bonds have been paid in full, fee title to the TIF Property (other than the parcels currently used by JCPenney and Lord & Taylor) will be conveyed to the borrower and the parcels currently used by JCPenney and Lord & Taylor will be conveyed to each such entity.  At such time, the JCPenney site and/or the Lord & Taylor site will be released from the lien of the Mortgage.  See “TIF Financing” above for a description of the release of the JCPenney and Lord & Taylor parcels, neither of which are collateral for the Eastview Mall and Commons Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

7979 Pittsford-Victor Road and 7550 Commons Boulevard Victor, NY 14564	Collateral Asset Summary Eastview Mall and Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.1% 2.17x 10.3%

Eastview Mall and Commons
7979 Pittsford-Victor Road and
7550 Commons Boulevard
Victor, NY 14564
LAKE ONTARIO
LAKE ONTARIO STATE PKWY
Lake Shore Country Club
Charlotte
Durand Eastman Park
Holy Sepulchre Cemetery
Irondequoit
Elm Ridge Center
Greece
The Mall At Greece Ridge
Greece Canal County Park
MAPLEWOOD
Rochester
GATES-NORTH GATES
EDGERTON
DOWNTOWN
BEECHWOOD
BROWNCROFT
GATES
19TH WARD
University Of Rochester
Brighton
Cobbs Hill Park
Buckland Park
GREATER ROCHESTER INTERNATIONAL AIRPORT
Genesee Valley Golf Course
Monroe Community College
Nazareth College Of Rochester
Southtown Plaza
The Marketplace
Rochester Institute Of Technology
Pittsford
Henrietta
WEST HENRIETTA
NEW YORK STATE THRUWAY
Webster Park
Webster Golf Club
Webster
Irondequoit Bay Park
Penfield Country Club
Ellison Park
Shadow Pines Golf Club
Penfield
EAST ROCHESTER
Fairport
Oak Hill Country Club
Monroe Golf Club
Powder Mills Park
Mendon Ponds Park
Cobblestone Creek Country Club
Ravenwood Golf Club
Mendon Golf Club
VICTOR
Victor Hills Golf Club
Honeoye Falls
LATTA RD
MILL RD
MANITOU RD
W RIDGE RD
RIDGEWAY AVE
ELMGROVE RD
LYELL AVE
CHILI AVE
NORTON ST
CLIFFORD AVE
HIGHLAND AVE
ELMWOOD AVE
BALLANTYNE RD
W JEFFERSON RD
SCOTTSVILLE RD
E RIVER RD
W HENRIETTA RD
PINNACLE RD
CLOVER ST
MENDON CENTER RD
MENDON RD
LAKE RD
KLEM RD
BAY RD
HOLT RD
PHILLIPS RD
WEBSTER RD
RIDGE RD
SALT RD
STATE RD
PLANK RD
FIVE MILE LINE RD
FAIRPORT NINE MILE POINT RD
CREEK ST
ATLANTIC AVE
PENFIELD RD
WHITNEY RD
MACEDON CENTER RD
JEFFERSON AVE
AYRAULT RD
VICTOR EGYPT RD
RUSH MENDON RD
VICTOR MENDON RD
PITTSFORD VICTOR RD
BOUGHTON HILL RD
104
390
590
531
490
383
286
250
441
90
CANADA
Peterborough
Kingston
Oshawa
Toronto
Lake Ontario
Rochester
Niagara Falls
Buffalo
Syracuse
UNITED STATES
Cortland
Springville
Ithaca
Bath
Jamestown
Olean
Corning
Binghamton
400
115
401
7
81
17
13
86
CARTIFACT
MAP © 2012 CARTIFACT · DATA © ROADMAP

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

Mortgage Loan Information				Property Information
	Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
	Loan Purpose:	Refinance		Property Type:	Anchored Retail
	Sponsor:	IRE LV Fashion Equity, LLC; James A.		Collateral:	Leasehold
	Schlesinger; Jakob Brodt; Brigita			Location:	Primm, NV
	Zaidman			Year Built / Renovated:	1998 / 2004
	Borrower:	Fashion Outlet of Las Vegas LLC		Total Sq. Ft.:	375,722
	Original Balance:	$73,000,000		Property Management:	Schlesinger Companies LLC
	Cut-off Date Balance:	$73,000,000		Underwritten NOI:	$8,353,496
	% by Initial UPB:	6.6%		Underwritten NCF:	$8,045,019
	Interest Rate:	4.5500%		Appraised Value:	$125,000,000
	Payment Date:	6th of each month		Appraisal Date:	June 27, 2012
	First Payment Date:	December 6, 2012
	Maturity Date:	November 6, 2017		Historical NOI
	Amortization:	360 months		TTM NOI:	$8,955,057 (T-12 July 31, 2012)
	Additional Debt(1):	$32,000,000 Mezzanine Loan		2011 NOI:	$9,220,968 (December 31, 2011)
	Call Protection:	L(24), D(32), O(4)		2010 NOI:	$8,290,966 (December 31, 2010)
	Lockbox / Cash Management:	Hard / In Place		2009 NOI:	$8,738,564 (December 31, 2009)

Reserves(2)				Historical Occupancy
		Initial	Monthly	Current Occupancy:	96.2% (July 31, 2012)
	Taxes:	$91,617	$45,809	2011 Occupancy:	97.3% (December 31, 2011)
	Insurance:	$0	Springing	2010 Occupancy:	93.7% (December 31, 2010)
	Replacement:	$0	$6,262	2009 Occupancy:	95.7% (December 31, 2009)
	TI/LC:	$1,024,295	Springing	(1) See “Current Mezzanine or Subordinate Indebtedness” herein.
	Required Repairs:	$57,938	NAP	(2) See “Initial Reserves” and “Ongoing Reserves” herein.
	Ground Rent Funds:	$296,532	Monthly Ground Rent	(3) Based on the average of the first 12 months of debt service payments for the mezzanine debt.
	Neiman Marcus Funds:	$0	Springing

Financial Information
	Mortgage Loan		Total Debt
Cut-off Date Balance / Sq. Ft.:	$194		$279
Balloon Balance / Sq. Ft.:	$178		$263
Cut-off Date LTV:	58.4%		84.0%
Balloon LTV:	53.5%		79.1%
Underwritten NOI DSCR(3):	1.87x		1.15x
Underwritten NCF DSCR(3):	1.80x		1.11x
Underwritten NOI Debt Yield:	11.4%		8.0%
Underwritten NCF Debt Yield:	11.0%		7.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

Tenant Summary
Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Neiman Marcus Last Call	B+/NR/B+	25,007	6.7%	1/31/2014	$6,100	$244	6.6%
Vanity Fair	NR/NR/NR	16,929	4.5%	3/31/2013	NAV	NAV	NAV
Old Navy	BBB-/Baa3/BB+	15,085	4.0%	7/31/2015	$3,012	$200	6.8%
Williams Sonoma	NR/NR/NR	15,000	4.0%	1/31/2013	$3,816	$254	5.8%
Total Anchor Tenants		72,021	19.2%		$12,928	$235	6.4%

Major In-line Tenants
Nike Factory Store	NR/A1/A+	13,779	3.7%	1/31/2017	$7,355	$534	4.6%
Polo Ralph Lauren Factory(3)	NR/A3/A-	12,579	3.3%	7/31/2013	$6,011	$478	NAP
Tommy Bahama	NR/NR/NR	10,328	2.7%	11/30/2016	$2,584	$250	20.0%
Banana Republic	BBB-/Baa3/BB+	10,004	2.7%	7/31/2015	$2,733	$273	8.0%
Gap	BBB-/Baa3/BB+	10,002	2.7%	7/31/2015	$3,121	$312	5.6%
Total Major In-line Tenants		56,692	15.1%		$21,805	$385	7.9%

In-Line (< 10,000 sq. ft.)		211,733	56.4%		$70,176	$399	10.8%
Outparcel		13,624	3.6%		$4,905	$405	8.9%
Food / Restaurant		7,522	2.0%		$3,533	$470	17.5%
Total Occupied Collateral		361,592	96.2%

Vacant		14,130	3.8%
Total/Wtd. Avg.		375,722	100.0%

(1)   Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)   Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower and represent T-12 August 31, 2011 sales for tenants reporting a full year of sales.
(3)   Polo Ralph Lauren Factory pays percentage rent in lieu of base rent and has the right to terminate its lease at any time gross sales for a lease year do not exceed $4.5 million, with 60 days prior notice. T-12 August 2012 sales were approximately $6.0 million.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	5	5,074	1.4%	5,074	1.4%	$42.49	2.3%	2.3%
2013	11	64,266	17.1%	69,340	18.5%	$16.07	11.1%	13.5%
2014	10	49,469	13.2%	118,809	31.6%	$20.86	11.1%	24.6%
2015	11	54,667	14.5%	173,476	46.2%	$22.03	13.0%	37.6%
2016	13	51,877	13.8%	225,353	60.0%	$20.85	11.7%	49.2%
2017	11	44,989	12.0%	270,342	72.0%	$34.68	16.8%	66.1%
2018	4	13,759	3.7%	284,101	75.6%	$34.43	5.1%	71.2%
2019	10	34,118	9.1%	318,219	84.7%	$36.95	13.6%	84.8%
2020	3	13,290	3.5%	331,509	88.2%	$37.12	5.3%	90.1%
2021	5	11,796	3.1%	343,305	91.4%	$35.06	4.5%	94.6%
2022	5	15,287	4.1%	358,592	95.4%	$26.58	4.4%	98.9%
Thereafter	1	3,000	0.8%	361,592	96.2%	$32.50	1.1%	100.0%
Vacant	NAP	14,130	3.8%	375,722	100.0%	NAP	NAP
Total / Wtd. Avg.	89	375,722	100.0%			$25.64	100.0%
(1)   Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Fashion Outlets of Las Vegas loan (the “Fashion Outlets of Las Vegas Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in the 375,722 square foot anchored retail located at 32100 South Las Vegas Boulevard in Primm, Nevada (the “Fashion Outlets of Las Vegas Property”) with an original principal balance of $73.0 million. The Fashion Outlets of Las Vegas Loan has a five-year term and amortizes on a 30-year schedule. The Fashion Outlets of Las Vegas Loan accrues interest at a fixed rate equal to

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

4.5500% and has a cut-off date balance of $73.0 million. Loan proceeds along with approximately $4.6 million of equity from the sponsor, in addition to the $32.0 million mezzanine loan, were used to retire existing debt of approximately $107.3 million. Based on the appraised value of $125.0 million as of June 27, 2012, the cut-off date LTV is 58.4% and the remaining implied equity is $52.0 million based on the mortgage loan balance. The most recent financing of the Fashion Outlets of Las Vegas Property was included in the COMM 2007-C9 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$73,000,000	66.6%	Loan Payoff	$102,768,970	93.8%
Mezzanine Loan	$32,000,000	29.2%	Mezzanine Loan Payoff(1)	$4,500,000	4.1%
Sponsor Equity	$4,587,910	4.2%	Reserves	$1,470,382	1.3%
			Closing Costs	$848,558	0.8%
Total Sources	$109,587,910	100.0%	Total Uses	$109,587,910	100.0%
(1)   Prior to the closing, the borrower deposited $2.5 million with the previous mezzanine lender and an additional $2.0 million was paid from the Fashion Outlets of Las Vegas Loan proceeds.

The Borrower / Sponsor.    The borrower, Fashion Outlets of Las Vegas LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are IRE LV Fashion Equity, LLC; James A. Schlesinger; Jakob Brodt; Brigita Zaidman, jointly and severally.

James A. Schlesinger founded Talisman Companies (“Talisman”) in 1994 as a real estate firm specializing in repositioning underperforming retail centers. In 2006, AWE Talisman was formed when Talisman partnered with Arthur Weiner Enterprises, a global retail consulting firm specializing in shopping center development and tenant representation. AWE Talisman has a long history in developing and redeveloping outlet centers.AWE Talisman (including their marketing and tourism divisions) has received numerous awards and acclamations for innovation and achievement within the shopping center industry.

The Property.  The Fashion Outlets of Las Vegas Property is a single story, fully enclosed 375,722 sq. ft. outlet center, located in Primm, Nevada, approximately 40 miles south of Las Vegas, just off Interstate I-15. The Fashion Outlets of Las Vegas Property was built in 1998 and renovated in 2004. The sponsor acquired the Fashion Outlets of Las Vegas Property in 2000 for approximately $45.0 million ($120 PSF) at which point the mall was approximately 65% occupied. The Fashion Outlets of Las Vegas Property is near the Primm Valley Resort, one of three hotel-casinos in the immediate vicinity. There is also a shuttle service that operates from various locations throughout the Las Vegas strip. As of July 31, 2012, the Fashion Outlets of Las Vegas Property is 96.2% occupied by 89 tenants and has averaged 95.7% occupancy since 2008. In addition, the Fashion Outlets of Las Vegas Property has approximately 2,000 parking spaces for a parking ratio of 5.39 spaces per 1,000 sq. ft.

Historical Sales PSF(1)
	2009	2010	2011	T-12 August 2012	Occupancy Cost
Anchor Tenants
Neiman Marcus Last Call	$280	$269	$247	$244	6.6%
Old Navy	$212	$209	$206	$200	6.8%
Williams Sonoma	$236	$264	$272	$254	5.8%

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	$431	$422	$501	$534	4.6%
Polo Ralph Lauren Factory	$510	$499	$522	$478	0.3%
Tommy Bahama	$289	$262	$272	$250	20.0%
Banana Republic	$303	$317	$299	$273	8.0%
Gap	$361	$320	$302	$312	5.6%

In-line Tenants(2)	$404	$408	$402	$399	10.8%
(1)    Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)    Approximately 75.0% of in-line tenants report sales (83.0% based on in-line sq. ft.)

Environmental Matters. The Phase I environmental report dated July 11, 2012 recommended no further action at the Fashion Outlets of Las Vegas Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

The Market.     The Fashion Outlets of Las Vegas Property is located in Primm, Nevada, approximately 40 miles south of Las Vegas. Located in Clark County, the largest of Nevada’s 17 counties in terms of population, the Fashion Outlets of Las Vegas Property is situated directly off Interstate I-15, the only highway between southern California and Las Vegas, which has an annual traffic count of over 14.0 million vehicles. The Las Vegas area growth is mostly attributed to the tourism and gaming sectors, with the largest employers being MGM Resorts International and Caesars Entertainment Corporation. Between 2008 and 2011, the number of annual visitors to Las Vegas increased from 37.5 million to 38.9 million, having increased 2.7% from 2009 to 2010 and 4.3% from 2010 to 2011, surpassing the pre-2006 numbers. Las Vegas has an estimated annual gross metro product growth expected to be 3.6% between 2012 and 2016, compared to a US national average of 2.6%. The 2012 population within a 30-mile radius of the Fashion Outlets of Las Vegas Property was approximately 119,000, with average household income of $93,332. As of August 2012, unemployment was 12.0%, down from 13.7% from one year earlier.

The primary competitors are two outlet centers within Las Vegas, Las Vegas Premium Outlets South and Las Vegas Premium Outlets North. These centers are direct comparables, however, the Fashion Outlets of Las Vegas Property benefits from a higher number of anchor and major tenants. A third center, the Horizon Outlet Center is located 80 miles southeast of Primm in Laughlin, Nevada. This center is somewhat older and does not offer the same caliber of tenancy and geographical benefits as the Fashion Outlets of Las Vegas Property. The appraiser determined vacancy for Las Vegas regional retail to be 12.0% with the competitive set averaging 8.4%. The Fashion Outlets of Las Vegas Property has averaged 95.7% occupancy since 2008.

Competitive Set(1)
Name	Fashion Outlets of Las Vegas Property	Las Vegas Premium Outlets South	Las Vegas Premium Outlets North	Horizon Outlet Center	Tanger Outlets Barstow	Barstow Outlets
Distance from Subject	NAP	35 miles	42 miles	80 miles	120 miles	120 miles
Property Type	Outlet Center	Outlet Center	Outlet Center	Outlet Center	Outlet Center	Outlet Center
Year Built / Renovated	1998 / 2004	1993 / NAV	2003 / 2007	1996 / NAV	1994 / NAV	1989 / 1994
Total Occupancy	96.2%	95.0%	100.0%	80.0%	100.0%	72.0%
Size (Sq. Ft.)	375,722	477,002	538,660	256,741	180,929	329,110
Anchors / Major Tenants	Neiman Marcus Last Call, Williams Sonoma, Old Navy, Vanity Fair	Gap, Coach, Reebok, Guess Polo, Nike, Finish Line, Adidas	Polo, Nike, Kitchen Collection, Brooks Brothers, Adidas, Banana Republic	Stadium 9 Cinemas, Pendleton, Levi’s Family Dollar, Boot Barn	Old Navy, Reebok, Ann Taylor, Banana Republic, Gap, Guess	Shoe Pavilion, Bally, Pac Sun, Izod, Children’s Place, Wilson Leather
(1)   Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 7/31/2012	U/W	U/W PSF
Base Rent(1)	$8,924,181	$8,873,677	$9,078,557	$9,471,283	$25.21
Value of Vacant Space	0	0	0	458,785	1.22
Gross Potential Rent	$8,924,181	$8,873,677	$9,078,557	$9,930,067	$26.43
Total Recoveries	3,636,727	3,498,634	3,563,885	3,539,326	9.42
Total Other Income	1,515,659	2,377,494	1,989,212	1,829,534	4.87
Less: Mark to Market(2)	0	0	0	(294,649)	(0.78)
Less: Vacancy(2)	0	0	0	(675,192)	(1.80)
Effective Gross Income	$14,076,568	$14,749,804	$14,631,654	$14,329,085	$38.14
Total Operating Expenses	5,785,602	5,528,836	5,676,597	5,975,589	15.90
Net Operating Income	$8,290,966	$9,220,968	$8,955,057	$8,353,496	$22.23
TI/LC	0	0	0	333,332	0.89
Upfront TI/LC Reserve Credit	0	0	0	(100,000)	(0.27)
Capital Expenditures	0	0	0	75,144	0.20
Net Cash Flow	$8,290,966	$9,220,968	$8,955,057	$8,045,019	$21.41

(1)   U/W Base Rent includes $199,883 in contractual step rent through June 2013.
(2)   U/W Vacancy and Mark to Market represent 6.4% of gross income.

Property Management.    The Fashion Outlets of Las Vegas Property is managed by Schlesinger Companies LLC, a borrower affiliate.

Lockbox / Cash Management.    The Fashion Outlets of Las Vegas Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date in accordance with the Fashion Outlets of Las Vegas Loan documents.

Additionally, all excess cash will be swept into a lender controlled account (i) upon an event of default, (ii) if the trailing 12-month period DSCR (based on trailing 12-month expenses and in-place rents) is less than 1.68x on the last day of the calendar quarter, and will end if the DSCR is at least 1.73x for two consecutive calendar quarters, or (iii) upon a default under the mezzanine loan.

Initial Reserves.    At closing, the borrower deposited (i) $91,617 into a tax reserve account, (ii) $1,024,295 into the TI/LC reserve account, (iii) $57,938 into the required repairs account and (iii) $296,532 into the ground rent funds account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $45,809 into a tax reserve account, (ii) $6,262 into a capital expenditure account and (iii) the monthly ground rent payment, which is based on a monthly base rent of approximately $63,000 plus a percentage of sales, into the ground rent funds account. In addition, the borrower will be required to deposit (x) $27,778 per month into the TI/LC reserve when the account balance first falls below $500,000; (y) 1/12 of the annual insurance premiums per month into the insurance reserve if an acceptable blanket insurance policy is no longer in place; (z) $1,000,000 into the Neiman Marcus funds reserve (a) within 10 business days if Neiman Marcus Last Call gives notice to vacate its space or (b) by January 31, 2014 if Neiman Marcus Last Call fails to exercise its renewal option on or prior to July 31, 2013, and the borrower is unable to extend the Neiman Marcus Last Call Lease or relet the Neiman Marcus Last Call premises on or before January 31, 2014.  The borrower’s obligation to deposit $1,000,000 in to the Neiman Marcus funds reserve is guaranteed by James A. Schlesinger.

Current Mezzanine or Subordinate Indebtedness.    A $32.0 million mezzanine loan was funded at closing by BREF III Series B LLC, a Brookfield Office Property real estate finance fund.  The mezzanine loan is co-terminus with the Fashion Outlets of Las Vegas Loan and accrues interest at a rate of 12.5000%.  The mezzanine borrower is required to make interest-only payments at the rate of 8.5500% on the original principal balance of the mezzanine loan.  The remaining interest accruing at 3.9500% will be paid by the mezzanine borrower with excess cash flow. Any interest not paid by the mezzanine borrower on a current basis will be added to the principal balance of the mezzanine loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

Future Mezzanine or Subordinate Indebtedness Permitted.    None

Ground Lease.    The Fashion Outlets of Las Vegas Property is subject to a long term ground lease. The lessor on the ground lease is Primm 650 Limited Partnership. The lease commenced in February 1997 and expires December 31, 2048 with one renewal option for 25 years. The monthly ground rent payment is approximately $63,000, plus a percentage of sales at the Fashion Outlets of Las Vegas Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

WILLIAMS-SONOMA
Limited Editions
Lane Bryant
Aldo Shoes
Tommy Bahama
POLO RALPH LAUREN
Ultra Jewelers
Betsey Johnson
Viva Vegas
Karen Millen
BCBG
COACH
chico's
lastcall BY NEIMAN MARCUS
STORAGE
WELCOME CENTER
MALL STORAGE
Vacant
St. John Knits
GAP
NIKE
STORAGE
Aeropostale
BANANA REPUBLIC
Fossil
Charlotte Russe
Naturalizer
STORAGE
Bally
Tommy Hilfiger
Bath & Body Works
Bebe
Nine West
Levi's
Juicy
DKNY
Merrell
Coach Mens
Lucky Brands
Kate Spade
Lacoste
Michael Kors
HUGO BOSS
Kenneth Cole
AMERICAN EAGLE OUTFITTERS
NAUTICA
Cosmetic Co.
G by Guess
Vogue Italia
Gymboree
Vacant
Children's Place
U.S. Polo Assn
Wilson Leather
Claires
Playtime
Rackroom Shoes
Converse
Bauer Eyewear
STORAGE
Vacant
Crocs
Luggage Factory
Quiksilver
Sunglass Hut
Carter's
Character Outlet
Studio TG
Vanity Fair
OLD NAVY
Le Creuset
ANN TAYLOR FACTORY STORE
Bauer Optical
Jugo Juice
Villa Pizza
Steak & More
Hot Dog on a Stick
Cajun Grill
SEATING AREA FOOD COURT
Vacant
Rue 21
Skechers
Pacific Sunwear
Discount Smoke Shop
Perfumania
Koraku Restaurant
Journey's
Golden Cuffs
NY Diamond Exchange
Kitchen Collection
HOLLISTER
Vanity Fair
Vacant
Game Zone
Tea Zone
Picante
Subway
Lotus Express
N
Anchor / Major
Non Anchor / In-line
Vacant

Site plan based on on information provided by the borrower as of July 31, 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

32100 South Las Vegas Boulevard Primm, NV 89019	Collateral Asset Summary Fashion Outlets of Las Vegas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,000,000 58.4% 1.80x 11.4%

MAP © 2012 CARTIFACT · DATA © BROADMAP
CARTIFACT
Fashion Outlets of Las Vegas
32100 South Las Vegas Boulevard
Primm, NV 89019
PRIMM
NEVADA
CALIFORNIA
Las Vegas
North Las Vegas
Sunrise Manor
SUMMERLIN
ELKHORN
Las Vegas Strip
Spring Valley
Paradise
Whitney
RHODES RANCH
Enterprise
Henderson
SILVERADO RANCH
Boulder City
NELLIS AIRFORCE BASE
Lake Mead National Recreation Area
Lake Mead
Hoover Dam
95
93
15
147
515
215
160
164
Buffalo Bills Resort & Casino
Primm Valley Resort & Casino
Primm Valley Casino
E PRIMM BLVD
S LAS VEGAS BLVD
FASHION OUTLET W

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	Joseph K. Paul; Jay Paul Revocable		Collateral:	Fee Simple
	Living Trust		Location:	Sunnyvale, CA
Borrower:	TP SPE LLC		Year Built / Renovated:	1997 / NAP
Original Balance:	$60,000,000		Total Sq. Ft.:	215,824
Cut-off Date Balance:	$60,000,000		Property Management:	Paul Holdings, Inc.
% by Initial UPB:	5.4%		Underwritten NOI(4):	$6,510,241
Interest Rate:	4.1900%		Underwritten NCF(4):	$6,166,930
Payment Date:	6th of each month		Appraised Value(5):	$106,000,000
First Payment Date:	November 6, 2012		Appraisal Date:	August 6, 2012
Maturity Date:	October 6, 2022
Amortization:	Interest-only for first 60 months; 300		Historical NOI
	months thereafter		2011 NOI(4):	$3,962,420 (December 31, 2011)
Additional Debt(1):	Future Mezzanine Debt Permitted		2010 NOI:	$4,135,508 (December 31, 2010)
Call Protection:	L(25), YM1(91), O(4)		2009 NOI:	NAP
Lockbox / Cash Management:	Hard / In Place
			Historical Occupancy
Reserves(2)			Current Occupancy:	100.0% (November 6, 2012)
	Initial	Monthly	2011 Occupancy:	100.0% (December 31, 2011)
Taxes:	$266,305	$44,384	2010 Occupancy:	100.0% (December 31, 2010)
Insurance:	$0	Springing	2009 Occupancy:	100.0% (December 31, 2009)
Replacement:	$0	$5,396
(1)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.55x and 2.42x, respectively.
(4)   The increase in Underwritten NOI and NCF from 2011 NOI is due to the annual base rent increase for Synopsys, Inc. from $23.35 PSF to $33.00 PSF beginning November 1, 2012.
(5)   The appraiser also determined a dark value of $84,100,000, which represents a loan to dark value of 71.3%.

TI/LC:	$1,201,196	$26,978
Synopsys Free Rent:	$1,187,032	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$278
Balloon Balance / Sq. Ft.:	$244
Cut-off Date LTV:	56.6%
Balloon LTV:	49.6%
Underwritten NOI DSCR(3):	1.68x
Underwritten NCF DSCR(3):	1.59x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Synopsys, Inc.	NR/NR/NR	215,824	100.0%	$33.00	100.0%	10/31/2019(1)
Total Occupied Collateral		215,824	100.0%	$33.00	100.0%
Vacant		0	0.0%
Total		215,824	100.0%

(1)
The lease with Synopsys, Inc. expires on October 31, 2012 and will automatically extend through October 31, 2019, provided the lease is in full force and effect on October 31, 2012. It is anticipated that the new lease term will commence on November 1, 2012. The tenant has two months of free rent in November and December 2012, of which the entire amount was reserved at the Synopsys Tech Center Loan closing.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	215,824	100.0%	215,824	100.0%	$33.00	100.0%	100.0%
2020	0	0	0.0%	215,824	100.0%	$0.00	0.0%	100.0%
2021	0	0	0.0%	215,824	100.0%	$0.00	0.0%	100.0%
2022	0	0	0.0%	215,824	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	215,824	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	215,824	100.0%	NAP	NAP
Total / Wtd. Avg.	1	215,824	100.0%			$33.00	100.0%

The Loan.    The Synopsys Tech Center loan (the “Synopsys Tech Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 215,824 sq. ft. single tenant Class A suburban office complex located at 445 and 455 North Mary Avenue in Sunnyvale, California (the “Synopsys Tech Center Property”) with an original principal balance of $60.0 million. The Synopsys Tech Center Loan has a 10-year term and, after an initial five-year interest only period, amortizes on a 25-year schedule. The Synopsys Tech Center Loan accrues interest at a fixed rate equal to 4.1900% and has a cut-off date balance of $60.0 million. Loan proceeds were used to retire existing debt of approximately $20.5 million, giving the borrower a return of equity of approximately $36.4 million. Based on the appraised value of $106.0 million as of August 6, 2012, the cut-off date LTV is 56.6% and the implied remaining equity is $46.0 million.  The appraiser also determined a dark value of $84.1 million, yielding a loan to dark value ratio of 71.3%.  The most recent prior financing of the Synopsys Tech Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	100.0%	Loan Payoff	$20,543,074	34.2%
			Reserves	$2,654,533	4.4%
			Closing Costs	$445,351	0.7%
			Return of Equity(1)	$36,357,042	60.6%
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)	The sponsor built the Synopsys Tech Center Property in 1997 for approximately $42.0 million ($195 PSF).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

The Borrower / Sponsor.    The borrower, TP SPE LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent managers in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantors are Joseph K. Paul (“Jay Paul”) and the Jay Paul Revocable Living Trust, on a joint and several basis.

Founded by Jay Paul in 1975, the Jay Paul Company is headquartered in San Francisco, and focuses on the development, acquisition and management of commercial properties in California.  Jay Paul Company has developed and acquired in excess of six million square feet of office product and has closed in excess of $2.5 billion worth of equity and debt financing. In addition, the Jay Paul Company has over 2.1 million square feet of LEED certified office space.

The Property.  The Synopsys Tech Center Property consists of two, four-story Class A suburban office buildings totaling 215,824 sq. ft. and located in northwestern Sunnyvale, California within Silicon Valley. The Synopsys Tech Center Property is located approximately 10 miles from downtown San Jose and the San Jose International Airport, and approximately two miles from the Sunnyvale Caltrain station. The buildings were built in 1997 by the sponsor for approximately $42.0 million ($195 PSF) as a build to suit for its sole tenant, Synopsys, Inc.  Each building features a ground floor lobby area open to the second floor ceiling, open office areas, interior private office and conference rooms.  Additionally, there is a two-story on-site parking garage providing 739 parking spaces for a ratio of 3.42 spaces per 1,000 sq. ft.

Environmental Matters. The Phase I environmental report dated August 22, 2012 recommended no further action at the Synopsys Tech Center Property.

Major Tenant.

Synopsys, Inc. (215,824 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent).  Synopsys, Inc. (“Synopsys”) (NASDAQ: SNPS) is a leading provider of electronic design automation software, supplying the global electronics market with the software, IP and services used in semiconductor design and manufacturing which helps its customers bring their products to market quickly, while reducing costs and scheduling risks. Founded in 1986, Synopsys is headquartered in Mountain View, California and has approximately 80 offices located throughout North America, Europe, Japan, Asia and India. The Synopsys Tech Center Property is used for research and development, sales and support, marketing, and administrative activities. As per the April 30, 2012 financial statements, Synopsys holds approximately $797 million in cash and cash equivalents, with a total of approximately $3.7 billion in total assets. Total revenues as of April 30, 2012 were $432.6 million reflecting a 9.9% year over year increase. As of October 2012, Synopsys has a market cap of approximately $4.8 billion.

Synopsys, Inc.’s original lease was for a 10-year term, with its first renewal option executed in 2007 through October 31, 2012 at an average rental rate over the 10-year term of $21.53 PSF NNN (based on 207,000 sq. ft.). So long as the Synopsys, Inc. lease is in full force and effect, the lease will automatically extend for an additional seven year term beginning November 1, 2012 through October 31, 2019 (as of the date hereof, the Synopsys, Inc. lease is in full force and effect). In connection with such extension, Synopsis, Inc. will have two months of free rent (November and December 2012), which amount was reserved at closing, followed by base rent of $33.00 PSF NNN, increasing 3% annually. Synopsys has one five-year extension option at 95% fair market value, with six months prior notice, and no termination options. In addition, Synopsys has the right of first refusal to purchase the premises if the borrower lists the Synopsys Tech Center Property (or any portion thereof) for sale.

The Market.    The San Francisco Bay Area is home to one of the world’s largest concentrations of technology and venture capital firms. The nine-county bay area region, with 4.4 million jobs and a population of 7.4 million residents, is the sixth largest metropolitan area in the United States with a gross regional product of $400 billion, making it the world’s 15th largest economic market. The Silicon Valley area has a population of approximately 2.5 million people with an average annual household income of $112,861, and is home to 11 of the 2011 Fortune 500 companies, including Apple Inc., Cisco Systems, Google and Oracle Corporation. The unemployment rate of 9.3%, as of March 2012, is lower than the state of California unemployment rate of 11%, as the tech sector is leading job recovery. Total employment in the Silicon Valley metropolitan statistical area grew by approximately 29,400 jobs, or 3.4%, from March 2011 to March 2012, and employment is expected to grow at an average annual rate of 2.0% from 2012 through 2016.

The Q3 2012 Sunnyvale submarket Class A vacancy rate was 6.4%.  The neighboring Mountain View submarket has a Q3 2012 office vacancy rate of 3.5%, which is pushing corporate technology firms such as Apple, Hewlett Packard, Motorola and Google to expand eastward into the Sunnyvale submarket.  As of Q3 2012, Sunnyvale Class A office asking rents averaged $45.24 PSF FSG and in Synopsys Tech Center’s submarket, Peery Park, Class A asking rents averaged $40.46 PSF FSG. The appraiser identified six comparable office tenants, which are presented in the subsequent chart. The appraiser determined market rent for the Synopsys Tech Center Property to be $33.60 PSF NNN.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

Market Office Rent Comparables
Property Name	Tenant	Location	Year Built/Renovated	Lease Area (Sq. Ft.)	Base Rent (NNN)	Lease Term (yrs)
Synopsys Tech Center Property	Synopsys, Inc.	Sunnyvale, CA	1997	215,824	$33.00	7
Technology Corners	Google, Inc.	Sunnyvale, CA	2001	715,988	$32.40	9
Moffet Towers	Motorola	Sunnyvale, CA	2008	80,669	$35.40	10
690 E Middlefield Road	Synopsys, Inc.	Mountain View, CA	2013(1)	340,913	$37.80	15
Sunnyvale Towne Center	Apple, Inc.	Sunnyvale, CA	2010	156,960	$39.00	10
W Maude Avenue	Confidential Tenant	Sunnyvale, CA	1999	288,500	$33.60	8
Mountainview Technology Park	Audience, Inc.	Mountain View, CA	2013(1)	87,565	$42.00	10
(1)	The two comparable properties in Mountain View, CA are under construction.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	U/W(1)	U/W PSF
Base Rent(2)	$4,166,414	$3,988,816	$4,893,480	$22.67
Step Rent(3)	0	0	2,228,712	10.33
Gross Potential Rent	$4,166,414	$3,988,816	$7,122,192	$33.00
Total Recoveries	812,285	786,253	1,037,137	4.81
Less: Vacancy(4)	0	0	(611,950)	(2.84)
Effective Gross Income	$4,978,699	$4,775,069	$7,547,379	$34.97
Total Operating Expenses	843,191	812,649	1,037,138	4.81
Net Operating Income	$4,135,508	$3,962,420	$6,510,241	$30.16
TI/LC	0	0	289,355	1.34
Capital Expenditures	0	0	53,956	0.25
Net Cash Flow	$4,135,508	$3,962,420	$6,166,930	$28.57
(1)	The increase in Underwritten NOI and NCF from 2011 NOI is due to the annual base rent increase for Synopsys, Inc. from $23.35 PSF to $33.00 PSF beginning November 1, 2012.
(2)	Base Rent decrease from 2010 to 2011 is due to tenant improvement credits that were given to the tenant in the form of free rent.
(3)	The Step Rent increase takes effect in November 2012.
(4)	U/W Vacancy represents 7.5% of gross income, compared to the Q3 2012 submarket vacancy of 6.4%.

Property Management.    The Synopsys Tech Center Property is managed by Paul Holdings, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Synopsys Tech Center Loan is structured with a hard lockbox and in place cash management. The borrower sent a tenant direction letter to the Synopsys tenant instructing it to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed in accordance with the Synopsys Tech Center Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) the DSCR for the trailing 12-month period becoming less than 1.10x on the last day of the calendar quarter, and ending if the DSCR is 1.15x or greater for two consecutive calendar quarters, and (iii) for so long as a Lease Sweep Period (as defined herein) exists.

A “Lease Sweep Period” will commence upon the earliest to occur of (i) 36 months prior to the expiration of the Synopsys lease, (ii) the early termination or cancelation of the Synopsys lease, (iii) Synopsys ceases operation of its business, unless (a) up to 25% of the premises demised under the Synopsys lease is subleased, or (b) more than 25%, but less than 50%, of the premises demised under the Synopsys lease is subleased by a credit-worthy tenant paying at least 90% of base rent under the Synopsys lease, or (iv) a bankruptcy or insolvency by Synopsys.

Initial Reserves.    At closing, the borrower deposited (i) $266,305 into a tax reserve account, (ii) $1,201,196 into the TI/LC reserve account and (iii) $1,187,032 into a free rent reserve to cover two months of free rent for Synopsys in November and December 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $44,384 into a tax reserve account, (ii) $5,396 into a capital expenditure account and (iii) $26,978  into a TI/LC reserve account, which amount will increase by $125,000 monthly, subject to a cap of $6,474,720 ($30.00 PSF) upon the date that is 36 months prior to the expiration of the Synopsys lease.  In addition, if the Synopsys lease expires, the rollover funds may be used for payment of debt service and required reserve payment shortfall so long as the aggregate amount needed to pay debt service does not exceed the lesser of 46.67% of the rollover funds or $14.00 PSF of net rentable area. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place. During a Lease Sweep Period, all excess cash will be deposited into the lease sweep reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.     At any time, future mezzanine debt secured by equity interests in the borrower is permitted in an amount, provided, among other things, (i) the combined LTV is not above 65%, (ii) the combined DSCR is no less than 1.25x and (iii) the combined debt yield is no less than 9.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

445 and 455 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary Synopsys Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 56.6% 1.59x 10.9%

MAP © 2012 CARTIFACT · DATA © BROADMAP
CARTIFACT
Synopsys Tech Center
445 and 455 North Mary Avenue
Sunnyvale, CA 94085
San Francisco Bay
Coyote Creek
East Palo Alto
Palo Alto Golf Course
MIDTOWN
Palo Alto
Shoreline Golf Links
The Golf Club at Moffett Field
MOFFETT FEDERAL AIRFIELD
MOFFETT PARK
Sunnyvale Baylands
SOUTHBAY FWY
RENAISSANCE
VTA LIGHT RAIL
Ulistac Natural Area
Google HQ
Sunnyvale Muni GC
BAYSHORE FWY
ALMA ST
EL CAMINO REAL
MONTA LOMA
San Antonio Center
CENTRAL EXPY
Alta Mesa Cemetery
Mountain View
N SAN ANTONIO RD
S EL MONTE AVE
SUNNYVALE
Great America
Mission College
SCOTT BLVD
CUERNAVACA
Sunnyvale Town Center
CALTRAIN
Los Altos Hills
El Camino Hospital
Las Palmas Park
PONDEROSA PARK
Santa Clara
Foothill College
FOOTHILL EXPY
Los Altos
Los Altos Golf & Country Club
S MARY AVE
HOLLENBECK AVE
SUNNYVALE SARATOGA RD
LAWRENCE EXPY
Central Park
SAN TOMAS EXPY
Santa Clara Catholic Cemetery
Rancho San Antonio Open Space
Apple HQ
JUNIPERO SERRA FWY
Cupertino
Vallco Mall
STEVENS CREEK BLVD
Westfield Valley Fair
De Anza College
DE ANZA BLVD
BOLLINGER RD
LYNHAVEN
SARATOGA AVE
W HAMILTON AVE
Westgate Mall
Campbell
W CAMPBELL AVE
QUITO RD
Saratoga
101
82
237
85
280
Novato
Vallejo
San Pablo Bay
San Rafael
Richmond
Concord
Pittsburg
Antioch
Walnut Creek
Berkeley
Oakland
San Francisco
Alameda
Castro Valley
PACIFIC OCEAN
South San Francisco
San Francisco Bay
Hayward
Pleasanton
Union City
Pacifica
San Mateo
Fremont
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Santa Clara
Sunnyvale
San Jose
Cupertino
680
580
80
24
4
880
92
84
1

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Two cross-collateralized and cross-
Loan Purpose:	Acquisition			defaulted single assets
Sponsor:	DivcoWest Fund III REIT, LP		Property Type:	Suburban Office
Borrower:	DWF III Concord Tech, LLC		Collateral:	Fee Simple
Original Balance(1):	$58,800,000		Location:	Concord, CA
Cut-off Date Balance(1):	$58,800,000		Year Built / Renovated:	1984, 1986 / NAP
% by Initial UPB:	5.3%		Total Sq. Ft.:	599,556
Interest Rate:	4.5000%		Property Management:	Divco West Real Estate Services, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$6,794,339
First Payment Date:	November 6, 2012		Underwritten NCF:	$6,044,916
Maturity Date:	October 6, 2022		Appraised Value:	$97,000,000
Amortization:	Interest-only for first 36 months; 300		Appraisal Date:	September 5, 2012
	months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted		Historical NOI(6)
Call Protection(3):	L(25), D(91), O(4)		TTM NOI:	NAV
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	NAV
			2010 NOI:	NAV
Reserves(4)			2009 NOI:	NAV
	Initial	Monthly
Taxes:	$296,217	$42,317	Historical Occupancy
Insurance:	$0	Springing	Current Occupancy:	100.0% (November 6, 2012)
Replacement:	$0	$12,500	2011 Occupancy:	100.0% (December 31, 2011)
TI/LC:	$0	Springing	2010 Occupancy:	100.0% (December 31, 2010)
BofA Pre-Approved			2009 Occupancy:	100.0% (December 31, 2009)
Construction Reserve:	$2,500,000	$0
(1)   Aggregate balance of two cross-collateralized and cross-defaulted loans.
(2)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   See “Partial Release” herein.
(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.53x and 2.25x, respectively.
(6)   The Concord Plaza Buildings D and B Properties were previously owned by Bank of America. The prior owner acquired the properties as part of a sale-leaseback transaction. As such, no historical operating information is available.

Lease Sweep Reserve:	$0	Springing
BofA Lease Modification Account:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$98
Balloon Balance / Sq. Ft.:	$81
Cut-off Date LTV:	60.6%
Balloon LTV:	50.1%
Underwritten NOI DSCR(5):	1.73x
Underwritten NCF DSCR(5):	1.54x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

Loan Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Loan Amount	Appraised Value	Occupancy(1)
Concord Plaza Building D	2000 Clayton Road, Concord, CA	395,914	1984 / NAP	$38,850,000	$64,050,000	100.0%
Concord Plaza Building B	2001 Clayton Road, Concord, CA	203,642	1986 / NAP	$19,950,000	$32,950,000	100.0%
Total / Wtd. Average:		599,556		$58,800,000	$97,000,000	100.0%
(1)	Occupancy as of November 6, 2012.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)
Bank of America, National Association	A/Baa2/A-	599,556	100.0%	$12.95	100.0%	7/31/2018
Total Occupied Collateral		559,556	100.0%	$12.95	100.0%
Vacant		0	0.0%
Total		559,556	100.0%

(1)	Ratings are based on those of the parent, Bank of America Corporation, though it does not guarantee the lease.
(2)	Bank of America has two, five-year renewal options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	1	599,556	100.0%	559,556	100.0%	$12.95	100.0%	100.0%
2019	0	0	0.0%	559,556	100.0%	$0.00	0.0%	100.0%
2020	0	0	0.0%	559,556	100.0%	$0.00	0.0%	100.0%
2021	0	0	0.0%	559,556	100.0%	$0.00	0.0%	100.0%
2022	0	0	0.0%	559,556	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	559,556	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	559,556	100.0%	NAP	NAP
Total / Wtd. Avg.	1	599,556	100.0%			$12.95	100.0%

The Loans.    The Concord Plaza Building D and Concord Plaza Building B loans (the “Concord Plaza Buildings D and B Loans” or the “Concord Plaza Loan”) consist of two cross-collateralized and cross-defaulted fixed rate loans with original principal balances of $38.85 million and $19.95 million, respectively, that are secured by the borrower’s fee simple interest in the 395,914 sq. ft. and 203,642 sq. ft. Class A suburban office properties located at 2000 and 2001 Clayton Road in Concord, California (each a “Property” and, together, the “Concord Plaza Buildings D and B Properties” or the “Concord Plaza Properties”). The Concord Plaza Buildings D and B Loans each have a 10-year term and amortize on a 25-year schedule after an initial 36-month interest only period. The Concord Plaza Buildings D and B Loans each accrue interest at a fixed rate equal to 4.5000% and have an aggregate cut-off date balance of $58.8 million. Loan proceeds along with approximately $39.4 million of equity from the borrower were used to acquire the property for $94.0 million. Based on the aggregate appraised value of $97.0 million as of September 5, 2012, the cut-off date LTV is 60.6%. The most recent prior financing of the Concord Plaza Properties was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$58,800,000	59.9%	Purchase Price	$94,000,000	95.8%
Sponsor Equity	$39,364,570	40.1%	Reserves	$2,796,217	2.8%
			Closing Costs	$1,368,352	1.4%
Total Sources	$98,164,570	100.0%	Total Uses	$98,164,570	100.0%

The Borrower / Sponsor.    The borrower, DWF III Concord Tech, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is DivcoWest Fund III REIT, LP (the “Sponsor”), a private investment fund operated by DivcoWest. In addition to the typical non-recourse carve-outs, the Sponsor has provided a guaranty of payment with respect to the borrowers obligation (under an REA relating to the common areas at the office campus which includes the Concord Plaza Properties) to fund its share of a working capital reserve at such time as the owners under the REA determine or in connection with the sale of the refinancing of a property in the office campus. The sponsor is not a guarantor under the environmental indemnity agreement; the borrower provided an environmental insurance policy in lieu of the indemnity. See “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the free writing prospectus.

DivcoWest is a privately owned, vertically integrated real estate firm that offers a comprehensive range of services including asset, property and construction management, leasing and accounting. DivcoWest was founded in 1993 and has offices in San Francisco and Boston. Since inception, DivcoWest has acquired more than 22 million square feet of commercial space throughout the United States, with a current focus on technology-oriented office properties located in Silicon Valley, Massachusetts and Austin, Texas.

The Properties.  The Concord Plaza Building D and Concord Plaza Building B Properties were constructed in 1984 and 1986, respectively. The Concord Plaza Building D Property is a six-story office building totaling 395,914 sq. ft. of rentable area and the Concord Plaza Building B Property is a nine-story office building totaling 203,642 sq. ft. of rentable area. The Concord Plaza Buildings D and B Properties are part of a larger office campus containing 1,076,146 rentable sq. ft. which includes four total buildings and a six-story parking garage. The campus has a total of 2,748 parking spaces, of which 1,413 are allocated to the properties, yielding a parking ratio of 2.36 per 1,000 sq. ft. The Concord Plaza Buildings D and B Properties are 100.0% occupied by Bank of America, National Association (“Bank of America”). The lease to Bank of America commenced on July 18, 2011 and expires July 31, 2018, with two five-year renewal options thereafter. The Bank of America lease is not guaranteed by its parent company, Bank of America Corporation (rated A/Baa2/A- by Fitch/Moody’s/S&P). Since the original sale-leaseback of the property in 2011, over $12.1 million ($20 PSF) in capital expenditures has been invested in the Concord Plaza Buildings D and B Properties and over $7.2 million ($12 PSF) has been spent on improvements to the campus as a whole.

Environmental Matters. The Phase I environmental report dated June 5, 2012 recommended no further action at the Concord Plaza Buildings D and B Properties.

Major Tenant.    The Concord Plaza Buildings D and B Properties are 100.0% leased to Bank of America, National Association (“Bank of America”) under a single lease (the “Bank of America Lease”). Bank of America, rated A/Baa2/A- by Fitch/Moody’s/S&P, is one of the world’s largest financial institutions, serving individual customers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management projects and services. The parent of the tenant, Bank of America Corporation, is a publicly traded company on the New York Stock Exchange and is a component of the Dow Jones Industrial Average under the ticker symbol BAC. The Concord Plaza Buildings D and B Properties house Bank of America employees from twelve distinct business units. In addition, the third floor of the Concord Plaza Building D Property serves as a Tier IV data center, one of Bank of America’s twelve mission critical data centers in the United States.

The Market.    The Concord Plaza Buildings D and B Properties are located in the Concord submarket within the greater East Bay area. Concord is located approximately 29 miles northeast of San Francisco, 22 miles northeast of Oakland, 65 miles southwest of Sacramento and 51 miles north of San Jose. The Concord Plaza Buildings D and B Properties are situated approximately one mile northeast of the junction of Interstate 680 and California Highway 242, and one block north of the Concord Bay Area Rapid Transit District Station. As of the first quarter 2012, the Concord submarket contained total office inventory of approximately 4.7 million sq. ft., with an overall vacancy rate of 18.8% and average asking rent of $23.52 PSF. In the first quarter 2012, the Concord submarket saw the highest absorption of Class A office space and the most significant vacancy decline in a single quarter since 2006.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

Below are rent comparables selected by the appraiser based on quality and similar location adjacent to BART:

Competitive Set(1)
Tenant Name	Location	Year Built	Lease Area	Rent PSF(2)	Lease Term
Concord Plaza Properties	Concord, CA	1984, 1986	599,556	$26.40	7 yrs
Swinerton Corporation	2300 Clayton Road, Concord, CA	1986	24,960	$27.60	8 yrs
Sutter Health	2300 Clayton Road, Concord, CA	1986	9,756	$27.00	2.5 yrs
Pipeline Systems	1320 Willow Pass Road, Concord, CA	1985	20,100	$23.16	3.5 yrs
Beverages and More, Inc.	1401 Willow Pass Road, Concord, CA	2003	33,000	$21.60	10 yrs
Entrix, Inc.	2300 Clayton Road, Concord, CA	1986	4,843	$24.00	2.5 yrs
(1)	Source: Appraisal
(2)	Rent PSF represents the appraiser’s estimate of gross rent for the Concord Plaza Building D and B Property and comparable tenants.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$8,223,544	$13.72
Value of Vacant Space	0	0.00
Gross Potential Rent	$8,223,544	$13.72
Total Recoveries	8,035,000	13.40
Total Other Income	71,006	0.12
Less: Vacancy(3)	(1,497,420)	(2.50)
Effective Gross Income	$14,832,130	$24.74
Total Operating Expenses	8,037,791	13.41
Net Operating Income	$6,794,339	$11.33
TI/LC	599,534	1.00
Capital Expenditures	149,889	0.25
Net Cash Flow	$6,044,916	$10.08

(1)
The Concord Plaza Buildings D and B Properties were previously owned by Bank of America. The prior owner acquired the properties as part of a sale-leaseback transaction. As such, no historical operating information is available.

(2)	U/W Base Rent includes $226,366 in step rent.
(3)	Underwritten vacancy of 9.2% of gross income, which accounts for the 100.0% credit tenancy and the tenure of the tenant at the properties.

Property Management.    The Concord Plaza Buildings D and B Properties are managed by Divco West Real Estate Services, Inc., a borrower affiliate. The shared facilities at the office campus are managed by Swift Realty Partners pursuant to a separate project management agreement entered into by the borrower.

Lockbox / Cash Management.    The Concord Plaza Buildings D and B Loans are structured with a hard lockbox and in place cash management. The single tenant has been instructed to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the Concord Plaza Loan documents.

Additionally, all excess cash will be swept into a lender controlled account (i) upon an event of default, (ii) if the DSCR is less than 1.20x on the last day of the calendar quarter, (iii) upon the commencement of a Lease Sweep Period or (iv) upon the commencement of a Mezzanine Trigger Period. A “Lease Sweep Period” will commence upon the earliest to occur of (i) the date that is 24 months prior to the expiration of a Lease Sweep Lease, (ii) the early termination or early cancellation of a Lease Sweep Lease, (iii) if a Lease Sweep Tenant or its parent entity is downgraded below BBB+ by S&P or its equivalent by any rating agency, and if such tenant either (x) has ceased to operate its business at the Property or (y) delivers a notice to the borrower to the effect that it intends to cease operating its business at the Property, (iv) upon the occurrence of a monetary default under a Lease Sweep Lease beyond any applicable notice and cure period or a non-monetary default under a Lease Sweep Lease that continues 30 days beyond any applicable notice and cure period, (v) upon the occurrence of a Lease Sweep Tenant insolvency proceeding, or (vi) for so long as Bank of America is a Lease Sweep Tenant, a decline in the credit rating of Bank of America or its parent entity to below investment grade.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

A “Lease Sweep Lease” means the Bank of America Lease and, also, any lease (at both properties, prior to “uncrossing”, or at either Property after an “uncrossing” of the loans) which, either individually, or when taken together with any other lease with the same tenant or its affiliates, (i) covers (y) prior to the “uncrossing” of the loans, more than 30% of the aggregate rentable square of the two Properties or (z) after the “uncrossing” of the loans, 30% of the aggregate rentable square of the property in question, (ii) contains a purchase option, (iii) is with an affiliate of borrower as tenant, or (iv) is entered into during the continuance of an event of default. A “Lease Sweep Tenant” shall mean a tenant under a Lease Sweep Lease.

Initial Reserves.    At closing, the borrower deposited (i) $296,217 into a tax reserve account and (ii) $2,500,000 into the BofA Pre-Approved Construction Reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $42,317, into a tax reserve account, (ii) $12,500 into a capital expenditure account, subject to a cap of $450,000 and (iii) beginning on the payment date in October 2015, $41,667 into a TI/LC reserve account, subject to a cap of $2,000,000, provided the weighted average lease term of all major leases is extended beyond October 1, 2025. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place. During a Lease Sweep Period, all excess cash will be deposited into the lease sweep reserve. If the borrower grants to Bank of America a free rent period in connection with a permitted lease modification (as described below), an amount equal to the aggregate free rent being granted will be deposited into the BofA Lease Modification Account.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Concord Plaza Buildings D & B Loan documents each permit future mezzanine indebtedness, in connection with a permitted transfer of the loans (or, if the loans have been “uncrossed”, the stand-alone Concord Plaza Loan in question), provided, among other things, (i) if the Bank of America Lease remains in effect with respect to the property or properties, the future permitted debt in an amount that when added to the principal balance of the Concord Plaza Loans (or loan) will result in:  (a) a loan to value ratio of no more than 62.6%; (b) a DSCR of not less than 1.35x; and (c) a combined underwritten net cash flow debt yield of no less than 10.0%, and (ii) if the Bank of America Lease is no longer in effect with respect to the property or properties, the future permitted debt in an amount that, when added to the principal balance of the Concord Plaza Loans (or loan) will result in:  (a) a loan to value ratio of no more than 60.0%; (b) a DSCR of not less than 1.45x; and (c) a combined underwritten net cash flow debt yield of no less than 12.0%.

Uncrossing the Loans and Partial Release.    The Concord Plaza Buildings D & B Loan documents each permit the release from the cross-collateralization and cross-default in connection with the delivery of a separate Bank of America lease for each building, provided that such leases are in a form in accordance with the Concord Plaza Loan documents and acceptable to lender, provided, among other things, (i) transfer of building B to a new special purpose entity, (ii) after giving effect to such release, each stand-alone Concord Plaza Loan has (a) a loan to value ratio of no more than the lesser of (1) the aggregate loan to value ratio for the buildings immediately prior to the uncrossing and (2) 62.6%, (b) a DSCR of not less than the greater of (1) the aggregate DSCR for the buildings immediately preceding the release of the cross and (2) 1.35x and (c) a combined debt yield no less than the greater of (1) the aggregate combined debt yield for the buildings immediately preceding the release of the cross and (2) 10%.

In addition, the borrower has the option of releasing the Concord Plaza Loans from the cross-collateralization and cross-default in conjunction with the expiry of the Bank of America Lease or thereafter if borrower enters into leases with replacement tenants that are in accordance with the provisions of the Concord Plaza Loan documents and acceptable to lender, provided, among other things, (i) that such leases have an aggregate “weighted average lease term”, taking into account all of the terms of all of such leases no earlier than October 1, 2025, and (ii) after giving effect to such release, each stand-alone Concord Plaza Loan shall have (a) a loan to value ratio of no more than the lesser of (1) the aggregate loan to value ratio for the buildings immediately preceding the release and (2) 60.0%, (b) a DSCR of not less than the greater of (1) the aggregate DSCR for the buildings immediately preceding the release and (2) 1.45x and (c) a combined underwritten net cash flow debt yield no less than the greater of (1) the aggregate combined underwritten net cash flow debt yield for the buildings immediately preceding the release and (2) 12.0%.

Prior to the release of the cross-collateralization and cross-default provision, partial defeasance is not permitted. Subsequent to the uncrossing of the Concord Plaza Loans, the full defeasance of a stand-alone Concord Plaza Loan is permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

Bank of America Lease.    The borrower has the right to modify the Bank of America Lease (whether prior to or after bifurcating the Bank of America Lease) in order to extend or increase the term of the lease or to increase the net effective rent and may, as consideration for such modification, provide Bank of America with up to 12 months free rent; provided, among other things, (i) no other material terms of the lease are modified, (ii) Bank of America remains investment grade, (iii) the borrower or Sponsor deposits with lender an amount (or delivers an acceptable letter of credit in an amount) equal to the aggregate free rent amount, and (iv) taking into account the modified lease for the remainder of the lease term (and without taking into account any free rent period), after giving effect to such modification, the Concord Plaza Loan has (a) a DSCR of not less than 1.35x and (b) an underwritten net cash flow debt yield of no less than 10.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 and 2001 Clayton Road Concord, CA 94520	Collateral Asset Summary Concord Plaza Buildings D and B	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 60.6% 1.54x 11.6%

Concord Plaza - Buildings D & B
2000 and 2001 Clayton Road
Concord, CA 94520
CONCORD
Suison Bay
PT Edith State Wildlife Area
CAPITOL CORRIDOR TRANSIT
Bay Point
Clyde
Mallard Reservoir
Pittsburg
Diablo Creek Golf Course
Vine Hill
Martinez Reservoir
Martinez
SOLANO WAY
Memorial Gardens Cemetery
WILLOW PASS RD
JOHN MUIR PKWY
BUCHANAN FIELD
Pine Meadows Golf Course
Pacheco
Hidden Lakes Park
Buchanan Fields Golf Course
Concord Civic Center
CONCORD BLVD
CLAYTON RD
BAILEY RD
Waterworld
Contra Costa Country Club
The Willows Shopping Center
Concord Park & Shop
COWELL RD
Paso Nogal Park
Golden Hills Park
TAYLOR BLVD
TREAT BLVD
Newhall Community Park
RELIEZ VALLEY RD
Pleasant Hill
CONTRA COSTA BLVD
MONUMENT BLVD
MEADOW LN
YGNACIO VALLEY RD
Oakmont Memorial Park
GREGORY LN
BOYD RD
Queen of Heaven Cemetery
BAY AREA RAPID TRANSIT
Oak Grove Plaza
OAK PARK BLVD
TAYLOR BLVD
TREAT BLVD
Countrywood Center
GEARY RD
BANCROFT RD
Heather Farms Park
Ygnacio Plaza Shopping Center
Diablo Hills Golf Course
YGNACIO VALLEY RD
Walnut Creek
Lafayette
Acalanes Open Space
N MAIN ST
Shell Ridge Open Space
Broadway Plaza
680
4
242
24
CARTIFACT
MAP © 2012 CARTIFACT · DATA © BROADMAP
Novato
Vallejo
San Pablo Bay
Martinez
Antioch
San Rafael
Pittsburg
Richmond
Concord
Walnut Creek
Berkeley
Oakland
San Francisco
Alameda
Castro Valley
PACIFIC OCEAN
South San Francisco
San Francisco Bay
Hayward
Pleasanton
Union City
Pacifica
San Mateo
Fremont
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Santa Clara
Sunnyvale
San Jose
Cupertino

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

COURTYARD
Marriott

Courtyard – Woodlands

Residence Inn
Marriott

Residence Inn – Woodlands

Marriott
FAIRFIELD

Fairfield Inn & Suites – Roseville

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank		Single Asset / Portfolio:	Portfolio of Ten Properties
Loan Purpose:	Refinance		Property Type:	Limited Service / Extended Stay
Sponsor:	TMI Hospitality, Inc.			Hospitality
Borrower(1):	Various		Collateral:	Fee Simple
Original Balance:	$46,000,000		Location:	Various, Various
Cut-off Date Balance:	$45,928,373		Year Built / Renovated:	1993-1998 / Various
% by Initial UPB:	4.1%		Rooms(4):	717
Interest Rate:	4.9400%		Property Management:	TMI Property Management, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$6,627,763
First Payment Date:	November 6, 2012		Underwritten NCF:	$5,843,823
Maturity Date:	October 6, 2022		“As-is” Appraised Value:	$82,200,000
Amortization:	300 months		“As-is” Appraisal Date:	July 2012
Additional Debt:	None		“As Stabilized” Appraised Value(5):	$95,100,000
Call Protection:	YM1(116), O(4)		“As Stabilized” Appraisal Date:	August 2013 – August 2016
Lockbox / Cash Management:	Hard / In Place
			Historical NOI
Reserves(2)			TTM NOI:	$6,540,598 (May 31, 2012)
	Initial	Monthly	2011 NOI:	$6,389,027 (December 31, 2011)
Taxes:	$670,382	$109,697	2010 NOI:	$6,341,103 (December 31, 2010)
Insurance:	$0	Springing	2009 NOI:	$6,085,741 (December 31, 2019)
FF&E(3):	$0	1/12 of 4% of the annual
		gross revenues	Historical Occupancy(2)
Required Repairs:	$115,129	NAP	Current Occupancy:	73.1% (May 31, 2012)
PIP:	$4,989,410	$0	2011 Occupancy:	73.9% (December 31, 2011)
			2010 Occupancy:	74.1% (December 31, 2010)
Financial Information			2009 Occupancy:	69.4% (December 31, 2009)
Cut-off Date Balance / Room:	$64,056
(1)   For a full description of the borrowers, please see “The Borrower / Sponsor” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Monthly FF&E is the greater of (i) 1/12 of 4.0% of the greater of (a) the annual gross revenues for such individual property and (b) projected annual gross revenues for such individual property and (ii) the amount required for FF&E under any franchise agreement.
(4)   As of the First Payment Date, the TMI Hospitality Portfolio Loan is comprised of 723 rooms, however six rooms have been excluded as two properties, Fairfield Inn & Suites – Naperville and Fairfield Inn – Sioux Falls, will each experience a loss of three rooms during their upgrade to a Fairfield Inn & Suites, with anticipated completions of 2012 and 2013, respectively.
(5)   The “As Stabilized” mortgage loan Cut-off Date LTV is 48.3% based on completion of the remaining property improvement plans (“PIP”) and achieving various occupancy and average daily rate thresholds.

Balloon Balance / Room:	$47,858
Cut-off Date LTV(5):	55.9%
Balloon LTV:	41.7%
Underwritten NOI DSCR:	2.07x
Underwritten NCF DSCR:	1.82x
Underwritten NOI Debt Yield:	14.4%
Underwritten NCF Debt Yield:	12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

Portfolio Summary
Property Name	Location	# of Rooms(1)	Year Built / Renovated(2)	Allocated Loan Amount	Appraised Value	Occupancy
Courtyard – Woodlands	The Woodlands, TX	90	1997 / 2011	$9,850,000	$16,800,000	72.4%
Residence Inn – Woodlands	The Woodlands, TX	90	1997 / 2011-2012	$8,780,000	$15,700,000	72.0%
Fairfield Inn – Roseville	Roseville, MN	79	1998 / 2009	$5,310,000	$8,500,000	69.6%
Residence Inn – Cedar Rapids	Cedar Rapids, IA	66	1997 / 2012	$4,600,000	$9,000,000	79.6%
Residence Inn – Lansing	Lansing, MI	78	1996 / 2012	$4,140,000	$7,400,000	73.7%
Residence Inn – Sioux Falls	Sioux Falls, SD	66	1994 / 2012	$3,250,000	$6,700,000	79.3%
Fairfield Inn & Suites – Naperville	Naperville, IL	61	1997 / 2012	$2,960,000	$5,100,000	70.6%
Fairfield Inn – Sioux Falls	Sioux Falls, SD	60	1993 / NAP	$2,700,000	$4,500,000	76.2%
TownePlace Suites – Naperville	Naperville, IL	63	1997 / 2005	$2,500,000	$4,900,000	74.3%
Fairfield Inn – Lansing	Lansing, MI	64	1996 / 2011	$1,910,000	$3,600,000	64.7%
Total / Wtd. Average:		717		$46,000,000	$82,200,000	73.1%
(1)
The TMI Hospitality Portfolio Loan is comprised of 723 rooms, however six rooms have been excluded as two properties, Fairfield Inn & Suites – Naperville and Fairfield Inn – Sioux Falls, will each experience a loss of three rooms during their upgrade to a Fairfield Inn & Suites, with anticipated completions of 2012 and 2013, respectively.

(2)
The Residence Inn – Cedar Rapids, Residence Inn – Lansing, Residence Inn – Sioux Falls and Fairfield Inn & Suites – Naperville properties are currently undergoing PIPs, which are anticipated to be completed in 2012.  See Property Improvement Plan table for additional details.

Historical Occupancy, ADR, RevPAR(1)
	December 2010			December 2011			T-12 May 2012
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Courtyard – Woodlands	68.0%	$122.12	$82.99	66.9%	$130.37	$87.27	72.4%	$139.61	$101.07
Residence Inn – Woodlands	77.1%	$116.10	$89.56	77.5%	$120.54	$93.41	72.0%	$121.26	$87.27
Fairfield Inn – Roseville	72.3%	$87.45	$63.25	71.3%	$98.89	$70.53	69.6%	$101.64	$70.69
Residence Inn – Cedar Rapids	88.8%	$90.90	$80.71	82.0%	$94.63	$77.59	79.6%	$96.60	$76.89
Residence Inn – Lansing	73.5%	$86.03	$63.24	75.8%	$85.47	$64.80	73.7%	$84.26	$62.12
Residence Inn – Sioux Falls	82.0%	$81.99	$67.24	82.1%	$82.70	$67.90	79.3%	$86.26	$68.39
Fairfield Inn & Suites – Naperville	65.0%	$82.77	$53.76	70.3%	$83.82	$58.96	70.6%	$88.53	$62.48
Fairfield Inn – Sioux Falls	82.0%	$65.99	$54.13	78.9%	$70.67	$55.76	76.2%	$73.33	$55.89
TownePlace Suites – Naperville	71.0%	$84.01	$59.66	72.7%	$89.32	$64.95	74.3%	$89.45	$66.48
Fairfield Inn – Lansing	62.8%	$72.20	$45.30	62.1%	$73.20	$45.49	64.7%	$75.10	$48.60
Total / Wtd. Avg.	74.1%	$90.93	$67.40	73.9%	$91.83	$70.23	73.1%	$97.96	$71.63
(1)	Source: Borrower operating statements.

The Loan.    The TMI Hospitality Portfolio loan (the “TMI Hospitality Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in 10 limited service and extended stay hotels located in Texas, Minnesota, Iowa, Michigan, South Dakota and Illinois (the “TMI Hospitality Portfolio Properties”) with an original principal balance of $46.0 million. The TMI Hospitality Portfolio Loan has a 10-year term and amortizes on a 25-year schedule. The TMI Hospitality Portfolio Loan accrues interest at a fixed rate equal to 4.940% and has a cut-off date balance of approximately $45.9 million. Loan proceeds were used to retire existing debt and associated defeasance costs of approximately $31.7 million, giving the borrower a cash out of approximately $7.2 million. Based on the “As-is” appraised value of $82.2 million as of July 2012, the cut-off date LTV is 55.9% and the remaining implied equity is $36.3 million. Based on the “As Stabilized” appraised value of $95.1 million which the appraiser concludes to occur between August 2013 and August 2016, the “As Stabilized” LTV is 48.3%. The most recent financing of the TMI Hospitality Portfolio Properties was included in the WBCMT 2005-C17 and ML 2005-MCP1 transactions.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$46,000,000	100.0%	Loan Payoff	$31,729,296	69.0%
			Reserves	$5,774,921	12.6%
			Closing Costs	$1,267,692	2.8%
			Return of Equity	$7,228,091	15.7%
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

The Borrower / Sponsor.    The borrowers, T.P. & F.S. Heritage Inn of Naperville, Inc., a North Dakota corporation, R.I. Heritage Inn of Cedar Rapids, Inc., a North Dakota corporation, R.I. Heritage Inn of Lansing, Inc., a North Dakota corporation, F.I. Management of Lansing, Inc., a North Dakota corporation, Midwest Heritage Inn of Roseville, Inc., a North Dakota corporation, F.I. Management of Sioux Falls, Inc., a North Dakota corporation, C.Y. Heritage Inn of Sioux Falls, Inc., a North Dakota corporation and Heritage Inn of Woodlands Limited Partnership, a North Dakota limited partnership, are structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrowers and the nonrecourse carve-out guarantor is TMI Hospitality, Inc., a North Dakota corporation.

TMI Hospitality, Inc. (“TMI”) develops, owns and operates limited, select and extended stay hotels within the United States.  As of December 31, 2011, TMI owned and operated 190 hotels that averaged 68 rooms per location, with individual locations varying from 40 to 132 rooms.  TMI partners with hospitality franchisors such as Marriott, Hilton, Choice, Carlson and Intercontinental Hotel Group.

The Properties.     The TMI Hospitality Portfolio Properties consist of 10 limited service and extended stay hotels in Texas, Minnesota, Iowa, Michigan, South Dakota and Illinois.  The flags, all of which are under a franchise agreement with Marriott International, Inc., include Courtyard, Residence Inn, Fairfield Inn, Fairfield Inn & Suites and TownePlace Suites.  The sponsor developed all the TMI Hospitality Portfolio Properties.

The loan documents require that borrower complete the remaining work under the property improvement plans (“PIP”) detailed in the table below.  Since 2009, the sponsor has completed $10.56 million in improvements across seven hotels, with approximately $1.61 million in budgeted remaining costs.  The remaining hotels are scheduled to begin renovations between 2013 and 2016, with a total budgeted cost of $3.85 million.  At closing, borrower escrowed 120% of the costs remaining on all scheduled PIPs through 2014.

Property Improvement Plan(1)
Property	# of Rooms(2)	Completed Renovation Year	Current/Planned Renovation Year	Budgeted Costs	Costs Remaining	Allocated PIP Reserve Funds
Courtyard – Woodlands	90	2011	NAP	$998,850	$0	$0
Residence Inn – Woodlands	90	NAP	2011	$2,500,000	$73,759	$88,511
Fairfield Inn – Roseville	79	2009	NAP	$1,214,745	$0	$0
Residence Inn – Cedar Rapids	66	NAP	2012	$1,900,000	$191,927	$230,312
Residence Inn – Lansing	78	NAP	2012	$2,054,474	$100,000	$120,000
Residence Inn – Sioux Falls	66	NAP	2012	$1,900,000	$554,195	$665,034
Fairfield Inn & Suites – Naperville	61	NAP	2012	$1,600,000	$687,961	$825,553
Fairfield Inn – Sioux Falls	60	NAP	2013	$1,300,000	$1,300,000	$1,560,000
TownePlace Suites – Naperville	63	2005	2014	$1,250,000	$1,250,000	$1,500,000
Fairfield Inn – Lansing	64	2011	2016	$1,300,000	$1,300,000	$0
Total / Wtd. Avg.	717			$16,018,069	$5,457,842	$4,989,410
(1)	Source: Borrower provided capital expenditures.
(2)
The TMI Hospitality Portfolio Loan is comprised of 723 rooms, however six rooms have been excluded as two properties, Fairfield Inn & Suites – Naperville and Fairfield Inn – Sioux Falls, will each experience a loss of three rooms during their upgrade to a Fairfield Inn & Suites, with anticipated completions of 2012 and 2013, respectively.

Courtyard – Woodlands (21.4% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 90-room limited service hotel located in The Woodlands, Texas, a 28,000-acre master-planned community.  The property is located immediately east of Interstate 41 approximately 27 miles north of Houston, Texas. Built in 1997, the property was renovated in 2011 at a reported cost of $998,850 million ($11,098/room).  In-room amenities include wireless high-speed internet, 32” flat-panel television, work desk with ergonomic chair, and MP3 docking station with alarm clock.  Other amenities include a Bistro operating for breakfast, lunch and dinner, lounge,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

business center, and indoor swimming pool and whirlpool, exercise room, outdoor patio and 650 sq. ft. of meeting space.  Demand segmentation for the property is estimated at 60% commercial, 20% group and 20% leisure.

Residence Inn – Woodlands (19.1% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 90-room extended stay hotel located in The Woodlands, Texas.  The property is located adjacent to the Courtyard – Woodlands property immediately east of Interstate 41 approximately 27 miles north of Houston, Texas.  Built in 1997, the property was renovated in 2011-2012 at a reported cost of $2.5 million ($27,778/room).  In-room amenities include high-speed internet access, 32” flat-panel television, work desk and chair.  The 90 suites offer a kitchen with microwave, full-sized refrigerator, coffee maker, stove and dishwasher.  Two bedroom suites also offer ovens.  Other amenities include complimentary breakfast, evening reception service, full-service business center, sports court, exercise room and swimming pool and whirlpool.  Demand segmentation is estimated at 55% extended stay, 20% commercial, 15% meeting/group and 10% leisure.

Fairfield Inn – Roseville (11.5% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 79-room limited service hotel located in Roseville, Minnesota.  More specifically, the property is located within Centre Pointe Business Park, a 90-acre master planned commercial development which is reportedly 87% occupied.  The property is located less than 0.5 miles east of Interstate 35W approximately 8 miles northeast of Minneapolis, Minnesota.  Built in 1998, the property was renovated in 2009 at a reported cost of approximately $1.2 million ($15,377/room).  In-room amenities include wireless high-speed internet, 32” flat-panel television, work desk and chair.  Suites feature a larger living area with sofa bed, microwave and a small refrigerator.  Other amenities include complimentary breakfast, full service business center, swimming pool and whirlpool and fitness center.  Demand segmentation is estimated at 70% commercial, 20% leisure and 10% meeting/group.

Residence Inn – Cedar Rapids (10.0% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 66-room extended stay hotel located in Cedar Rapids, Iowa.  The property is located adjacent to Interstate 380 approximately 31 miles north of Iowa City, Iowa.  Built in 1997, the property is currently undergoing a $1.9 million ($28,788/room) renovation.  In-room amenities include wireless high-speed internet, 37” flat panel television, work desk and chair, full kitchen including refrigerator, two-burner range and dishwasher.  Two bedroom suites include an oven.  Other amenities include complimentary breakfast, evening reception, full business center, fitness center, swimming pool and whirlpool and sports court.  Demand segmentation is estimated at 45% extended stay, 35% commercial, 15% leisure and 5% meeting/group.

Residence Inn – Lansing (9.0% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 78-room extended stay hotel located in Lansing, Michigan.  The property is located approximately 0.4 miles east of Interstate 96 and approximately 6 miles from downtown Lansing.  Built in 1996 the property is currently undergoing an approximately $2.1 million ($26,339/room) renovation.  In-room amenities include wireless high-speed internet, 32” flat panel television, pull-out couch, full kitchen including refrigerator, two-burner range and dishwasher.  Other amenities include complimentary breakfast, evening reception, full business center, fitness center, swimming pool and whirlpool and 400 sq. ft. of meeting space.  Demand segmentation is estimated at 46% extended stay, 32% commercial, 16% leisure and 7% meeting/group.

Residence Inn – Sioux Falls (7.1% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 66-room extended stay hotel located in Sioux Falls, South Dakota.  The property is located immediately east of Interstate 29 approximately 5.5 miles southwest of downtown Sioux Falls.  Built in 1994, the property is currently undergoing a $1.9 million ($28,788/room) renovation.  In-room amenities include wireless high-speed internet, 36” flat panel television, full kitchen including refrigerator, two-burner range and dishwasher.  Other amenities include complimentary breakfast, evening reception, full business center, fitness center, swimming pool and whirlpool and sports court.  Demand segmentation is estimated at 40% extended stay, 30% leisure, 25% commercial and 5% meeting/group.

Fairfield Inn & Suites – Naperville (6.4% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 61-room limited service hotel located in Naperville, Illinois.  The property is located immediately south of Interstate 88 approximately 33 miles west of Chicago, Illinois.  Built in 1997, the property is currently undergoing a $1.6 million ($26,230/room) renovation.  In-room amenities include wireless high-speed internet, flat-panel television, pull-out couch and work desk and chair.  Deluxe rooms feature larger living space, as well as a microwave and refrigerator.  Other amenities include complimentary breakfast, full service business center, heated indoor pool and whirlpool and fitness center.  Demand segmentation is estimated at 70% commercial, 20% leisure and 10% meeting/group.

Fairfield Inn – Sioux Falls (5.9% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 60-room limited service hotel located in Sioux Falls, South Dakota.  The property is located immediately east of Interstate 29 approximately 5.5 miles southwest of downtown Sioux Falls and adjacent to the Residence Inn – Sioux Falls property.  Built in 1993, the property is scheduled for a $1.3 million ($21,667/room) renovation in 2013.  Current in-room amenities include wireless high-speed internet, 36” flat-panel television and work desk and chair.  Other amenities include complimentary breakfast, full service business center, fitness center, and swimming pool and whirlpool.  Demand segmentation is estimated at 60% commercial, 35% leisure and 5% meeting/group.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

TownePlace Suites – Naperville (5.4% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 63-room extended stay hotel located in Naperville, Illinois.  The property is located immediately south of Interstate 88 adjacent to the Fairfield Inn & Suites – Naperville property.  Built in 1997 and renovated in 2005, the property is scheduled for a $1.25 million ($19,841/room) refresh in 2014.  The all-suite guestrooms include wireless high-speed internet, flat-panel television, pull-out couch and work desk and chair, separate living area and fully equipped kitchen.  Other amenities include complimentary breakfast, business center, fitness center, swimming pool and whirlpool and 400 sq. ft. of meeting space.  Demand segmentation is estimated at 45% commercial, 30% extended stay, 20% leisure and 5% meeting/group.

Fairfield Inn – Lansing (4.2% of the TMI Hospitality Portfolio Loan by allocated loan amount) is a 64-room limited service hotel located in Lansing, Michigan.  The property is located approximately 0.4 miles east of Interstate 96 and adjacent to the Residence Inn – Lansing property.  Built in 1996 and renovated in 2011, the property is scheduled for a $1.3 million ($20,313/room) refresh in 2016.  In-room amenities include wireless high-speed internet, 32” flat-panel television, and work desk and chair.  Suites offer a larger living space, microwave and refrigerator.  Other amenities include complimentary breakfast, full-service business center, fitness center, and pool and whirlpool.  Demand segmentation is estimated at 63% commercial, 26% leisure and 11% meeting/group.

Environmental Matters. The Phase I environmental reports dated July 2012 recommended no further action at the TMI Hospitality Portfolio Properties.

The Market.    The TMI Hospitality Portfolio Properties are located in six cities within six states.  The Woodlands, Texas, Lansing,  Michigan and Sioux Falls, South Dakota properties are located on contiguous parcels.  Each TMI Hospitality Portfolio Property has its own distinct competitive set.  Penetration rates as of the trailing 12-month period ending May 31, 2012 for the TMI Hospitality Properties are summarized in the table below.

Competitive Set Penetration Rates
	T-12 May 31, 2012(1)			Competitive Set(2)			Penetration Factor
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Courtyard – Woodlands	72.4%	$139.61	$101.07	67.2%	$107.38	$72.16	107.7%	130.0%	140.1%
Residence Inn – Woodlands	72.0%	$121.26	$87.27	72.3%	$111.97	$80.98	99.6%	108.3%	107.8%
Fairfield Inn – Roseville	69.6%	$101.64	$70.69	61.8%	$92.99	$57.43	112.6%	109.3%	123.1%
Residence Inn – Cedar Rapids	79.6%	$96.60	$76.89	68.9%	$89.01	$61.30	115.5%	108.5%	125.4%
Residence Inn – Lansing	73.7%	$84.26	$62.12	58.1%	$73.46	$42.69	126.9%	114.7%	145.5%
Residence Inn – Sioux Falls	79.3%	$86.26	$68.39	75.6%	$93.34	$70.56	104.9%	92.4%	96.9%
Fairfield Inn & Suites – Naperville	70.6%	$88.53	$62.48	58.5%	$86.28	$50.51	120.7%	102.6%	123.7%
Fairfield Inn – Sioux Falls	76.2%	$73.33	$55.89	67.9%	$69.35	$47.12	112.2%	105.7%	118.6%
TownePlace Suites – Naperville	74.3%	$89.45	$66.48	72.9%	$58.17	$42.41	101.9%	153.8%	156.8%
Fairfield Inn – Lansing	64.7%	$75.10	$48.60	53.8%	$80.51	$43.32	120.3%	93.3%	112.2%
Total / Wtd. Avg.	73.1%	$97.96	$71.63	65.4%	$85.77	$56.21	111.9%	114.3%	127.5%
(1)	Source: Borrower operating statements
(2)	Source: Smith Travel Research

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 5/31/2012	U/W	U/W per Room(1)
Occupancy	74.1%	73.9%	73.1%	74.0%
ADR	$90.93	$91.83	$97.96	$98.28
RevPAR	$67.40	$70.23	$71.63	$72.76

Room Revenue	$17,787,595	$18,534,410	$18,954,327	$19,042,815	$26,559
F&B Revenue	67,508	84,005	115,965	115,617	161
Other Revenue	426,288	354,053	435,515	440,076	614
Total Revenue	$18,281,391	$18,972,468	$19,505,807	$19,598,509	$27,334
Operating Expenses	4,290,314	4,499,136	4,652,167	4,661,439	6,501
Undistributed Expenses	6,160,732	6,608,779	6,821,779	6,840,534	9,540
Gross Operating Profit	$7,830,345	$7,864,553	$8,031,861	$8,096,535	$11,292
Total Fixed Charges	1,489,242	1,475,526	1,491,263	1,468,772	2,048
Net Operating Income	$6,341,103	$6,389,027	$6,540,598	$6,627,763	$9,244
FF&E	731,256	758,899	780,232	783,940	1,093
Net Cash Flow	$5,609,847	$5,630,128	$5,760,366	$5,843,823	$8,150

(1)
The TMI Hospitality Portfolio is comprised of 723 rooms, however six rooms have been excluded as two properties, Fairfield Inn & Suites – Naperville and Fairfield Inn – Sioux Falls, will each experience a loss of three rooms during their upgrade to a Fairfield Inn & Suites, with anticipated completions of 2012 and 2013, respectively.

Property Management.    The TMI Hospitality Portfolio Properties are managed by TMI Property Management, Inc., a North Dakota corporation, a borrower affiliate.

Lockbox / Cash Management.    The TMI Portfolio Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account upon the earlier to occur of (i) the DSCR being less than 1.20x on a trailing 12 months, (ii) the occurrence of any borrower receiving notice of a default under a franchise agreement, the giving of notice by any party to a franchise agreement of a termination of a franchise agreement, any termination or cancellation of a franchise agreement and any bankruptcy or similar action by the franchisor under any franchise agreement, (iii)  an event of default, (iv) the naming of the sponsor as a defendant in either of the class actions more commonly known as McKay, et al. v. Tharaldson, et al., Case No. 3:08-CV-00109-RRE-KKK, pending in the United States District Court, District of North Dakota or Hans, et al. v. Tharaldson, et al., Case No. 3:05-CV-00115-RRE-KKK, pending in the United States District Court, District of North Dakota, (v) with respect to each individual property, the failure of the related franchise agreement to be renewed with respect to such individual property and (vi) with respect to any scheduled property improvement plan or new property improvement plan where the cost of such property improvement plan exceeds $50,000 of the corresponding available allocated property improvement plan reserve funds (the “Trigger Periods”).

Initial Reserves.    At closing, the borrower deposited (i) $670,382 into a tax reserve account, (ii) $4,989,410 into the PIP reserve account and (iii) $115,129 into an immediate repair reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $109,697 into a tax reserve account, (ii) unless certain conditions are satisfied in the loan documents, 1/12 of the annual insurance premiums, which currently equates to $18,992 into an insurance reserve account, (iii) the greater of (A) 1/12 of 4.0% of the greater of (x) the annual gross revenues for such individual property and (y) projected annual gross revenues for such individual property and (B) the amount required for FF&E under any franchise agreement into a monthly FF&E reserve account capped at $5,000,000, (iv) in the event any new property improvement plan is imposed under any franchise agreement, a deposit into the PIP reserve will be required prior to or contemporaneously with the effective date of any new imposed property improvement plan and (v) after and during the occurrence of a Trigger Period, an amount into an operating expense reserve for operating expenses for the current interest accrual period.

Current Mezzanine or Subordinate Indebtedness.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.     The borrowers shall have the right to obtain the release of one or more individual properties provided, the following conditions, among others, are satisfied, (i) no event of default, (ii) the DSCR after giving effect to the release of the individual property is no less than the greater of (x) the DSCR of all individual properties prior to the release and (y) 1.82x and (iii) the debt yield of the remaining properties after the release is no less than the greater of (x) the debt yield of all individual properties prior to the release and (y) 12.7%.

Substitution of Collateral.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary TMI Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,928,373 55.9% 1.82x 14.4%

MONTANA
NORTH DAKOTA
MINNESOTA
IDAHO
SOUTH DAKOTA
Minneapolis
WISCONSIN
MICHIGAN
NEW YORK
WYOMING
6 / 8
5 / 10
Detroit
3
Salt Lake City
NEBRASKA
Omaha
IOWA
4
7 / 9
Chicago
PENNSYLVANIA
Philadelphia
OHIO
Washington DC
MD.
UTAH
Denver
COLORADO
ILLINOIS
INDIANA
WEST VIRGINIA
VIRGINIA
Kansas City
St. Louis
KANSAS
MISSOURI
KENTUCKY
NORTH CAROLINA
Nashville
Charlotte
ARIZONA
TENNESSEE
Albuquerque
OKLAHOMA
ARKANSAS
SOUTH CAROLINA
NEW MEXICO
Little Rock
Atlanta
Dallas
MISSISSIPPI
ALABAMA
GEORGIA
ATLANTIC OCEAN
TEXAS
LOUISIANA
1 / 2
New Orleans
San Antonio
Houston
Orlando
Tampa
FLORIDA
GULF OF MEXICO
MEXICO
Miami
MAP © 2012 CARTIFACT, INC.

TMI HOSPITALITY PORTFOLIO

	Property Name	Address	City/State	Zip Code
1	Courtyard - Woodlands	1020 Lake Front Circle	The Woodlands, TX	77380
2	Residence Inn - Woodlands	1040 Lake Front Circle	The Woodlands, TX	77380
3	Fairfield Inn & Suites - Roseville	3045 Centre Pointe Drive	Roseville, MN	55113
4	Residence Inn - Cedar Rapids	1900 Dodge Road Northeast	Cedar Rapids, IA	52402
5	Residence Inn - Lansing	922 Delta Commerce Drive	Lansing, MI	48917
6	Residence Inn - Sioux Falls	4509 West Empire Place	Sioux Falls, SD	57106
7	Fairfield Inn & Suites - Naperville	1847 West Diehl Road	Naperville, IL	60563
8	Fairfield Inn - Sioux Falls	4501 West Empire Place	Sioux Falls, SD	57106
9	Towneplace Suites - Naperville	1843 West Diehl Road	Naperville, IL	60563
10	Fairfield Inn - Lansing	810 Delta Commerce Drive	Lansing, MI	48917

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	Keystone Property Fund II, L.P.;		Collateral:	Fee Simple
	Keystone Property Fund IIA, L.P.;		Location:	Miami, FL
	Keystone Property Fund		Year Built / Renovated:	1971, 1972, 1975 / 2010
	Management, L.P.		Total Sq. Ft.:	248,229
Borrower:	Dadeland Towers North Associates,		Property Management:	Keystone Property Group, L.P.
	LLC		Underwritten NOI:	$3,737,958
Original Balance:	$40,125,000		Underwritten NCF:	$3,370,928
Cut-off Date Balance:	$40,082,661		“As-is” Appraised Value:	$50,000,000
% by Initial UPB:	3.6%		“As-is” Appraisal Date:	August 17, 2012
Interest Rate:	5.0300%		“As Stabilized” Appraised Value:	$53,500,000
Payment Date:	6th of each month		“As Stabilized” Appraisal Date:	August 17, 2013
First Payment Date:	November 6, 2012
Maturity Date:	October 6, 2022		Historical NOI
Amortization:	360 months		TTM NOI:	$2,237,423 (T-12 June 30, 2012)
Additional Debt:	None		2011 NOI:	$2,068,372 (December 31, 2011)
Call Protection(1):	L(25), D(91), O(4)		2010 NOI:	$1,397,132 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2009 NOI:	$1,091,476 (December 31, 2009)

Reserves(2)			Historical Occupancy
	Initial	Monthly	Current Occupancy(4):	85.6% (August 17, 2012)
Taxes:	$308,307	$48,300	2011 Occupancy:	79.0% (December 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	89.0% (December 31, 2010)
Replacement:	$0	$5,171	2009 Occupancy:	NAV
Quintairos TI/LC:	$321,153	$0
(1)   If, on any date after the defeasance period begins, any funds are then remaining in the earnout reserve, the borrower may effect a partial defeasance of the Dadeland Office Park Loan, with respect to the amount then on deposit in the earnout reserve. Alternatively, such amounts will remain in the reserve account as additional collateral for the Dadeland Office Park Loan.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The LTV and Debt Yield calculations are based on the whole loan balance net of the $2.625 million earnout. Based on the Cut-off Date Balance of $40,082,661, the Cut-off Date LTV and Underwritten NOI Debt Yield are 80.2% and 9.3%, respectively.
(4)   Current Occupancy includes 14,290 sq. ft. of expansion space leased by Quintairos, which is expected to take occupancy of 9,407 sq. ft. in November 2012 and 4,883 sq. ft. in March 2013.

TI/LC:	$0	$31,015
Required Repairs:	$138,750	NAP
Rent Abatement:	$519,437	$0
IPC Rollover Account:	$0	Springing
Earnout:	$2,625,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$161
Balloon Balance / Sq. Ft.:	$133
Cut-off Date LTV(3):	74.9%
Balloon LTV:	60.8%
Underwritten NOI DSCR:	1.44x
Underwritten NCF DSCR:	1.30x
Underwritten NOI Debt Yield(3):	10.0%
Underwritten NCF Debt Yield:	9.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
IPC	NR/NR/NR	59,506	24.0%	$28.87	29.2%	4/30/2020
Quintairos(1)	NR/NR/NR	35,860	14.4%	$30.27	18.5%	1/31/2017(2)
City College	NR/NR/NR	24,228	9.8%	$25.75	10.6%	4/01/2021
First Equity Mortgage Bankers	NR/NR/NR	11,237	4.5%	$20.82	4.0%	9/30/2016
Kabat Schertzer(3)	NR/NR/NR	9,728	3.9%	$21.57	3.6%	1/31/2019(4)
Total Major Tenants		140,559	56.6%	$27.54	65.9%
Remaining Tenants		71,917	29.0%	$27.87	34.1%
Total Occupied Collateral		212,476	85.6%	$27.65	100.0%
Vacant		35,753	14.4%
Total		248,229	100.0%

(1)	Quintairos has signed a lease for an additional 14,290 sq. ft. of expansion space. It is anticipated that occupancy will commence for 9,407 sq. ft. in November 2012 and 4,883 sq. ft. in March 2013.
(2)
Kabat Schertzer leases a 8,000 sq. ft. space with a rent abatement through January 2014 and 1,728 sq. ft. space with a full rent abatement through January 2013 and 50% rent abatement February 2013 through June 2014. The full amount of abated rent was reserved at closing.

(3)
The Quintairos lease expires in October 2018, and the tenant has the option to terminate its lease in January 2017 with a termination fee equal six months of rent plus all unamortized costs and additional rent that would have been due for the remainder of the term for certain additional expansion space. The tenant has been underwritten with a lease expiration based on its termination option.

(4)
The Kabat Schertzer lease expires in April 2022, and the tenant has the option to terminate its lease in January 2019 with nine months prior notice and payment of a termination fee equal to all unamortized costs. The tenant has been underwritten with a lease expiration based on its termination option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	7	9,831	4.0%	9,831	4.0%	$28.88	4.8%	4.8%
2014	11	27,189	11.0%	37,020	14.9%	$28.38	13.1%	18.0%
2015	5	8,684	3.5%	45,704	18.4%	$27.13	4.0%	22.0%
2016	6	25,141	10.1%	70,845	28.5%	$24.09	10.3%	32.3%
2017	9	38,998	15.7%	109,843	44.3%	$30.17	20.0%	52.3%
2018	0	0	0.0%	109,843	44.3%	$0.00	0.0%	52.3%
2019	3	15,161	6.1%	125,004	50.4%	$23.51	6.1%	58.4%
2020	6	60,690	24.4%	185,694	74.8%	$28.79	29.7%	88.1%
2021	2	24,228	9.8%	209,922	84.6%	$25.75	10.6%	98.7%
2022	2	2,554	1.0%	212,476	85.6%	$29.00	1.3%	100.0%
Thereafter	0	0	0.0%	212,476	85.6%	$0.00	0.0%	100.0%
Vacant	NAP	35,753	14.4%	248,229	100.0%	NAP	NAP
Total / Wtd. Avg.	51	248,229	100.0%			$27.65	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan.    The Dadeland Office Park loan (the “Dadeland Office Park Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 248,229 sq. ft. suburban office park located at 9200, 9300 and 9350 South Dadeland Boulevard in Miami, Florida (the “Dadeland Office Park Property”) with an original principal balance of $40.125 million. The Dadeland Office Park Loan has a 10-year term and amortizes on a 30-year schedule. The Dadeland Office Park Loan accrues interest at a fixed rate equal to 5.0300% and has a cut-off date balance of approximately $40.1 million. The Dadeland Office Park Loan proceeds, along with approximately $4.6 million in sponsor equity, were used to retire existing debt of approximately $37.0 million, and fund reserves and closing costs. Based on the appraised value of $50.0 million as of August 17, 2012, the cut-off date LTV is 74.9%, net of the $2.625 million earnout, and the implied

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

remaining equity is approximately $9.9 million. The most recent prior financing of the Dadeland Office Park Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,125,000	89.6%	Loan Payoff	$36,990,243	82.6%
Sponsor Equity	$4,642,960	10.4%	Earnout	$2,625,000	5.9%
			Reserves	$1,287,647	2.9%
			Closing Costs	$3,865,069	8.6%
Total Sources	$44,767,960	100.0%	Total Uses	$44,767,960	100.0%

The Borrower / Sponsor.    The borrower, Dadeland Towers North Associates, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are Keystone Property Fund II, L.P., Keystone Property Fund IIA, L.P. and Keystone Property Fund Management, L.P., jointly and severally.

Keystone Property Fund II, L.P., Keystone Property Fund IIA, L.P. and Keystone Property Fund Management, L.P. are each subsidiaries of the Keystone Property Group (“KPG”). KPG is a real estate fund operator with a large presence in the greater Philadelphia/Southeast Pennsylvania office market. Founded in 1991 by William Glazer and headquartered in Bala Cynwyd, Pennsylvania, KPG acquires, develops, and manages commercial real estate in the office, flex and industrial sectors. In addition, KPG manages real estate private equity funds. Since 1995, KPG has invested over $329.8 million in 42 assets consisting of 7.1 million square feet, with total project costs of $1.1 billion.

As of June 30, 2012, Keystone Property Fund II, L.P. and Keystone Property Fund IIA, L.P. (collectively, “Fund II”) have ownership interests in 11 assets totaling 2.6 million square feet, with an estimated fair market value of $280.8 million. Fund II intends to dispose of six of the assets, after which, according to the sponsor, the estimated fair market value of the remaining five assets, including the Dadeland Office Park Property, will be $198.6 million. Of the six assets that Fund II is selling, five of the assets are encumbered by loans that are in default, and, in certain cases, are subject to lender enforcement actions. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans-- Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the free writing prospectus.

The Property.  The Dadeland Office Park Property is a 248,229 sq. ft. Class B suburban office complex comprised of three buildings and a structured parking garage located approximately 10 miles south of downtown Miami. The buildings were built between 1971, 1972 and 1975, renovated in 2010, and consist of two seven-story buildings and one two-story building. The four-level parking garage has approximately 616 parking spaces for a parking ratio of 2.48 spaces per 1,000 square feet. The sponsor purchased the Dadeland Office Park Property in February 2008 for $41.15 million ($166 PSF), at which time it was 63.0% occupied. The sponsor has since invested approximately $16.3 million ($66 PSF), consisting of approximately $6.4 million in leasing commissions, $5.5 million in capital improvements, and approximately $4.4 million in soft costs. The Dadeland Office Park Property is 85.6% leased as of August 17, 2012 and the sponsor is in negotiations to lease an additional 8,508 sq. ft. that would bring the Dadeland Office Park Property up to 89.0% leased.

Environmental Matters. The Phase I environmental report dated August 24, 2012 recommended the development and implementation of an asbestos operation and maintenance plan at the Dadeland Office Park Property, which is already in place.

Major Tenants.

IPC (59,506 sq. ft., 24.0% NRA, 29.2% of U/W Base Rent) Founded in 1996, Independent Purchasing Cooperative (“IPC”) is an independent SUBWAY franchisee owned and operated purchasing cooperative. IPC’s primary role is to negotiate the lowest cost for purchased goods and services, including food, produce, packaging items and equipment through effective negotiation and supply chain management. By organizing as a cooperative, the business initiatives are set by the owner members and are benchmarked by the active participation of an elected Board of Directors. IPC is headquartered at the Dadeland Office Park Property, and has been a tenant since 1999, having recently expanded its space by leasing an additional 18,736 sq. ft.  IPC has one two-year renewal option at market rent and no termination options.

Quintairos (35,860 sq. ft., 14.4% NRA, 18.5% of U/W Base Rent) Quintairos, Prieto, Wood & Boyer, P.A. (“Quintairos”) is a full-service business law firm with more than 100 attorneys. The firm is headquartered at the Dadeland Office Park Property and maintains nine

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

offices within Florida, as well as other offices in Kentucky, Chicago and Phoenix. In 2012, Quintairos was named among Florida’s top 25 law firms in the Florida Trend magazine. Quintairos has been a tenant at the Dadeland Office Park Property since 1998 and recently expanded, leasing an additional 3,368 sq. ft.  Quintairos has the option to terminate its lease in January 2017 with a termination fee equal to six months of rent plus all unamortized costs and additional rent that would have been due for the remainder of the term for certain additional expansion space. In addition, Quintairos has one five-year renewal option at market rent, with 270 days prior notice.

City College (24,228 sq. ft., 9.8% of NRA, 10.6% of U/W Base Rent) City College is a senior college accredited by the Accrediting Council for Independent Colleges and Schools (ACICS) to award diplomas, Associate of Science and Bachelor of Science degrees. The Miami campus of City College is comprised of classrooms, laboratories, and administrative offices in two buildings at the Dadeland Office Park Property, offering computer courses, medical assistance programs and courses in private investigation. City College has two 5-year renewal options at market rent, with at least 12 months prior notice, and no termination rights.

The Market.     The Dadeland Office Park Property is located approximately 10 miles to the south of downtown Miami and approximately 10 miles southwest of the Miami International Airport. The Dadeland Office Park Property is adjacent to the Dadeland South Metro Station, which provides access to downtown Miami, including its courthouses. Most of the development in the vicinity of the subject occurred during the 1970s and 1980s, but the immediate area has been master-planned and recently developed with high-rise residential and commercial development.

The Dadeland Office Park Property is located in the Kendall submarket. As of the end of Q2 2012 the Kendall submarket consists of approximately 10.7 million sq. ft. of office space, of which approximately 5.9 million sq. ft. is Class B office space. The below chart shows a comparison of vacancy and rent PSF within the Kendal submarket:

Kendall Submarket Metrics Q2 2012
	Dadeland Office Park Property	Appraiser	Comp Set Average	CoStar Class A	CoStar Class B
Vacancy	14.4%	17.0%	16.3%	20.1%	11.6%
Average Rent PSF	$27.65	$28.51	$29.86	$33.00	$23.62

The Dadeland Office Property is located in an office cluster within the Kendall market and competes directly with the seven properties listed in the subsequent chart. One Datran Center and Two Datran Center are the main competitors of the Dadeland Office Park Property. These properties are 74.8% and 81.3% occupied but their owner, USAA, is in the process of negotiating approximately 94,200 square feet of space that is expected to be completed and signed by Q1 2013. These leases would bring the properties to 90.0% occupancy, and the average for the competitive set would be 89.0%.

Kendal Market Competitive Set
Building	Built / Renovated	Class	Sq. Ft.	% Leased	Avg. Rent
One Datran Center	1984 / 2003	A	256,368	74.8%(1)	$32.00
Two Datran Center	1986 / 2003	A	217,576	81.3%(1)	$32.00
Dadeland Centre II	2007	A	112,390	95.0%	$24.00
Dadeland Centre I	2001	A	127,353	97.0%	$33.00
9350 Financial Centre	1989	B+	105,137	79.0%	$32.00
Dadeland Towers South	1979	B	228,136	84.0%	$26.50
Citibank Building	1972 / 1992	B	113,500	86.0%	$28.00
Total/Wtd. Avg			1,160,460	83.7%	$29.86
(1)	The owner of One Datran Center and Two Datran Center is in the process of negotiating a lease to be signed in Q1 2013, bringing both properties to 90% occupancy.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

The below chart shows the appraiser concluded market rents broken out for specific tenant spaces based on size:

Appraiser Concluded Market Rents
Office Category	Total Sq. Ft.	% Leased	Rent PSF(1)	Market Rent PSF
Office <2,999 SF	70,447	66.3%	$28.28	$29.00
Office 3,000 SF to 4,999 SF	26,510	86.8%	$27.96	$28.00
Office >5,000 SF	94,994	100.0%	$26.61	$28.00
Penthouse (7th & 8th Floor)	56,278	84.9%	$28.97	$29.00
Total/Wtd. Avg.	248,229	85.6%	$27.65	$28.51
(1)	Rent PSF is based only on occupied sq. ft.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 6/30/2012	U/W	U/W PSF
Base Rent(1)	$4,030,926	$4,857,719	$4,856,711	$6,069,549	$24.45
Value of Vacant Space	0	0	0	1,006,837	4.06
Gross Potential Rent	$4,030,926	$4,857,719	$4,856,711	$7,076,386	$28.51
Total Recoveries	231,215	311,836	298,523	274,682	1.11
Total Other Income	55,044	70,337	97,392	127,804	0.51
Rent Abatements	(380,641)	(490,048)	(274,746)	0	0.00
Less: Vacancy(2)	0	0	0	(1,006,837)	(4.06)
Effective Gross Income	$3,936,544	$4,749,845	$4,977,880	$6,472,034	$26.07
Total Operating Expenses	2,539,411	2,681,474	2,740,457	2,734,076	11.01
Net Operating Income	$1,397,132	$2,068,372	$2,237,423	$3,737,958	$15.06
TI/LC	4,728	10,626	15,870	304,973	1.23
Capital Expenditures	0	0	0	62,057	0.25
Net Cash Flow	$1,392,404	$2,057,746	$2,221,553	$3,370,928	$13.58

(1)	U/W Base Rent includes $193,999 in contractual step rent through May 2013.
(2)	U/W Vacancy represents 14.6% of gross income and is based on in-place economic vacancy.

Property Management.    The Dadeland Office Park Property is managed by Keystone Property Group, L.P., a borrower affiliate.

Lockbox / Cash Management.    The Dadeland Office Park Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed in accordance with the Dadeland Office Park Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) the DSCR for the trailing 12-month period becoming less than 1.20x on the last day of the calendar quarter, until the DSCR is 1.25x or greater for two consecutive calendar quarters, (iii) an IPC Sweep Period (as defined below), (iv) the failure of borrower to pay certain costs and expenses owed to a vendor relating to the TI work performed with respect to the Kabat Schertzer and IPC leases when due.

An “IPC Sweep Period” commences on April 30, 2019, the date that is 12 months prior to the expiration of the IPC lease, if the IPC tenant has not given notice to renew its lease, and shall end if (i) funds in the IPC rollover account are equal to or above $800,000, or (ii) IPC renews its lease, or a replacement lease is approved by lender, for at least three years beyond the maturity date.

Initial Reserves.    At closing, the borrower deposited (i) $308,307 into a tax reserve account, (ii) $321,153 into the Quintairos TI/LC reserve account, (iii) $138,750 into a required repairs account, (iv) $519,437 into a rent abatement account, and (v) $2,625,000 into the earnout reserve account.

Earnout Reserve.  Funds from the earnout reserve will be released to the borrower within 10 days of request by the borrower (and no more than once per calendar quarter, unless such request is for leasing expenses, which may be requested monthly), so long as (i) prior to March 13, 2014, the borrower will have entered into one or more qualified tenant leases, (ii) there is no event of default, (iii) after

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

giving effect to the disbursement of funds from the earnout reserve, (a) the DSCR is no less than 1.35x and (b) the debt yield is no less than 8.9%, and (iv) total occupancy (excluding any dark or rent abated tenants unless the borrower has deposited the amount of such abatement with lender), is at least 85.0%, as determined by lender. To the extent any funds remain in the earnout reserve account after the expiration of the defeasance lockout period, the borrower may effect a partial defeasance with respect to the amount then on deposit in the earnout reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $48,300 into a tax reserve account, (ii) $5,171 into a capital expenditure account and (iii) $31,015 into a TI/LC reserve account.  The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9200, 9300 and 9350 South Dadeland Boulevard Miami, FL 33156	Collateral Asset Summary Dadeland Office Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,082,661 74.9% 1.30x 10.0%

MAP © 2012 CARTIFACT · DATA © BROADMAP
CARTIFACT
Dadeland Office Park
9200, 9300 and 9350 South Dadeland Boulevard
Miami, FL 33156
MIAMI
Fountainebleau
Coral Terrace
CORAL GABLES SECTION
Coral Gables
UNIVERSITY PARK
WESTCHESTER
OLYMPIA HEIGHTS
WESTWOOD LAKES
SUNSET
GLENVAR HEIGHTS
HAMMOCKS
SANS SOUCI
Kendall
PINECREST
RICHMOND HEIGHTS
PALMETTO HEIGHTS
Palmetto Bay
Biscayne Bay
Fiu-modesto A Maidique
Tamiami Park
Miami Childrens Hospital
Biltmore Golf Course
Ad Doug Barnes Park
Riviera Country Club
Village Of Merrick Park
Tropical Park
University Of Miami
Shops At Sunset Place
Dadeland Mall
West Kendall Baptist Hospital
Kendall Indian Hammocks Park
Miami Dade College-kendall
Killian Greens Golf Club
Matheson Hammock County Park
Itt-snapper Creek Park
Briar Bay Golf Course
The Falls Shopping Center
Palmetto Golf Course
USCG COMMUNICATION STATION-MIAMI
University Of Miami-richmond
Zoo Miami
Bill Sadowski Park
SW 8TH ST
SW 24TH ST
SW 40TH ST
SW 48TH ST
SW 56TH ST
SW 72ND ST
SW 80TH ST
SW 88TH ST
SW 104TH ST
SW 112TH ST
SW 120TH ST
SW 124TH ST
SW 128TH ST
SW 136TH ST
SW 144TH ST
SW 152ND ST
SW 168TH ST
SW 184TH ST
HARDEE RD
SW 107TH AVE
SW 97TH AVE
SW 87TH AVE
SW 77TH AVE
SW 67TH AVE
RED RD
GRANADA BLVD
SW 42ND AVE
SW 37TH AVE
SW 122ND AVE
SW 117TH AVE
FLORIDA'S TPKE
S DIXIE HWY
OLD CUTLER RD
41
90
826
986
878
94
874
973
5
1
Boca Raton
Deerfield Beach
Coral Springs
Tamarac
Pompano Beach
BIG CYPRESS RESERVATION
Plantation
Fort Lauderdale
Davie
Big Cypress National Preserve
Hollywood
Hialeah
Miami Beach
Fountainebleau
Miami
Everglades National Park
Cutler Bay
Homestead
ATLANTIC OCEAN
Florida Bay
Key Largo
27
95
93
75

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Super Regional Mall
Sponsor(1)(2):	Mayflower Realty LLC		Collateral:	Fee Simple
Borrower:	Mayflower Emerald Square, LLC		Location:	North Attleboro, MA
Original Balance(3):	$40,000,000		Year Built / Renovated:	1989 / 1999
Cut-off Date Balance(3):	$39,857,811		Total Sq. Ft.:	1,022,923
% by Initial UPB:	3.6%		Total Collateral Sq. Ft.(7):	564,501
Interest Rate:	4.7100%		Property Management:	Simon Management Associates, LLC
Payment Date:	11th of each month		Underwritten NOI:	$12,895,652
First Payment Date:	September 11, 2012		Underwritten NCF:	$12,219,222
Maturity Date:	August 11, 2022		Appraised Value:	$167,000,000
Amortization:	360 months		Appraisal Date:	July 27, 2012
Additional Debt(3):	$74,733,395 Pari Passu Debt
Call Protection:	L(27), D(89), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / In Place		TTM NOI:	$14,110,661 (T-12 June 30, 2012)
			2011 NOI:	$14,386,333 (December 31, 2011)
Reserves(4)			2010 NOI:	$14,791,580 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$16,537,890 (December 31, 2009)
Taxes:	$0	Springing
Insurance:	$0	Springing	Historical Occupancy(7)
Replacement:	$0	Springing	Current Occupancy(8):	90.5% (August 17, 2012)
TI/LC:	$0	Springing	2011 Occupancy:	91.3% (December 31, 2011)
JCPenney Reserve:	$0	Springing	2010 Occupancy:	91.5% (December 31, 2010)
			2009 Occupancy:	92.4% (December, 31, 2009)
Financial Information(5)
(1)   Mayflower Realty LLC is a joint venture between Simon Property Group, L.P., the Canadian Pension Plan Investment Board and ND Properties, Inc., an entity owned by Teachers Insurance and Annuity Association of America. See “The Borrower / Sponsor” herein.
(2)   The sponsor is an affiliate of the sponsor under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Mall of Georgia Crossing, which has a cut-off date principal balance of $24,968,714.
(3)   The Original Balance of $40.0 million represents Note A-2 of a $115.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the A-1 Note in the original principal amount of $75.0 million that was securitized in the COMM 2012-CCRE3 transaction.
(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date principal balance of $114,591,206.
(6)   Based on Total Collateral Sq. Ft. of 564,501.
(7)   Excludes Macy’s (182,070 sq. ft.), Sears (156,352 sq. ft.) and Macy’s Home Store (120,000 sq. ft.), which are non-collateral anchors.
(8)   Current Occupancy is 94.8% based on Total Sq. Ft. of 1,022,923, which includes the non-collateral anchor tenants.

Cut-off Date Balance / Sq. Ft.(6) :	$203
Balloon Balance / Sq. Ft.(6):	$166
Cut-off Date LTV:	68.6%
Balloon LTV:	56.1%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Non-Collateral Anchors(3)
Macy’s	NR/Baa3/BBB	182,070	NAP	NAP	$38,700	$213	NAP
Sears	CCC/B3/CCC+	156,352	NAP	NAP	$20,900	$134	NAP
Macy’s Home Store	NR/Baa3/BBB	120,000	NAP	NAP	$8,900	$74	NAP
Total Non-Collateral Anchors		458,422			$68,500	$149

Collateral Anchor Tenants
JCPenney	BB+/NR/B+	188,950	33.5%	8/31/2019	$19,801	$105	4.7%

Major Tenants (> 10,000 sq. ft.)
Shoe Dept.	NR/NR/NR	16,796	3.0%	7/31/2021	$1,865	$111	12.0%
Forever 21	NR/NR/NR	11,102	2.0%	7/31/2015	$2,649	$239	19.4%
Total Major Tenants		27,898	4.9%		$4,514	$162	16.3%

In-line Tenants(2)		293,998	52.1%		$80,020	$352	17.8%
Total Occupied Collateral		510,846	90.5%

Vacant		53,655	9.5%
Total Collateral Sq. Ft.		564,501	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) provided by the borrower as of July 31, 2012 and include tenants who reported sales for a minimum of 12 months.  In-line Tenant sales and occupancy cost shown above include restaurant, food court, and kiosk tenants.

(3)
Macy’s, Sears and Macy’s Home Store own their own stores.  Macy’s and the Macy’s Home Store pay CAM to the borrower. Sales figures for non-collateral anchor tenants are based on estimates provided by the borrower as of December 31, 2011.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	6	12,011	2.1%	12,011	2.1%	$32.50	3.2%	3.2%
2013	35	63,443	11.2%	75,454	13.4%	$43.33	22.5%	25.7%
2014	14	42,459	7.5%	117,913	20.9%	$27.25	9.5%	35.2%
2015	18	64,906	11.5%	182,819	32.4%	$33.75	17.9%	53.1%
2016	5	17,664	3.1%	200,483	35.5%	$31.14	4.5%	57.6%
2017	4	13,552	2.4%	214,035	37.9%	$31.60	3.5%	61.1%
2018	8	26,721	4.7%	240,756	42.6%	$29.25	6.4%	67.5%
2019	9	213,103	37.8%	453,859	80.4%	$9.59	16.7%	84.2%
2020	5	11,062	2.0%	464,921	82.4%	$54.61	4.9%	89.1%
2021	8	31,640	5.6%	496,561	88.0%	$29.04	7.5%	96.7%
2022	3	8,397	1.5%	504,958	89.5%	$32.83	2.3%	98.9%
Thereafter	2	5,888	1.0%	510,846	90.5%	$22.32	1.1%	100.0%
Vacant	NAP	53,655	9.5%	564,501	100.0%	NAP	NAP
Total / Wtd. Avg.(2)	117	564,501	100.0%			$23.92	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Total / Wtd. Avg. excludes non-collateral anchors Macy’s, Sears and Macy’s Home Store.

The Loan.  The Emerald Square Mall loan (the “Emerald Square Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 564,501 square foot portion of a three-story Class A super regional mall located in North Attleboro, Massachusetts (the “Emerald Square Mall Property”).  The Emerald Square Mall Property includes the JCPenney anchor tenant and all of the in-line stores. The three additional anchor tenants at the mall are Macy’s, Sears and Macy’s Home Store (non-owned and not part of collateral).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

The Emerald Square Mall Loan has an original principal balance of $40.0 million, which represents the non-controlling Note A-2 of a $115.0 million whole loan that is evidenced by two pari passu notes, and has a 10-year term and amortizes on a 30-year schedule.  Only the $40.0 million non-controlling Note A-2 will be included in the COMM 2012-CCRE4 trust.  The Note A-1, with an original balance of $75.0 million, was securitized in the COMM 2012-CCRE3 transaction and will retain control over major servicing matters.  The Emerald Square Mall Loan accrues interest at a fixed rate equal to 4.7100% and has a cut-off date balance of approximately $39.9 million.  Loan proceeds along with $8.2 million of equity from the borrower were used to, among other things, retire existing debt of $122.2 million and fund closing costs.  Based on the appraised value of $167.0 million as of July 27, 2012, the cut-off date LTV is 68.6%.  The most recent prior financing of the Emerald Square Mall Property was included in the BACM 2003-1 transaction.

The relationship between the holders of the A-1 Note and the A-2 Note will be governed by an intercreditor agreement.  See “Description of the Mortgage Pool – Loan Combinations – The Emerald Square Mall Loan Combination” in the Free Writing Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$115,000,000	93.3%	Loan Payoff	$122,165,466	99.1%
Sponsor Equity	$8,245,856	6.7%	Closing Costs	$1,080,390	0.9%
Total Sources	$123,245,856	100.0%	Total Uses	$123,245,856	100.0%

The Borrower / Sponsor.  The borrower, Mayflower Emerald Square, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Mayflower Realty LLC, solely with respect to its Series B Assets (the “Guarantor”).  Mayflower Realty LLC is owned as a joint venture between Simon Property Group, L.P., the Canadian Pension Plan Investment Board (“CPP”), and ND Properties, Inc. (“ND” Properties”), an entity owned by Teachers Insurance and Annuity Association of America (“TIAA”).  When originally formed, Mayflower Realty LLC included three entities, each one affiliated with Simon Property Group, L.P., TIAA or JP Morgan Investment Management (“JPMIM”).  In 2011, JPMIM sold its interest to an affiliate of CPP, which resulted in a restructuring of the ownership of Mayflower Realty LLC.  The restructured Mayflower Realty LLC has a Series A member who owns Series A assets and a Series B member who owns Series B assets.  Recourse is limited to the Series B Assets of the Guarantor.

Simon Property Group, L.P. is a subsidiary of Simon Property Group, Inc. (“Simon”) (NYSE:SPG) an S&P 100 company and the largest public U.S. real estate company, rated A-/Baa1/A- rated by Fitch/Moody’s/S&P.  As of June 30, 2012, Simon owned or held an interest in 325 income-producing properties comprising over 240 million square feet located throughout the United States and Puerto Rico, which consisted of 161 malls, 60 Premium Outlets, 70 community/lifestyle centers, as well as 34 other properties. Internationally, Simon has ownership interests in eight Premium Outlets in Japan, two Premium Outlets in South Korea, one Premium Outlet in Mexico and one Premium Outlet in Malaysia. Simon also has a 28.9% ownership interest in Klépierre, a publicly-traded French REIT that holds ownership interests in a portfolio of more than 260 shopping centers in 13 countries across Europe.  CPP invests on behalf of the Canadian Pension Plan’s 15 million Canadian contributors and beneficiaries.  As of June 30, 2011, the CPP had a total C$153.2 billion in assets including C$12.6 billion in real estate investments.  ND Properties, Inc. is a Delaware corporation owned by TIAA, one of the largest commercial real estate owners in the nation.  TIAA has more than 400 real estate investments in the United States and Europe with an equity investment of approximately $15 billion.  Simon also has an ownership interest in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to the free writing prospectus as Mall of Georgia Crossing, which has a cut-off date principal balance of $24,968,714.

The Property.  The Emerald Square Mall Property consists of a three-story, enclosed super regional mall containing 1,022,923 sq. ft. of total leasable area, 564,501 sq. ft. of which is collateral for the Emerald Square Mall Loan.  Located along Route 1 in North Attleboro, Massachusetts, the shopping mall was originally opened in 1989 as a joint venture between New England Development and the Pyramid Companies.  In 1999, New England Development sold most of their shopping mall portfolio, including Emerald Square Mall, to a joint venture led by Simon and Mayflower Realty LLC.

As of July 31, 2012, in-line tenants in occupancy who reported sales for a minimum of 12 months reported annual sales of $352 PSF and an occupancy cost of 17.8%.  As of August 17, 2012, the Emerald Square Mall Property was 90.5% occupied based on owned collateral and 94.8% occupied based on total square footage.

The Emerald Square Mall Property contains four anchor stores including JCPenney (owned), Macy’s, Sears, and Macy’s Home Store (non-owned and not part of collateral).  Major tenants include Shoe Dept. and Forever 21.  The Emerald Square Mall Property is occupied by 114 additional in-line tenants, none of which occupy more than 1.7% of the total owned NRA.  National in-line tenants at the Emerald Square Mall Property include Victoria’s Secret, H&M, Abercrombie & Fitch, American Eagle Outfitters, Hollister Co.,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

Champs Sports, The Men’s Wearhouse, Foot Locker, Brookstone, LensCrafters, RadioShack and Aeropostale.  In-line tenant sales at the Emerald Square Mall Property have increased year over year since 2009 as shown in the table below:

Historical Sales PSF(1)
	2009	2010	2011	T-12 7/31/2012
Macy’s(2)	$176	$204	$213	NAV
Sears(2)	$143	$138	$134	NAV
Macy’s Home Store(2)	$68	$72	$74	NAV
JCPenney	$107	$124	$110	$105
Shoe Dept.	NAP	NAP	$57	$111
Forever 21	$251	$262	$250	$239

In-line Tenants(3)	$314	$345	$345	$352
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Sales PSF figures for Macy’s, Sears and Macy’s Home Store are estimates provided by the borrower.
(3)
In-line tenant sales include all U/W tenants less than 10,000 sq. ft. who have been in occupancy and reported sales for a minimum of 12 months. In-line tenant sales shown above include restaurant, food court, and kiosk tenants.

Environmental Matters.  The Phase I environmental report dated August 8, 2012 recommended no further action at the Emerald Square Mall Property.

The Market.  The Emerald Square Mall Property is located in North Attleboro, Massachusetts within Bristol County, which is in the southeastern section of Massachusetts, just over the northeast Rhode Island state line.  The Emerald Square Mall Property is easily accessible via Route 1 and located within the Route 1 Corridor, stretching from South Attleboro, approximately 2 miles south of the Emerald Square Mall Property, through the towns of North Attleboro and Plainville to Interstate-495, approximately 7 miles north of the Emerald Square Mall Property.  Development along Route 1 consists of a variety of commercial uses with locally oriented office buildings interspersed.  The Emerald Square Mall Property’s greater trade area spans an area encompassing approximately ten to fifteen miles around the center.  According to the appraisal, the 2012 population and average household income within a five-mile radius were 156,776 and $67,119, respectively.

The appraiser analyzed a set of five comparable regional and super regional malls within the region proximate to the Emerald Square Mall Property.  The comparables have occupancies ranging from 75% to 100% with an average occupancy of 92%.  The appraiser’s competitive set compared to the Emerald Square Mall Property is detailed below:

Competitive Set (1)
Name	Emerald Square Mall Property	Providence Place	Warwick Mall	Silver City Galleria	Wrentham Village	Smithfield Crossing
Distance from Subject	NAP	10.6 miles	20.0 miles	29.1 miles	7.1 miles	14.1 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Outlet Center	Power Center
Year Built / Renovated	1989 / 1999	1999 / NAP	1970 / 1991, 2010, 2012	1982 / 1998	1997 / NAP	2002 / NAP
Total Occupancy(2)	94.8%	89%	98%	75%	100%	99%
Anchor Size (Sq. Ft.)(2)	647,372	676,745	557,952	401,974	N/A	519,534
Total Size (Sq. Ft.)(2)	1,022,923	1,258,733	940,568	970,306	616,000	642,015
Anchors / Major Tenants	JCPenney, Macy’s, Sears, Macy’s Home Store	Bed, Bath & Beyond, JCPenney, Macy’s, Nordstrom	JCPenney, Macy’s, Target, Jordan’s Furniture	JCPenney, Macy’s, Sears	Barnes & Noble, Burberry, Hugo Boss, Nike, Versace, Sony	Barnes & Noble, Dick’s Sporting Goods, Home Depot, Kohl’s, Dave’s Fresh Market, Michaels, Old Navy, Staples, Target
(1)	Source: Appraisal
(2)	Total Occupancy, Anchor Size (Sq. Ft.) and Total Size (Sq. Ft.) for the Emerald Square Mall Property are based on the entire mall square footage of 1,022,923.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 6/30/2012	U/W	U/W PSF
Base Rent(1)	$13,633,507	$13,179,953	$12,967,707	$12,221,608	$21.65
Value of Vacant Space	0	0	0	1,577,160	2.79
Gross Potential Rent	$13,633,507	$13,179,953	$12,967,707	$13,798,768	$24.44
Total Recoveries(2)	7,983,221	7,705,816	7,327,371	7,002,264	12.40
Total % Rents	61,709	125,651	167,844	194,570	0.34
Total Other Income	1,965,901	1,971,783	1,867,593	1,836,818	3.25
Less: Vacancy & Credit Loss(3)	0	0	0	(1,859,475)	(3.29)
Effective Gross Income	$23,644,338	$22,983,203	$22,330,515	$20,972,944	$37.15
Total Operating Expenses	8,852,758	8,596,870	8,219,854	8,077,292	14.31
Net Operating Income	$14,791,580	$14,386,333	$14,110,661	$12,895,652	$22.84
TI/LC	0	0	0	563,531	1.00
Capital Expenditures	0	0	0	112,900	0.20
Net Cash Flow	$14,791,580	$14,386,333	$14,110,661	$12,219,222	$21.64

(1)
U/W Base Rent includes $172,246 in contractual rent steps through August 31, 2013 and $422,990 from tenants that pay percentage rent in lieu of base rent.  U/W Base Rent has decreased from T-12 Base Rent primarily due to nine tenants renegotiating leases at more sustainable occupancy cost levels.

(2)	U/W Total Recoveries adjusted accordingly based on contractual lease obligations and underwritten expenses.
(3)	U/W Vacancy & Credit Loss of $1,859,475 is based on economic vacancy of 8.9%. The Emerald Square Mall Property is currently 90.5% physically occupied based on owned collateral.

Property Management.  The Emerald Square Mall Property is managed by Simon Management Associates, LLC, a borrower affiliate.

Lockbox / Cash Management.  The Emerald Square Mall Loan is structured with a hard lockbox and in place cash management.  The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender.  All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service and any reserves due under the Emerald Square Mall Loan documents with any excess amounts remaining in this account to be returned to the borrower until the occurrence of an excess cash sweep (in accordance with the Emerald Square Mall Loan documents).

During a Lockbox Event, all excess cash will be swept into a lender controlled account. “Lockbox Event” means any of (i) any event of default, (ii) a Lockbox DSCR Trigger Event, or (iii) a JCPenney Trigger Event.  A “Lockbox DSCR Trigger Event” occurs if the DSCR (based on the trailing four calendar quarter periods immediately preceding the date of such determination) is less than 1.20x for two consecutive quarters.  A “JCPenney Trigger Event” occurs if JCPenney (i) fails to give notice of its election to renew its lease 12 months prior to the expiration of its lease, (ii) “goes dark” or vacates its premises, (iii) files for bankruptcy or becomes insolvent, or (iv) delivers a vacancy notice to borrower.  The Lockbox Event will end if, with respect to a Lockbox Event caused solely by (i) an event of default, lender accepts a cure of such event of default, (ii) a Lockbox DSCR Trigger Event, the borrower achieves a DSCR of 1.20x for greater than two consecutive calendar quarters (based on trailing four calendar quarters) or (iii) a JCPenney Trigger Event, the occurrence of either: (1) a JCPenney lease extension has been executed, (2) either: (A) 50% or more of the JCPenney space is leased under leases that have comparable terms to the existing JCPenney lease, or (B) less than 50% of the JCPenney space is leased under leases that have rents at least equal to the most recent rent applicable to 50% of the JCPenney space, provided, among other things, that the new tenant, or tenants, are in occupancy and paying full, unabated rent, (3) JCPenney re-commences its operation at the premises, or (4) the JCPenney lease has been affirmed in the applicable bankruptcy proceeding, provided that JCPenney is currently paying all rents and other amounts due under the JCPenney lease.

Initial Reserves.  None.

Ongoing Reserves.  During the continuation of a DSCR Trigger Event Period, the Emerald Square Mall Loan documents require monthly escrows for (i) annual replacement reserves equal to $112,980 per year (subject to a cap of $225,960), (ii) annual rollover

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

reserves equal to $565,200 per year (subject to a cap of $1,130,400), (iii) 1/12 of the estimated annual real estate taxes and other assessments and (iv) 1/12 of the estimated insurance premiums.

In addition, during the continuation of a JCPenney Trigger Event, any excess cash will be transferred to the JCPenney reserve account, up to a cap of $3,800,000.

“DSCR Trigger Event Period” means the period commencing when the DSCR based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.30x for two consecutive calendar quarters and ends if the DSCR is at least 1.30x for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release.  The Emerald Square Mall Loan documents permit the borrower, without lender consent, to obtain the release of any non-material or non-income producing portion of the Emerald Square Mall Property, provided, among other things, that the borrower delivers to the lender (i) an officer’s certificate stating that such release and transfer will not result in a material adverse effect on the Emerald Square Mall Property, (ii) evidence that (a) the Emerald Square Mall Property continues to comply with all applicable legal and zoning requirements and (b) the existing title insurance policy continues in full force and effect and (iii) the Emerald Square Mall Property is in compliance with REMIC requirements.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

LEVEL THREE

macy's
MENS STORE
macy's
sears
jcpenney
AMERICAN EAGLE OUTFITTERS
Spencer Gifts
Newbury Comics
Wet Seal
Vacant
Torrid
Vacant
Matthew's Hallmark
EXPRESS
VICTORIA'S SECRET
Vacant
Vacant
MIN Variety
Vacant
Payless
Uni of Japan
Regina Pizzeria
Vacant
ATM
Ruby Thai Kitchen
Charley's Subs
Vacant
Threading Spa
SUBWAY
Fancy Nails
Perfumania
Belden Jewelers
Vacant
Vacant
Bakers
Claire's
ALDO
Abercrombie & Fitch
lanebryant
Work 'N Gear

Site plan based on information provided by the borrower as of April 17, 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

999 South Washington Street North Attleboro, MA 02760	Collateral Asset Summary Emerald Square Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,857,811 68.6% 1.71x 11.2%

MAP © 2012 · DATA © BROADMAP
CARTIFACT
Emerald Square Mall
999 South Washington Street
North Attleboro, MA 02760
NORTH ATTLEBORO
Attleboro
MASSACHUSETTS
RHODE ISLAND
Central Falls
Pawtucket
295
95
114
123
1
152
15
ALLEN AVE
WASHINGTON ST
OLD POST RD
PAINE RD
DRAPER AVE
MT HOPE ST
BEAR HILL RD
Manchester Pond
ROCKLAWN AVE
WEST ST
SOUTH AVE
Chemawa Country Golf Course
MENDON RD
NEWPORT AVE
MAY ST
Arbour Fuller Hospital
Newell Cemetery
TIFFANY ST
READ ST
HIGH ST
Mt Calvary Cemetery
DEXTER ST
Ann And Hope Shopping Center
Stone E Lea Golf Course
Hillside Cemetery
COUNTY ST
BROAD ST
OAK HILL AVE
Bristol Place Shopping Center
CENTRAL AVE
HUNT ST
BENEFIT ST
Moshassuck Cemetery
GEORGE R BENNETT HWY
LONSDALE AVE
ARMISTICE BLVD
WEEDEN ST
Mineral Spring Cemetery
Mccoy Stadium
Memorial Hospital
COLUMBUS AVE
Slater Memorial Park
PROSPECT ST
PLEASANT ST
EAST AVE
Dunnell Park
Lynn
Boston
Massachusetts Bay
Marlborough
Worcester
Dedham
Quincy
Franklin
Brockton
Woonsocket
Attleboro
Putnam
Taunton
Plymouth
Providence
RHODE ISLAND
Fall River
Bristol
New Bedford
C.T.
West Kingston
Newport
Buzzards Bay
Edgartown
495
190
90
395
146
24
3
195
4

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Two cross-collateralized and cross-
Loan Purpose:	Acquisition			defaulted portfolios of two properties each
Sponsor:	Mohannad S. Malas		Property Type:	Single Tenant Retail
Borrower:	Alpharetta Property LL, LLC; Marietta		Ownership Interest:	Fee Simple
	Property LL, LLC		Location:	Various (Atlanta, GA MSA)
Original Balance(1):	$35,000,000		Year Built / Renovated:	1997-1999 / NAP
Cut-off Date Balance(1):	$35,000,000		Total Sq. Ft.:	523,735
% by Initial UPB:	3.2%		Property Management(6):	Self-managed
Interest Rate:	4.3190%		Underwritten NOI:	$4,351,395
Payment Date:	11th of each month		Underwritten NCF:	$3,990,717
First Payment Date:	December 11, 2012		Appraised Value:	$63,200,000
Maturity Date:	November 11, 2017		Appraisal Date:	September 5, 2012
Amortization:	Interest Only
Additional Debt:	None		Historical NOI
Call Protection(2):	L(24), D or YM (32), O(4)		2011 NOI:	$4,922,052 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		2010 NOI:	$4,927,340 (December 31, 2010)
			2009 NOI:	$4,923,683 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Current Occupancy:	100.0% (October 12, 2012)
Insurance(4):	$13,719	$1,247	2011 Occupancy:	100.0% (December 31, 2011)
Replacement:	$160,000	Springing	2010 Occupancy:	100.0% (December 31, 2010)
Rollover:	$2,000,000	$0	2009 Occupancy:	100.0% (December 31, 2009)
Required Repairs:	$15,625	NAP
(1)    Aggregate balance of two cross-collateralized and cross-defaulted loans.
(2)   The two loans that comprise the Lowe’s Crossed Portfolio Loans may be defeased in full but not in part.  In addition, subject to conditions described below under “Release of Collateral” and “Cross-Collateralization”, the loan documents permit the release of an individual property from the cross subject to a yield maintenance payment.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   The borrower is required to fund ongoing insurance reserves of $1,247 per month which represents the portion of the insurance expense not paid by the tenant.  Additional ongoing insurance collections are springing.  See “Initial Reserves” and “Ongoing Reserves” herein for further information.
(5)   Underwritten NOI DSCR and NCF DSCR based on interest only debt service payments. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and NCF DSCR are 2.09x and 1.92x, respectively.
(6)   The Lowe’s Portfolio Properties are self-managed by the borrowers.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$67
Balloon Balance / Sq. Ft.:	$67
Cut-Off Date LTV:	55.4%
Balloon LTV:	55.4%
Underwritten NOI DSCR(5):	2.84x
Underwritten NCF DSCR(5):	2.60x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

Portfolio Summary
Property Name	Location	Loan Group	Total Sq. Ft.	Year Built / Renovated	Allocated Mortgage Loan Amount(1)	Appraised Value	Occupancy(2)
Lowe’s of Stone Mountain	Lilburn, GA	Loan A	128,997	1999 / NAP	$9,250,000	$16,600,000	100.0%
Lowe’s of Alpharetta	Alpharetta, GA	Loan A	129,044	1998 / NAP	$9,175,000	$16,800,000	100.0%
Lowe’s of Woodstock	Woodstock, GA	Loan B	132,847	1997 / NAP	$8,400,000	$14,900,000	100.0%
Lowe’s of West Marietta	Marietta, GA	Loan B	132,847	1997 / NAP	$8,175,000	$14,900,000	100.0%
Total / Wtd. Avg.			523,735		$35,000,000	$63,200,000	100.0%
(1)	See “Release of Collateral” herein.
(2)	Physical occupancies as of October 12, 2012.

Tenant Summary
Tenant(1)	Location	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(3)	Extension Options(3)
Lowe’s Home Centers, Inc.	Lilburn, GA	NR/A3/A-	128,997	24.6%	$10.47	26.7%	5/11/2019	Six 5-Year
Lowe’s Home Centers, Inc.	Alpharetta, GA	NR/A3/A-	129,044	24.6%	$10.27	26.2%	10/31/2018	Six 5-Year
Lowe’s Home Centers, Inc.	Woodstock, GA	NR/A3/A-	132,847	25.4%	$9.10	23.9%	11/16/2017	Six 5-Year
Lowe’s Home Centers, Inc.	Marietta, GA	NR/A3/A-	132,847	25.4%	$8.84	23.2%	11/24/2017	Six 5-Year
Total Occupied Collateral			523,735	100.0%	$9.66	100.0%
Vacant			0	0.0%
Total			523,735	100.0%

(1)
Lowe’s has a right of first offer (“ROFO”) in connection with any transfer of any of the mortgaged properties or Lowe’s lease by borrower; however, such ROFO does not apply to any transfer of more than one property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in the free writing prospectus

(2)	Lowe’s Companies, Inc., the rated parent entity of Lowe’s Home Centers, Inc. guarantees each of the four tenant leases.
(3)	Leases extend automatically unless tenants provide notice of intention not to extend 6 months prior to the then applicable lease expiration date.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	2	265,694	50.7%	265,694	50.7%	$8.97	47.1%	47.1%
2018	1	129,044	24.6%	394,738	75.4%	$10.27	26.2%	73.3%
2019	1	128,997	24.6%	523,735	100.0%	$10.47	26.7%	100.0%
2020	0	0	0.0%	523,735	100.0%	$0.00	0.0%	100.0%
2021	0	0	0.0%	523,735	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	523,735	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	523,735	100.0%	NAP	NAP	100.0%
Total / Wtd. Avg.	4	523,735	100.0%			$9.66	100.0%
(1)	None of the leases include termination options and each lease includes six automatic 5-year renewals.

The Loan. The Lowe’s Portfolio - Loan A (the “Lowe’s Loan A”) and Lowe’s Portfolio – Loan B loans (the “Lowe’s Loan B”)  together, the “Lowe’s Crossed Portfolio Loans”) are two cross-collateralized and cross-defaulted fixed rate loans with principal balances of $18,425,000 and $16,575,000, respectively, that are secured by the borrower’s fee simple interest in four single tenant big box retail properties located in the Atlanta, Georgia metropolitan statistical area (“MSA”), containing an aggregate of 523,735 sq. ft. (each, a

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

“Property”, and collectively, the “Lowe’s Crossed Portfolio Properties” or the “Portfolio”). The Lowe’s Crossed Portfolio Loans each have a five-year term and are interest-only for the entire term of the loan. Loan proceeds along with approximately $23.8 million of equity from the Sponsor were used to acquire the Portfolio and fund upfront reserves and pay closing costs for a total cost of approximately $58.8 million. Based on the aggregate appraised value of $63.2 million, as of September 5, 2012, the cut-off date LTV is 55.4%. The most recent prior financings of the Lowe’s Crossed Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	59.5%	Purchase(1)	$55,936,643	95.1%
Borrower Equity	$23,837,203	40.5%	Closing Costs	$711,216	1.2%
			Upfront Reserves	$2,189,344	3.7%
Total Sources	$58,837,203	100.0%	Total Uses	$58,837,203	100.0%
(1)	Purchase price includes a $4,623,788 debt prepayment fee paid on behalf of the seller.

The Borrower / Sponsor.  The borrowers, Alpharetta Property LL, LLC and Marietta Property LL, LLC (each, a “Non-Shari’ah Master Lessor”) and sponsors, Marietta Property TT, LLC and Alpharetta Property TT, LLC (each, a “Shari’ah Master Tenant”) are each single purpose Delaware limited liability companies, structured to be bankruptcy remote, each with one independent manager in their organizational structure.  Each Shari’ah Master Tenant is controlled by a joint venture between IRA Capital, LLC (“IRA”) and The Family Office Co., BSC, a Bahrainian company (“TFO”).  The sponsor and non-recourse carveout guarantor is Mohannad S. Malas (the “Sponsor”), a controlling member of IRA and an indirect owner of the Master Tenant.

IRA is a private real estate investment and management company headquartered in Newport Beach, CA.  IRA is an affiliate of Dana Investments, a full-service real estate operating company founded in 1984 with offices in CA, CO, GA, and FL.  TFO was founded in 2004 by Abdulmohsin Al Omran, and is a global investment and money management firm serving the wealth management needs of high net worth individuals, multi-generational families, and institutions in the Arabian Gulf.  Headquartered in Bahrain, TFO is regulated by the Central Bank of Bahrain.  Since 2010, TFO has executed 23 transactions with respect to 35 properties, consisting of 7,000 multifamily units and 787,151 sq. ft. of commercial space.

Each Lowe’s Crossed Portfolio Loan is structured to be Shari’ah compliant by utilizing a master lease structure with leases between the Shari’ah Master Tenant (each a Shari’ah compliant entity) and the Non-Shari’ah Master Lessor.  Each Non-Shari’ah Master Lessor is controlled by a third party service provider controlled by GSS Holdings (TFO) (“GSS”).  GSS is not affiliated with the Shari’ah Master Tenants or the Sponsor.  GSS, through various subsidiaries, functions as the non-Shari’ah compliant proxy for various Shari’ah sensitive investors. For additional information, see “Description of the Mortgage Pool—Shari’ah Compliant Lending Structure” in the free writing prospectus.

The Properties. The Lowe’s Portfolio Properties are located within three submarkets of the Atlanta, GA MSA.  The Lowe’s Portfolio Properties are 100.0% leased under four individual leases to Lowe’s Home Centers, Inc. (“Lowe’s”), the operating subsidiary of Lowe’s Companies, Inc. (“Lowe’s Parent”).  Lowe’s Parent, rated NR/A3/A- by Fitch/Moody’s/S&P, is the guarantor on each lease.

Lowe’s of Stone Mountain (24.6% of portfolio NRA, 26.7% of U/W Base Rent; Loan A) Lowe’s of Stone Mountain is a 128,997 sq. ft. freestanding home improvement retail store located on a 24.6-acre parcel at 4855 Stone Mountain Highway in Lilburn, Gwinnett County, Georgia.  Built in 1999, the improvements consist of an enclosed retail box, attached greenhouse with enclosed roof and a garden center with shaded mesh cover.  Parking is provided by a 915-space surface lot.  Lowe’s of Stone Mountain is located approximately 18 miles northeast of the Atlanta CBD.  Primary access to the Property is provided by Stone Mountain Highway (U.S. 78) which runs east/west and connects to major arterials such as Interstate 285.  The 2011 traffic count along U.S 78 west of Stone Dr. was 41,850 vehicles per day.

Lowe’s of Alpharetta (24.6% of portfolio NRA, 26.2% of U/W Base Rent; Loan A) Lowe’s of Alpharetta is a 129,044 sq. ft. freestanding home improvement retail store located on a 16.5-acre parcel at 10580 Duke Drive in Alpharetta, Fulton County, Georgia.  Built in 1998, the improvements consist of an enclosed retail box, attached greenhouse with enclosed roof and a garden center with shaded mesh cover.  Parking is provided by a 637-space surface lot.  Lowe’s of Alpharetta is located approximately 20 miles north of the Atlanta Central Business District (“CBD”), situated within residential and office development.  Georgia Highway 400, located less than one mile east of the Property, is the primary north-south thoroughfare, providing access to the city of Atlanta to the south and the city of Cumming to the north.  The 2011 traffic count near the property was 41,420 vehicles per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

Lowe’s of Woodstock (25.4% of portfolio NRA, 23.9% of U/W Base Rent; Loan B) Lowe’s of Woodstock is a 132,847 sq. ft. freestanding home improvement retail store located on a 20.1-acre parcel at 575 Molly Lane in Woodstock, Cherokee County, Georgia.  Built in 1997, the improvements consist of an enclosed retail box, attached greenhouse with enclosed roof and a garden center with shaded mesh cover.  Parking is provided by an 803-space surface lot.  Lowe’s of Woodstock is located on the east side of Molly Lane, just southwest of the Interstate 575-Highway 92 interchange, approximately 26 miles northwest of the Atlanta CBD. The 2011 traffic count along GA 92 (west of Molly Lane) was 28,260 vehicles per day.

Lowe’s of West Marietta (25.4% of portfolio NRA, 23.2% of U/W Base Rent; Loan B) Lowe’s of West Marietta is a 132,847 sq. ft. freestanding home improvement retail store located on a 23.1-acre parcel at 2650 Dallas Highway in Marietta, Cobb County, Georgia.  Built in 1997, the improvements consist of an enclosed retail box, attached greenhouse with enclosed roof and a garden center with shaded mesh cover.  Parking is provided by a 733-space surface lot.  Lowe’s of West Marietta is located at the northeast corner of Dallas Highway (Georgia 120) and Garrison Commons Road, just west of Barrett Parkway, approximately 19 miles northwest of the Atlanta CBD.  Interstate 75, which is approximately six miles east of the Property, is a primary northwest-southeast arterial, providing access to Atlanta and Macon to the south and Chattanooga to the north. The 2011 traffic count along Georgia 120 was 44,380 vehicles per day.

Environmental Matters.   The Phase I environmental reports dated September 2012 recommended secondary containment for all drums stored in the hazardous materials storage cage at the each Lowe’s Portfolio Property for an estimated total cost of $2,000.

The Market.    The overall Atlanta retail market ended Q2 2012 with a vacancy rate of 10.1%, remaining relatively stable from the previous quarter.  The Atlanta retail market contains approximately 357 million sq. ft. of retail space. Net absorption totaled a positive 199,112 sq. ft. in the second quarter alone, with cumulative positive net absorption for the past four quarters of 544,637 sq. ft.

The Lowe’s Crossed Portfolio Properties are located within three distinct submarkets of Atlanta.  Lowe’s of Stone Mountain is located in the Gwinnett Submarket, Lowe’s of Alpharetta is located in the Georgia 400 Submarket, and Lowe’s of Woodstock and Lowe’s of West Marietta are located in the North Cobb Submarket.  The market demographics, vacancies and rental rates are detailed below:

Lowe’s Portfolio Market Comparison
		Population(1)		Submarket	Occupancy		Rental Rate PSF
Property Name	Submarket		Average Income(1)	Inventory (Sq. Ft.)	Phys.	Mkt.(2)	In-Place	Mkt.(2)
Lowe’s of Stone Mountain	Gwinnett	145,065	$78,100	64,315,355	100.0%	89.5%	$10.47	$12.91
Lowe’s of Alpharetta	Georgia 400	177,006	$111,763	34,070,167	100.0%	89.0%	$10.27	$14.38
Lowes of Woodstock	North Cobb	158,141	$82,616	41,604,973	100.0%	90.1%	$9.10	$12.88
Lowe’s of West Marietta	North Cobb	133,562	$87,894	41,604,973	100.0%	90.1%	$8.84	$12.88
Total / Wtd. Ag.					100.0%	89.7%	$9.66	$13.26
(1)	Submarket demographics based on a 5-mile radius surrounding each Property and sourced from the appraisal.
(2)	Submarket data is based on market reports as of 2Q2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$5,057,653	$5,062,403	$5,058,253	$5,058,253	$9.66
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$5,057,653	$5,062,403	$5,058,253	$5,058,253	$9.66
Total Recoveries	0	0	0	0	0.00
Total Other Income	0	0	4,000	0	0.00
Credit Loss	0	0	0	0	0.00
Less: Vacancy(2)	0	0	0	(527,071)	(1.01)
Effective Gross Income	$5,057,653	$5,062,403	$5,062,253	$4,531,182	$8.65
Total Operating Expenses(3)	133,970	135,063	140,201	179,787	0.34
Net Operating Income	$4,923,683	$4,927,340	$4,922,052	$4,351,395	$8.31
TI/LC	0	0	0	278,132	0.53
Capital Expenditures	0	0	0	82,546	0.16
Net Cash Flow	$4,923,683	$4,927,340	$4,922,052	$3,990,717	$7.62
(1)	The four Lowe’s Home Centers, Inc. leases are structured as NNN leases with no termination options or contractual rent escalations.
(2)	U/W vacancy of 10.4% of gross income, which is the weighted average submarket vacancy. The properties have 100.0% physical and economic occupancy.
(3)
Historical and underwritten operating expenses consist primarily of management fees.  Underwritten expenses include a 3.0% management fee, though post acquisition, the Portfolio is self-managed by the borrower.

Property Management.  The Lowe’s Crossed Portfolio Properties are self-managed by borrower.  The sole tenant of each Property, Lowe’s Home Centers, Inc. operates under NNN leases.

Lockbox / Cash Management.    The Lowe’s Crossed Portfolio Loan is structured with a hard lockbox and springing cash management.  Cash management is triggered upon (i) any event of default, or (ii) the failure by the borrower, after the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.65x, and will end if, for a period of two consecutive calendar quarters (a) no event of default has occurred or is then in effect and (b) the DSCR after the end of each of such two consecutive calendar quarters is at least equal to 1.75x.

A cash sweep will commence, with respect to each Lowe’s Crossed Portfolio Property, on the first payment date following the date on which (a) the applicable Lowe’s lease has six months or less until its expiration date, (b) the applicable Lowe’s tenant either (x) goes “dark,” (y) fails to give notice to renew at its renewal notice period, or (z) otherwise gives notice to vacate or terminate its lease during the loan term, (c) a bankruptcy action by the Lowe’s tenant or Lowe’s Parent occurs, or (d) Lowe’s Parent suffers a credit downgrade below investment grade. The cash sweep amount will be capped at the related allocated loan amount for such Lowe’s Crossed Portfolio Property.  Such amounts may be disbursed to the borrower for approved expenses associated with re-letting the space to an acceptable replacement tenant. Additionally, to the extent one of the Lowe’s Crossed Portfolio Loans is not subject to the cash sweep (the “Non-Sweep Loan”), the loan documents require a cash sweep of the cash flow from the Non-Sweep Loan, which swept cash will be applied to each property that is security for the Non-Sweep Loan, up to the allocated loan amount for each such property.

Initial Reserves.    At closing, the borrower deposited (i) $2,000,000 into the rollover reserve account, (ii) $160,000 into a replacement reserve, (iii) $13,719 into an insurance reserve account, and (iv) $15,625 into the required repairs reserve account, which represents 125% of the $12,500 in immediate repairs recommended in the engineering reports.

The Lowe’s Crossed Portfolio Loan documents permit funds in the rollover reserve account, not to exceed $500,000 per lease, to be released in accordance with the Lowe’s Crossed Portfolio Loan documents (i) for reimbursement of approved tenant improvements and leasing commissions incurred in connection with lease renewals and/or extensions, or (ii) for reimbursement for payments related to a Modified Lease (as defined below), provided that lease extension payments are only payable where, following the modification, the weighted average remaining lease term is at least 8 years from the date of modification and no individual lease has less than 3.5 years of term beyond loan maturity.  Additionally, to the extent the related Lowe’s lease expires no sooner than five years after the loan maturity date, excess funds in the rollover reserve account may be released provided (i) the leases for the Lowe’s of West Marietta and Lowe’s of Woodstock Properties have been extended to at least five years beyond the loan maturity date, (ii) there is at least $500,000 per Lowe’s lease whose expiration date occurs within 5 years of the loan maturity date, and (iii) Lowe’s Parent’s credit rating remains investment grade.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

Ongoing Reserves.    On a monthly basis the borrower is required to deposit reserves of (i) $1,247 into a monthly insurance reserve account for the portion of insurance expense not paid by the tenant, and (ii) to the extent funds in the replacement reserve fall below a cap of $160,000, $6,547 each month ($0.15 PSF annually) until funds once again reach the cap.

The Lowe’s Portfolio Loans do not require ongoing tax and/or insurance reserves provided, among other things, (i) Lowe’s, as tenant, is obligated to pay and is paying for taxes and insurance, (ii) there is no event of default, (iii) Lowe’s credit rating remains investment grade and (iv) none of the four Lowe’s Home Centers, Inc. leases have a lease expiration date within one year.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None

Lease Modifications.  The borrower is permitted to modify a Lowe’s lease (a “Modified Lease”) in the following ways without lender approval: (i) for an extension of the lease term without any reduction in rents and no other modifications to the lease; (ii) for a rent reduction of up to 6%, so long as after giving effect to such modification, the weighted average remaining lease term of the Modified Lease(s) is at least 6 years from the date of modification and no individual lease has less than 2.5 years of term beyond loan maturity; or (iii) for a rent reduction of up to 15% so long as after giving effect to such modification the weighted average remaining lease term of the Modified Lease(s) is at least 15 years from the date of modification and no individual lease has less than 7 years of term beyond loan maturity. Borrower may make modifications in increments bound by the limits established in the foregoing clauses (ii) and (iii) on a sliding scale, as provided in the Lowe’s Crossed Portfolio Loan documents.

Release of Collateral:  The borrower has the right to obtain the release of an individual Property, subject to the satisfaction of certain conditions contained in the Lowe’s Crossed Portfolio Loan documents, including (i) at the time of such release, no event of default exists, (ii) after giving effect to such release, (a) the NOI DSCR and NOI Debt Yield are not less than the greater of 2.46x and 11.0%, respectively, and the DSCR and Debt Yield immediately prior to the release and (b) the LTV is not more than 55.4% and the LTV immediately prior to such release, (iii) the loan is paid down in an amount equal to (a) if the remaining lease term of each of the remaining Properties is at least 10 years beyond the maturity of the Lowe’s Portfolio Loan, 120% of the Allocated Loan Amount, (b) if the remaining lease term of each of the remaining Properties is at least 5 years beyond the maturity of the loan, 130% of the allocated loan amount, (c) otherwise, an amount equal to the greater of (x) 95% of the gross sale proceeds from such sale or (y) 130% of the allocated loan amount, in each case, together with yield maintenance.  In addition to the conditions set forth above, the Lowe’s of Alpharetta and Lowe’s of Stone Mountain Properties may not be released until the Lowe’s of West Marietta and Lowe’s of Woodstock Properties have first been released, unless (i) the weighted average remaining lease term of all remaining Properties is at least five years beyond the maturity of the Loan, (ii) each individual remaining lease term has a minimum of three years beyond loan maturity, and (iii) Lowe’s credit rating remains investment grade.

Notwithstanding the above, (i) no Lowe’s Crossed Portfolio Property may be released if any tenant at any of the remaining Properties has either (a) gone “dark” (b) failed to give notice to renew at its renewal notice period, (c) otherwise gave notice to vacate or terminate their lease during the term of the Lowe’s Crossed Portfolio Loan, (d) if Lowe’s parent has suffered a credit downgrade below investment grade, or (e) if Lowe’s Parent or the Lowe’s tenant entity has filed for bankruptcy, and (ii) unless the borrower provides lender with a waiver of tenant’s ROFO with respect to any foreclosure or deed-in-lieu of foreclosure by Lender, the borrower may not obtain a release pursuant to which only one Lowe’s Crossed Portfolio Property would be left as collateral between the two Lowe’s Crossed Portfolio Loans.

Cross-Collateralization:  The Lowe’s Loan A and Lowe’s Loan B may be un-crossed in connection with an individual loan being assumed in connection with a bona fide third party sale of the applicable Lowe’s Crossed Portfolio Properties subject to (i) for each of Lowe’s Loan A and Lowe’s Loan B, lease extensions resulting in a weighted average remaining lease term which extends at least five years beyond maturity and each individual lease having at least three years of excess term beyond maturity, (ii)  after giving effect to such release, (a) the NOI DSCR and NOI Debt Yield are not less than the greater of 2.46x and 11.0%, respectively and the DSCR and Debt Yield immediately prior to the release and (b) the LTV is not more than 55.4% and the LTV immediately prior to such release, and (iii) a pay down of each loan equivalent to the amount which would have been received pursuant to the “Release of Collateral” section above if the properties serving as collateral for the other Lowe’s Loan had been released pursuant thereto.

Substitution.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various (Atlanta, GA MSA)	Collateral Asset Summary Lowe’s Crossed Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.4% 2.60x 12.4%

Woodstock
575 Molly Lane
Woodstock, GA 30189
Alpharetta
10580 Duke Drive
Alpharetta, GA 30076
Marietta
2650 Dallas Highway Southwest
Marietta, GA 30066
Lilburn
4855 Stone Mountain Highway
Lilburn, GA 30047
ATLANTA
Emerson
Acworth
Mountain Park
Alpharetta
Roswell
Suwanee
Duluth
Berkeley Lake
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Hiram
Powder Springs
Smyrna
Doraville
Lilburn
Snellville
Mableton
Austell
Tucker
Decatur
Douglasville
Redan
Lithonia
Gresham Park
East Point
Conyers
HARTSFIELD-JACKSON ATLANTA INTERNATIONAL AIRPORT
Union City
Forest Park
Riverdale
Fairburn
Stockbridge
Palmetto
Jonesboro
Tyrone
Fayetteville
Lovejoy
Mcdonough
Peachtree City
Hampton
75
401
575
400
19
985
85
285
20
402
675
403
CARTIFACT
MAP © 2012 CARTIFACT · DATA © BROADMAP

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank		Single Asset / Portfolio:	Portfolio of Seven Properties
Loan Purpose:	Refinance		Property Type:	Suburban Office / Warehouse Industrial /
Sponsor:	Gladstone Commercial Corporation			Cold Storage-Flex Industrial / Medical
Borrower(1):	Various			Office
Original Balance:	$34,000,000		Collateral:	Fee Simple
Cut-off Date Balance:	$33,946,293		Location:	Ohio, Virginia, Michigan, Georgia
% by Initial UPB:	3.1%			Pennsylvania, North Carolina
Interest Rate:	4.8600%		Year Built / Renovated:	1985 – 2007 / Various
Payment Date:	1st of each month		Total Sq. Ft.:	530,592
First Payment Date:	November 1, 2012		Property Management:	Self-managed / Duke Realty Services
Maturity Date:	October 1, 2022			Limited Partnership
Amortization:	300 months		Underwritten NOI:	$3,878,512
Additional Debt:	None		Underwritten NCF:	$3,475,590
Call Protection:	L(25), D(92), O(3)		Appraised Value:	$51,500,000
Lockbox / Cash Management:	Hard / Springing		Appraisal Date:	August and September 2012

Reserves(2)			Historical NOI(3)
	Initial	Monthly	T-6 Annualized NOI:	$4,457,877 (June 30, 2012)
Taxes:	$0	Springing	2011 NOI:	$3,680,971 (December 31, 2011)
Insurance:	$0	Springing	2010 NOI:	$3,302,772 (December 31, 2010)
Replacement:	$4,422	$4,422	2009 NOI:	$3,321,636 (December 31, 2009)
TI/LC:	$500,000	$28,750
MedPlus TI Reserve:	$300,000	$0	Historical Occupancy
MedPlus Repair Reserve:	$180,000	$0	Current Occupancy:	100.0% (September 2012)
MedPlus Free Rent Reserve :	$192,000	$0	2011 Occupancy:	100.0% (December 31, 2011)
			2010 Occupancy:	100.0% (December 31, 2010)
Financial Information			2009 Occupancy:	100.0% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:	$64
(1)   See “The Borrower / Sponsor” herein for details.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Historical NOI does not reflect income from all tenants. Northside Hospital, Inc. signed a 16-year lease dated December 14, 2010. Prior to that date, the building was leased to Radiotherapy Clinics of Georgia as part of a master lease across multiple properties.  Independent Project Analysis signed a 15-year lease effective January 25, 2010 as part of a sale-leaseback transaction with the Sponsor.

Balloon Balance / Sq. Ft.:	$48
Cut-off Date LTV:	65.9%
Balloon LTV:	49.1%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.48x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

Portfolio Summary
Property Name	Location	Total Sq. Ft.	Year Built / Renovated	Allocated Mortgage Loan Amount	Appraised Value	Occupancy(1)
Independent Project Analysis	Ashburn, VA	52,130	2001 / NAP	$7,580,000	$10,800,000	100.0%
Fishbeck, Thompson, Carr & Huber	Grand Rapids, MI	63,235	2001 / NAP	$6,120,000	$10,500,000	100.0%
Dimex	Marietta, OH	223,458	1992 / 2007	$5,930,000	$8,500,000	100.0%
MedPlus	Mason, OH	60,000	2002 / NAP	$4,460,000	$6,400,000	100.0%
Sun Rich Fresh Foods	Reading, PA	42,900	2007 / NAP	$4,180,000	$6,600,000	100.0%
Northside Hospital Outpatient Center	Cumming, GA	13,919	2004 / 2011-2012	$3,300,000	$4,800,000	100.0%
Rutland Plastic Technologies	Pineville, NC	74,950	1985 / 2009	$2,430,000	$3,900,000	100.0%
Total / Wtd. Avg.		530,592		$34,000,000	$51,500,000	100.0%
(1)	As of September 2012.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)(3)	% of Total U/W Base Rent	Lease Expiration(4)
Independent Project Analysis, Inc.	NR/NR/NR	52,130	9.8%	$15.76	18.2%	1/31/2027
Fishbeck, Thompson, Carr & Huber, Inc.	NR/NR/NR	63,235	11.9%	$15.37	21.6%	4/30/2025
Dimex LLC	NR/NR/NR	223,458	42.1%	$3.52	17.5%	8/30/2028
MedPlus, Inc.	BBB+/Baa2/BBB+	60,000	11.3%	$9.60	12.8%	6/30/2020
Sun Rich Fresh Foods (PA), Inc.	NR/NR/NR	42,900	8.1%	$14.66	14.0%	1/31/2028
Northside Hospital, Inc.	NR/Baa2/NR	13,919	2.6%	$25.36	7.8%	12/31/2026
Rutland Plastic Technologies, Inc.	NR/NR/NR	74,950	14.1%	$4.90	8.1%	4/30/2028
Total Occupied Collateral		530,592	100.0%	$8.49	100.0%
Vacant		0	0.0%
Total		530,592	100.0%

(1)
Certain ratings are those of the parent company whether or not the parent company guarantees the lease. The MedPlus lease is guaranteed by Qwest Diagnostics, Inc.  Northside Hospital, GA’s October 1, 2016 revenue bonds are rated Baa2 by Moody’s.

(2)
All tenants within the Gladstone Portfolio II Properties have annual rental increases, with the exception of MedPlus, Inc. which has bi-annual increases, which range between 2.0% and 3.0%.  MedPlus, Inc. is currently in a rent abatement period which expires January 31, 2013.  A Free Rent Reserve was established at loan closing.

(3)	U/W Base Rent PSF includes contractual rental increases through February 1, 2013.
(4)
The MedPlus lease includes a termination option effective June 30, 2018, provided that tenant delivers its notice to terminate on or before August 30, 2017 and simultaneously provides landlord a termination fee equal to $101,000 plus the unamortized costs (calculated at the rate of 8% per annum) of the MedPlus TI Reserve, plus the aggregate amount of abated rent from September 1, 2012 through January 31, 2013 ($240,000), plus any fees or commissions paid by landlord to any person in connection with extension of the lease term from January 31, 2013 through June 30, 2020.  In the event MedPlus, Inc. exercises its termination option, lender will collect the termination fee.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	60,000	11.3%	60,000	11.3%	$9.60	12.8%	12.8%
2021	0	0	0.0%	60,000	11.3%	$0.00	0.0%	12.8%
2022	0	0	0.0%	60,000	11.3%	$0.00	0.0%	12.8%
Thereafter	6	470,592	88.7%	530,592	100.0%	$8.35	87.2%	100.0%
Vacant	NAP	0	0.0%	530,592	100.0%	NAP	NAP
Total / Wtd. Avg.	7	530,592	100.0%			$8.49	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Gladstone Portfolio II loan (the “Gladstone Portfolio II Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in seven office, industrial and medical office properties located in Ohio, Virginia, Michigan, Pennsylvania, Georgia and North Carolina, containing an aggregate of 530,592 sq. ft. (each, a “Property,” and collectively, the “Gladstone Portfolio II Properties” or the “Portfolio”). The Gladstone Portfolio II Loan has a 10-year term and amortizes on a 25-year schedule. The Gladstone Portfolio II Loan accrues interest at a fixed rate equal to 4.8600% and has a cut-off date balance of approximately $33.9 million. Loan proceeds were used to retire existing debt of approximately $45.4 million, fund initial reserves of approximately $1.2 million and pay customary closing costs. Based on the aggregate appraised value of $51.5 million, as of August and September 2012, the cut-off date LTV is 65.9% and the remaining implied equity is approximately $17.6 million. The most recent prior financings of the Gladstone Portfolio II Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,000,000	71.7%	Loan Payoff	$45,413,263	95.8%
Sponsor Equity	$13,391,896	28.3%	Reserves	$1,176,422	2.5%
			Closing Costs	$802,211	1.7%
Total Sources	$47,391,896	100.0%	Total Uses	$47,391,896	100.0%

The Borrower / Sponsor.    The borrowers, NH10 Cumming GA LLC, D08 Marietta OH LLC, MPI06 Mason OH LLC, SRFF08 Reading PA, L.P., RPT08 Pineville NC, L.P., IPA12 Ashburn VA SPE LLC and FTCHI07 Grand Rapids MI LLC, are each structured to be bankruptcy remote, each with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Gladstone Commercial Corporation.

Gladstone Commercial Corporation (“Gladstone”), a publically traded REIT (NASDAQ: GOOD) focuses on acquiring and holding single tenant, net-leased properties.  As of June 30, 2012, it is reported that Gladstone has a portfolio of 77 properties across the central and eastern portion of the United States accounting for more than 7.6 million sq. ft. of gross leasable area.  Based on the reported acquisition price of the Gladstone Portfolio II Properties, the loan represents a 68.5% loan to cost.

The Properties.     The Gladstone Portfolio II Properties are located in Ohio, Michigan, Virginia, Michigan, Pennsylvania, Georgia and North Carolina. The Gladstone Portfolio II Properties are 100.0% occupied by seven tenants as of September 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

Independent Project Analysis (9.8% of Portfolio NRA, 18.2% of U/W Base Rent) is a 52,130 sq. ft. single-tenant, office property located in Ashburn, Virginia, approximately 32 miles northwest of Washington, DC and 9 miles north of Washington Dulles International Airport. The Property was built in 2001 and is 100.0% leased to Independent Project Analysis, Inc. (“IPA”) on a 15-year net lease which expires January 31, 2027.  Founded in 1987, IPA provides consultant services in project evaluation and project system benchmarking across multiple industries including advanced biofuels, chemicals, petroleum exploration and expedition and food and consumer projects.  IPA has seven offices across five continents.  The property serves as a full service office and hosts all management and board meetings.

Fishbeck, Thompson, Carr & Huber (11.9% of Portfolio NRA, 21.6% of U/W Base Rent) is a 63,235 sq. ft. office property located in Grand Rapids, Michigan approximately 9 miles east of downtown Grand Rapids and 6 miles north of Gerald R. Ford International Airport.  The property was designed by and constructed for Fishbeck, Thompson, Carr & Huber, Inc. (“FTC&H”) in 2001, obtained LEED Gold certification in November 2011, and acts as the corporate headquarters.  Founded in Grand Rapids in 1956, FTC&H employs over 320 staff members who provide civil engineering, environmental, architectural, construction management and other related services.  Corporate clients include Abbot, Meijer, AMC Theatres, Publix and Michigan State University.  In May 2010, FTC&H signed a new 15-year net lease amendment which expires April 30, 2025.

Dimex (42.1% of Portfolio NRA, 17.5% of U/W Base Rent) is a 223,458 sq. ft. industrial warehouse property located in Marietta, Ohio approximately 4 miles southeast of Interstate 77.  Interstate 77 provides access to Interstate 70 approximately 43 miles to the north and Interstates 64 and 79 approximately 86 miles to the south.  The property was built in 1992 and renovated in 2007 and is 100.0% leased to Dimex LLC (“Dimex”) on a 20-year net lease which expires August 30, 2028.  Founded in 1991, and headquartered at the property, Dimex operates as a low cost manufacturer for various industries whose product mixes include landscape, masonry, marine, industrial matting, office, and wall coverings.

MedPlus (11.3% of Portfolio NRA, 12.8% of U/W Base Rent) is a 60,000 sq. ft. office property located in Mason, Ohio approximately 20 miles northeast of Cincinnati and directly west of Interstate 71. The property was constructed in 2002 as a build-to-suit for MedPlus, Inc. (“MedPlus”) and acts as the corporate headquarters.  In September 2012, MedPlus entered into a lease amendment extending the term of their net lease through June 30, 2020, with two remaining five-year options.  Since its inception in 1991, MedPlus has focused on developing and supporting clinical and administrative information technology applications that serve physician practices, hospitals and information networks and exchanges.  MedPlus, is a subsidiary of Quest Diagnostics (NYSE: DGX), who guarantees the lease.

Sun Rich Fresh Foods (8.1% of Portfolio NRA, 14.0% of U/W Base Rent) is a 42,900 industrial cold storage/flex facility that is 55% cold storage, 25% production/dry storage and 20% office.  The property is located in Reading, Pennsylvania approximately 0.25 miles west of Route 422, a major thoroughfare that extends to Philadelphia approximately 60 miles to the southeast.  The property was constructed in 2007 as a build-to-suit for Sun Rich Fresh Foods (PA), Inc. (“Sun Rich PA”) who occupies 100.0% of the property on a 20-year net lease which expires January 31, 2028.  Sun Rich Fresh Foods, Inc., Sun Rich PA’s parent company and lease guarantor, was established in 1988 as a fresh-cut fruit processing company and supplies single type fresh fruits and vegetables to foodservice providers and retailers.

Northside Hospital Outpatient Center (2.6% of Portfolio NRA, 7.8% of U/W Base Rent) is a 13,919 sq. ft. medical office building located in Cumming, Georgia approximately 39 miles north of Atlanta and less than one mile south of Northside Hospital – Forsyth.  The property was built in 2004 and completed renovations in 2011/2012 by the current tenant Northside Hospital, Inc. (“Northside”) at a reported cost of $2.5 million ($180 per sq. ft.).  Northside signed a 16-year net lease in December 2010 which expires December 31, 2026.  Northside, a non-profit hospital system, has a total of 753 licensed beds across three main hospitals (Atlanta, Cherokee and Forsyth) and 15 hospital affiliated outpatient centers and medical office buildings.  In addition, Northside has over 1,500 physicians on staff and sees nearly 700,000 patients annually.

Rutland Plastic Technologies (14.1% of Portfolio NRA, 8.1% of U/W Base Rent) is a 74,950 sq. ft. industrial warehouse facility located in Pineville, North Carolina approximately 9 miles southwest of Charlotte and directly south of Interstate 485.  The property was built in 1985 and renovated in 2009 and is 100.0% leased to Rutland Plastic Technologies, Inc. (“Rutland”) on a 20-year net lease which expires April 30, 2028.  In addition, Rutland is currently renovating 12,200 sq. ft. of office space (16.3% of NRA) at a reported cost of $250,000 ($20 per office sq. ft.).  Rutland, an operating unit of Rutland Holdings, Inc., was founded in 1962 and is a manufacturer of specialty inks for the textile industry and supplier of plastic coating for commercial and industrial applications.  Rutland has operations in the United States, United Kingdom and Hong Kong.  The property serves as Rutland’s world headquarters.

Environmental Matters.     The Phase I environmental reports dated August 2012 recommended no further action at the Independent Project Analysis, Fishbeck, Thompson, Carr & Huber, Dimex, MedPlus, Northside Hospital Outpatient Center and Rutland Plastic Technologies properties.  The Phase I environmental report dated August 15, 2012 noted the Sun Rich Foods Property was historically a portion of a former steel manufacturing facility that was found to have subsurface impacts.  The surrounding areas of the property

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

were investigated under the Pennsylvania Land Recycling Program (Act 2) with the final solution for the subsurface contamination being a deed restriction including restricting groundwater from potable consumption and agricultural uses, and a restriction from future residential uses.  The report recommended the borrower continue to comply with such restrictions.

The Market.    The Gladstone Portfolio II Properties are located in seven cities within six states. The following chart compares market data to the Gladstone Portfolio II Properties.

Gladstone Portfolio II Market Comparison
Property Name	City	CoStar Property Type(1)	CoStar Submarket(1)	Occupancy		Rental Rate PSF
				Phys.(2)	Mkt.(1)	U/W	Mkt.(1)
Independent Project Analysis	Ashburn, VA	Class B Office	Route 7 Corridor	100.0%	91.7%	$15.76	$25.18
Fishbeck, Thompson, Carr & Huber	Grand Rapids, MI	Class B Office	Ada/Lowell	100.0%	91.9%	$15.37	$15.22
Dimex	Marietta, OH	Warehouse Industrial	10-mile Radius(3)	100.0%	93.3%	$3.52	$3.00
MedPlus	Mason, OH	Class B Office	Mason/Montgomery	100.0%	85.6%	$9.60	$15.25
Sun Rich Fresh Foods	Reading, PA	Flex Industrial(4)	Berks County	100.0%	96.6%	$14.66	$10.45
Northside Hospital Outpatient Center	Cumming, GA	Medical Office	N. Fulton/Forsyth County	100.0%	82.6%	$25.36	$21.40
Rutland Plastic Technologies	Pineville, NC	Warehouse Industrial	State Line	100.0%	92.6%	$4.90	$3.74
Total / Wtd. Avg.				100.0%	92.0%	$8.49	$9.21
(1)	Market information is based on Q3 2012 CoStar reports, and represents submarket Occupancy and Rental Rates PSF, unless otherwise noted.
(2)	Physical Occupancy based on the rent rolls dated September 2012.
(3)	The Marietta, Ohio market is not classified within a submarket by CoStar, therefore a 10-mile radius was utilized by the submarket.
(4)
CoStar categorizes the Sun Rich Fresh Foods property as Production Industrial, however comparable properties within the market or submarket are limited.  Due to the diversified rentable area of the property, (cold storage 55% of NRA, dry storage 25%of NRA and office 20% of NRA) Flex Industrial was utilized.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2010	2011	T-6 6/30/2012 Annualized	U/W	U/W PSF
Base Rent(2)	$3,339,009	$3,704,798	$4,453,985	$4,505,478	$8.49
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$3,339,009	$3,704,798	$4,453,985	$4,505,478	$8.49
Total Recoveries	17,089	16,180	16,080	2,019,255	3.81
Total Other Income	0	0	0	0	0.00
Less: Vacancy(3)	0	0	0	(626,966)	(1.18)
Effective Gross Income	$3,356,097	$3,720,978	$4,470,066	$5,897,767	$11.12
Total Operating Expenses(4)	53,325	40,008	12,188	2,019,255	3.81
Net Operating Income	$3,302,772	$3,680,971	$4,457,877	$3,878,512	$7.31
TI/LC	0	0	0	$304,405	0.57
Capital Expenditures	0	0	0	98,517	0.19
Net Cash Flow	$3,302,772	$3,680,971	$4,457,877	$3,475,590	$6.55

(1)
Historical NOI does not reflect income from all tenants.  Northside Hospital, Inc. signed a 16-year lease dated December 14, 2010.  Prior to that date, the building was leased to Radiotherapy Clinics of Georgia as part of a master lease across multiple properties.  Independent Projects Analysis signed a 15-year lease effective January 25, 2012 as part of a sale-leaseback transaction with the Sponsor.

(2)	U/W Base Rent includes $30,849 in contractual step rent through February 2012.
(3)	Underwritten vacancy of 9.6% of gross income compared to physical vacancy of 0.0%.
(4)	Underwritten expenses based on appraiser or comparable property estimates assuming NNN lease.

Property Management.    The Gladstone Portfolio II Properties are self-managed by the tenant, with the exception of the MedPlus Property, which is managed by Duke Realty Services Limited Partnership.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

Lockbox / Cash Management.    The Gladstone Portfolio II Loan is structured with a hard lockbox and springing cash management. A cash sweep event commences upon: (i) upon any event of default until the event of default is cured or waived, (ii) upon any bankruptcy action of a borrower or property manager, and will cease, with respect to a bankruptcy action of the property manager only, if a qualified manager is approved as replacement manager within 60 days, (iii) if the DSCR is less than 1.15x on a trailing 3 month period, (iv) any tenant vacates, gives notice of an intention to vacate its leased premises or ceases to be in occupancy and open for business in at least 75% of its leased premises and the DSCR excluding all rent allocated to the individual property leased by the tenant vacating or ceasing operations on a trailing 3 month period is 1.19x or less, unless the following are satisfied (a) the tenant is an investment grade tenant, (b) the tenant continues to pay rent, (c) the DSCR on a trailing 3 month period is not less than 1.20x and (d) the borrower has hired an qualified manager pursuant to a replacement management agreement approved by lender, and (v) any tenant becomes the subject of a bankruptcy action that is not dismissed within 60 days unless the tenant has affirmed and assumed its obligations under its lease on terms approved by lender and  as authorized by the applicable bankruptcy court and the tenant is paying rent, and the DSCR excluding all rent allocated to the individual property occupied by the tenant that is the subject of the bankruptcy action on a trailing 3 month period is 1.19x or less.

Initial Reserves.    At closing, the borrowers deposited (i) $4,422 into the replacement reserve account, (ii) $500,000 into the TI/LC reserve account, (iii) $300,000 into the MedPlus tenant improvement reserve, (iv) $180,000 into the MedPlus repair reserve account, and (v) $192,000 into the MedPlus free rent reserve account.

Ongoing Reserves.    On a monthly basis the borrower is require to deposit reserves of (i) unless certain conditions are satisfied in the loan documents, 1/12 of the estimated annual real estate taxes, (ii) unless certain conditions are satisfied in the loan documents, 1/12 of the annual insurance premiums, (iii) $4,422 into the replacement reserve account capped at $250,000 and (iv) $28,750 into the rollover reserve account until the amount in the rollover reserve equals $500,000.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. On any date that is at least two years after the securitization closing date, the borrower is permitted to cause the release of an individual property, subject to satisfaction of certain conditions, including but not limited to: (a) after the defeasance, the remaining properties must have a DSCR of at least 1.35x on a trailing 12 month basis and an LTV ratio of not more than 125% and (b) payment to lender of the partial defeasance deposit  in an amount equal to the greater of (i) 120% of the allocated loan amount and (ii) 80% of the proceeds from the sale of the applicable individual property.

Substitution of Properties. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Gladstone Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,946,293 65.9% 1.48x 11.4%

CANADA
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
MAINE
VT.
N.H.
MASS.
Boston
CONN.
R.I.
NEW YORK
Syracuse
Buffalo
WISCONSIN
MICHIGAN
Milwaukee
Grand Rapids
Lansing
Detroit
Chicago
IOWA
PENNSYLVANIA
New York
N.J.
Philadelphia
Cleveland
Pittsburgh
OHIO
Columbus
INDIANA
Indianapolis
ILLINOIS
MD.
DEL.
Washington DC
Cincinnati
WEST VIRGINIA
Richmond
VIRGINIA
St. Louis
Louisville
Lexington
MISSOURI
KENTUCKY
NORTH CAROLINA
Raleigh
Nashville
Knoxville
TENNESSEE
Charlotte
ARKANSAS
Memphis
Little Rock
Columbia
SOUTH CAROLINA
Atlanta
ATLANTIC OCEAN
Birmingham
ALABAMA
GEORGIA
MISSISSIPPI
Montgomery
Jackson
LOUISIANA
CARTIFACT.
MAP © 2012 CARTIFACT · DATA © BROADMAP
1
2
3
4
5
6
7

GLADSTONE PORTFOLIO II

	Property Name	*Address*	*City/State*	*Zip Code*
1	Independent Project Analysis	44426 Atwater Drive	Ashburn, VA	20147
2	Fishbeck, Thompson, Carr & Huber	1515 Arboretum Drive Southeast	Grand Rapids, MI	49546
3	Dimex	28305 State Route 7 North	Marietta, OH	45750
4	MedPlus	4690 Parkway Drive	Mason, OH	45040
5	Sun Rich Fresh Foods	425 Gateway Drive	Reading, PA	19601
6	Northside Hospital Outpatient Center	1055 Haw Creek Parkway	Cumming, GA	30041
7	Rutland Plastic Technologies	10021 Rodney Street	Pineville, NC	28134

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1515 Broad Street Bloomfield, NJ 07003	Collateral Asset Summary 1515 Broad Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 72.7% 1.40x 9.6%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Suburban Office
Sponsor:	Hampshire Partners Fund VI, L.P.			Collateral:	Fee Simple
Borrower:	1515 Broad Street, LLC			Location:	Bloomfield, NJ
Original Balance:	$32,000,000			Year Built / Renovated:	1966-1969 / 2010
Cut-off Date Balance:	$32,000,000			Total Collateral Sq. Ft.:	232,169
% by Initial UPB:	2.9%			Property Management:	The Hampshire Companies, LLC
Interest Rate:	4.9510%			Underwritten NOI:	$3,062,458
Payment Date:	6th of each month			Underwritten NCF:	$2,865,114
First Payment Date:	December 6, 2012			Appraised Value(1):	$44,000,000
Maturity Date:	November 6, 2022			Appraisal Date:	August 16, 2012
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection(1):	L(24), D(92), O(4)			TTM NOI:	$3,028,497 (T-12 June 30, 2012)
Lockbox / Cash Management(2):	Hard / Springing			2011 NOI:	$2,915,125 (December 31, 2011)
				2010 NOI:	$2,776,207 (December 31, 2010)
Reserves
	Initial		Monthly	Historical Occupancy(5)
Taxes:	$65,583		$65,583	Current Occupancy:	100.0% (August 12, 2012)
Insurance(3):	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
Replacement:	$0		$3,870	2010 Occupancy:	80.9% (December 31, 2010)
TI/LC:	$0		$12,576	2009 Occupancy:	55.1% (December 31, 2009)
Required Repairs:	$7,813		$0
(1)   The loan documents permit the release of Parcel C (a leased fee parcel with associated operating expenses), subject to, among other things, the transfer of the parcel to another owner. Upon release and transfer, the borrower will no longer be responsible for such operating expenses. The appraised value does not include the value this parcel.
(2)   Cash management will be triggered: (i) during any Cash Trap Period until such period has ended, (ii) if the DSCR is less than 1.20x at the end of one calendar quarter until the DSCR is at least 1.25x for two consecutive calendar quarters. A “Cash Trap Period” will be triggered: (i) during an event of default, (ii) during any bankruptcy by the borrower, sponsor, guarantor, or property manager and (iii) if ITT Space Systems or Lummus (a) vacates, surrenders, or otherwise goes dark, (b) delivers notice not to renew, (c) has not renewed nine months (with respect to ITT) or 12 months (with respect to Lummus) prior to its respective lease expiration date, or (d) goes bankrupt.
(3)   Monthly insurance reserves will not be collected so long as (i) no event of default exists and (ii) borrower provides evidence that timely payments of insurance premiums are being made.
(4)   At closing, borrower funded a reserve to cover operating expenses associated with Parcel C. Prior to the release of Parcel C, to the extent any amounts are withdrawn from the reserve, borrower is required to deposit additional funds so that the reserve balance will equal the expected operating costs associated with Parcel C for the succeeding 12 months, not to exceed $150,000.
(5)   The property underwent significant renovations between 2007 and 2010 and was in the final stages of lease up during 2009 and 2010.

Parcel C Reserve(4):	$150,000		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$138
Balloon Balance / Sq. Ft.:		$113
Cut-off Date LTV:		72.7%
Balloon LTV:		59.7%
Underwritten NOI DSCR:		1.49x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		9.6%
Underwritten NCF Debt Yield:		9.0%

TRANSACTION HIGHLIGHTS
▪
Recently Renovated Class A Office. The borrower invested approximately $6.7 million to completely renovate the property between 2007 and 2010, including installation of energy efficient facades, windows, and doors, a new roof, a fitness center, new elevators, and a new parking lot.

▪
Limited Rollover. Leases representing 34.2% of the NRA expire during the term of the 1515 Broad Street Loan. ITT Space Systems LLC’s two leases expire in 2015 (16.1% of NRA) and 2018 (7.8% of NRA) and the New Jersey Prostate Cancer Center lease expires in 2021 (10.3% of NRA). ITT Space Systems and the New Jersey Prostate Cancer Center have invested approximately $3.0 million ($54 PSF) and $3.5 million ($146 PSF) in their spaces, respectively.

▪	Institutional Sponsorship. The Hampshire Companies, founded in 1976, currently owns and operates a portfolio of 259 properties in 28 state totaling over 23 million square feet.
▪
Borrower’s basis. Inclusive of 2003 purchase price and subsequent capital expenditures at the property, the sponsor has a reported cost basis of $45.9 million with $13.9 million of equity remaining in the transaction.

▪
Accessibility. The property is located less than 15 miles west of New York City and is accessible via the Garden State Parkway, Route 3, Interstate 80 and Interstate 280. Several New Jersey Transit train stations and New Jersey Transit Bus Service are located in the vicinity of the property and Newark Liberty Airport is located approximately 16 miles away.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Strategic Storage Trust Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 59.3% 1.81x 11.5%

Mortgage Loan Information				Property Information
Loan Seller:	KeyBank			Single Asset / Portfolio:	Portfolio of Nine Properties
Loan Purpose:	Refinance			Property Type:	Self Storage
Sponsor:	Strategic Storage Trust, Inc.			Collateral:	Fee Simple
Borrower:	SSTI 281 Richwood Rd, LLC; SSTI			Location:	California, Kentucky, Nevada,
	2526 Ritchie St, LLC; SSTI 5970				New Jersey, Virginia
	Centennial Cir, LLC; SSTI 815 Lasalle			Year Built / Renovated:	1991-2007 / Various
	Ave, LLC; SSTI 8900 Murray Ave,			Total Units:	5,069
	LLC; SSTI 2025 N Rancho Dr, LLC;			Property Management:	Strategic Storage Property
	SSTI 3200 Route 37 E, LLC; SSTI				Management, LLC
	12714 S La Cienega Blvd, LLC; SSTI			Underwritten NOI:	$3,570,651
	3155 W Ann Rd, LLC			Underwritten NCF:	$3,477,901
Original Balance:	$31,000,000			Appraised Value:	$52,300,000
Cut-off Date Balance:	$31,000,000			Appraisal Date:	August 2012
% by Initial UPB:	2.8%
Interest Rate:	4.6500%			Historical NOI(4)
Payment Date:	1st of each month			TTM NOI:	$3,602,103 (July 31, 2012)
First Payment Date:	December 1, 2012			2011 NOI	$3,555,225 (December 31, 2011)
Maturity Date:	November 1, 2022			2010 NOI:	NAV
Amortization:	Interest-only for first 12 months; 360			2009 NOI:	NAV
	months thereafter
Additional Debt:	None			Historical Occupancy(4)
Call Protection:	L(24), D(93), O(3)			Current Occupancy:	84.2% (August 30, 2012)
Lockbox / Cash Management(1):	Springing Soft / Springing			2011 Occupancy:	75.4% (December 31, 2011)
				2010 Occupancy:	NAV
Reserves				2009 Occupancy:	NAV
	Initial		Monthly
(1)   Cash management will be triggered upon (i) an event of default, (ii) a bankruptcy action of a borrower, (iii) if the DSCR is less than 1.15x on a T-3 month period.
(2)   Insurance escrows will commence:  (i) upon an event of default, (ii) upon notice of termination, cancellation, or lapse of coverage, (iii) cancellation, termination, or lapse of coverage, or (iv) if borrower fails to provide evidence of coverage to lender.
(3)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.44x and 2.38x, respectively.
(4)   The sponsor acquired the properties between 2009 and 2011, therefore, historical NOI and historical occupancy are not available for all properties for 2010.  The TTM NOI includes T-11 annualized NOI from the SmartStop Gilroy property and T-9 annualized NOI from the SmartStop Toms River property. The sponsor acquired the properties between 2009 and 2011, therefore, historical NOI and historical occupancy are not available for all properties for 2009 and 2010.  In addition, the TTM NOI includes T-11 annualized NOI from the SmartStop - Gilroy property and T-9 annualized NOI from the SmartStop - Toms River property.  Furthermore, the 2011 NOI includes T-4 annualized NOI from the SmartStop - Gilroy property, T-2 annualized NOI from the SmartStop - Toms River property and T-5 annualized NOI from the SmartStop - Hampton property, which were acquired in 2011.

Taxes:	$87,112		$51,886
Insurance(2):	$0		Springing
Replacement:	$7,730		$7,730
TI/LC:	$0		$0

Financial Information

Cut-off Date Balance / Unit:		$6,116
Balloon Balance / Unit:		$5,110
Cut-off Date LTV:		59.3%
Balloon LTV:		49.5%
Underwritten NOI DSCR(3):		1.86x
Underwritten NCF DSCR(3):		1.81x
Underwritten NOI Debt Yield:		11.5%
Underwritten NCF Debt Yield:		11.2%

TRANSACTION HIGHLIGHTS
▪
Strong Sponsorship. Strategic Storage Trust, Inc. (“SSTI”) is one of five publicly-registered self storage REITs in the United States. As of June 30, 2012 it is reported that SSTI owned 92 self storage facilities located in 17 states and Canada, comprising approximately 61,010 self storage units totaling 7.5 million rentable sq. ft. SSTI’s self storage properties are branded as SmartStop Self Storage.

▪
Remaining Equity. Based on the reported cost basis of $49,098,644, the sponsor had $18,098,644 of equity remaining in the Strategic Storage Trust Portfolio properties as of loan closing resulting in a loan-to-cost ratio of 63.1%. The sponsor acquired the properties between 2009 and 2011.

▪
Portfolio Diversity. The properties are located in nine markets in five different states (CA, KY, NV, NJ and VA) comprising 5,069 units. No one property represents more than 22.6% of the underwritten effective gross income of the Strategic Storage Trust Portfolio.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Family Dollar Portfolio Pool 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,160,012 60.6% 2.74x 12.7%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of 36 Properties
Loan Purpose:	Acquisition			Property Type:	Single Tenant Retail
Sponsor:	Cole REIT III Operating Partnership,			Collateral:	Fee Simple
	LP			Location:	Various
Borrower:	Cole FD Portfolio IV, LLC			Year Built / Renovated:	1978-2011 / Various
Original Balance:	$29,160,012			Total Sq. Ft.:	303,582
Cut-off Date Balance:	$29,160,012			Property Management:	Cole Realty Advisors, Inc.
% by Initial UPB:	2.6%			Underwritten NOI:	$3,714,050
Interest Rate(1):	4.4750%			Underwritten NCF:	$3,630,877
Payment Date:	6th of each month			Appraised Value:	$48,145,000
First Payment Date:	November 6, 2012			Appraisal Date:	July 2012 – August 2012
Anticipated Repayment Date(1):	October 6, 2022
Maturity Date:	April 30, 2027			Historical NOI(3)
Amortization:	Interest Only ARD			TTM NOI:	NAV
Additional Debt:	None			2011 NOI:	NAV
Call Protection:	L(25), YM1(88), O(7)			2010 NOI:	NAV
Lockbox / Cash Management:	Hard / In Place			2009 NOI:	NAV

Reserves				Historical Occupancy
	Initial		Monthly	Current Occupancy:	100.0% (November 6, 2012)
Taxes(2):	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
Insurance(2):	$0		Springing	2010 Occupancy:	100.0% (December 31, 2010)
Replacement(2):	$0		Springing	2009 Occupancy:	100.0% (December 31, 2009)

(1)   If the loan is not repaid in full by the anticipated repayment date, the interest rate will increase to the sum of (i) 3.0000% plus (ii) the greater of (a) 4.4750% and (b) the sum of (x) the then 10-year swap rate plus (y) 2.7500%.
(2)   Monthly reserves will be required upon a material lease default or lease termination.
(3)   The properties were owned, directly or indirectly by Family Dollar Stores, Inc. prior to the sponsor’s acquisition and NOI was not reported.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$96
Balloon Balance / Sq. Ft.:		$96
Cut-off Date LTV:		60.6%
Balloon LTV:		60.6%
Underwritten NOI DSCR:		2.81x
Underwritten NCF DSCR:		2.74x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		12.5%

TRANSACTION HIGHLIGHTS
▪
Credit Rated Tenant. The lease is guaranteed by Family Dollar Stores, Inc. (rated NR/Baa3/BBB- by Fitch/Moody’s/S&P). Family Dollar increased revenue through the recession, achieving year-over-year revenue growth for each fiscal year from 2009 to 2012, with growth of 6.0%, 6.3%, 8.7% and 9.2%, respectively. Family Dollar’s market capitalization as of October 16, 2012 totaled approximately $8.0 billion, EBITDA for the fiscal year ending August 31, 2012, was $910.4 million, and total company debt of $532.5 million, resulting in a total debt to EBITDA ratio of 0.58x.

▪
Diversification. The portfolio exhibits geographic diversification with 36 properties located in 33 cities throughout 11 states with concentrations in Texas (27.1% of NRA), Florida (16.0% of NRA) and Louisiana (11.2% of NRA).

▪
Experienced Sponsorship. Cole REIT III Operating Partnership, LP (“Cole REIT III”) is an experienced single tenant operator, investing primarily in single tenant commercial real estate leased to high-quality, creditworthy tenants under long-term, net leases. As of March 31, 2012, Cole REIT III owned 743 properties, comprising 35.4 million rentable square feet of single and multi-tenant retail and commercial space located in 47 states, which include properties owned through consolidated joint venture arrangements. As of March 31, 2012, the rentable space at these properties was approximately 99.0% leased.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

800 Fairview Avenue North Seattle, WA 98109	Collateral Asset Summary Residence Inn – Seattle Lake Union	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,005,483 42.7% 2.28x 18.3%

Mortgage Loan Information				Property Information
Loan Seller:	KeyBank			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Extended Stay Hospitality
Sponsor:	Apple REIT Seven, Inc.			Collateral(4):	Leasehold
Borrower:	Apple Seven SPE Seattle, Inc.			Location:	Seattle, WA
Original Balance:	$29,100,000			Year Built / Renovated:	1990 / 2007
Cut-off Date Balance:	$29,005,483			Number of Rooms:	234
% by Initial UPB:	2.6%			Property Management:	Inn Ventures IVI, LLC
Interest Rate:	4.9600%			Underwritten NOI:	$5,296,086
Payment Date:	1st of each month			Underwritten NCF:	$4,634,771
First Payment Date:	October 1, 2012			Appraised Value:	$68,000,000
Maturity Date:	September 1, 2022			Appraisal Date:	July 19, 2012
Amortization:	300 months
Additional Debt:	None			Historical NOI
Call Protection:	L(26), D(91), O(3)			TTM NOI:	$5,315,640 (T-12 June 30, 2012)
Lockbox / Cash Management(1):	Hard / Springing			2011 NOI:	$5,263,981 (December 31, 2011)
				2010 NOI:	$5,179,369 (December 31, 2010)
Reserves				2009 NOI:	$4,878,293 (December 31, 2009)
	Initial		Monthly
Taxes:	$152,590		$30,518	Historical Occupancy
Insurance(2):	$0		Springing	Current Occupancy:	86.4% (June 30, 2012)
Required Repairs:	$15,000		NAP	2011 Occupancy:	87.0% (December 31, 2011)
Renovations:	$525,000		$0	2010 Occupancy:	87.6% (December 31, 2010)
FF&E(3):	$54,229		$54,229	2009 Occupancy:	83.8% (December 31, 2009)
Ground Rent:	$22,109		$22,109
(1)   Cash management will be triggered if (i) there is an event of default, (ii) there is any bankruptcy action of borrower, operator or property manager, (iii) the DSCR is less than 1.20x on a trailing twelve month basis, (iv) there is a judgment in the court case known as In re Apple REITs Litigation currently pending in the United States District Court for the Eastern District of New York, wherein borrower, operator, guarantor or the property are materially adversely affected, financially or otherwise.
(2)   The monthly insurance escrows will be triggered if (i) a cancellation, termination or lapse of any required coverage occurs, (ii) borrower fails to provide evidence of coverage, or (iii) an event of default.
(3)   The monthly FF&E escrow amount shall be adjusted annually and shall be the greater of (i) the amount required to be escrowed by borrower at any time pursuant to the franchise agreement, or (ii) 1/12 of 4.0% of the greater of the total gross income from operations or the total projected gross income from operations set forth in the annual budget for the immediately following calendar year.
(4)   The property is subject to a ground lease which has a term of 61 years, expiring February 28, 2049, with three 10-year extension options.

Financial Information
Cut-off Date Balance / Room:		$123,955
Balloon Balance / Room:		$92,828
Cut-off Date LTV:		42.7%
Balloon LTV:		31.9%
Underwritten NOI DSCR:		2.60x
Underwritten NCF DSCR:		2.28x
Underwritten NOI Debt Yield:		18.3%
Underwritten NCF Debt Yield:		16.0%

TRANSACTION HIGHLIGHTS
▪	National Flag, Long Term Franchise Agreement. The franchise agreement with Marriott International, Inc., dated September 1, 2006, has an initial 20-year term which expires in September 1, 2026.
▪
Increasing Performance. For the trailing twelve month period ending June 30, 2012, the property is performing at the top of its competitive set and the Seattle, Washington Market in regard to occupancy, ADR, and RevPAR. NOI has continually increased over the past three years, moving from approximately $5.18 million in 2010, approximately $5.26 million in 2011, to approximately $5.32 million as of the trailing twelve month period ending June 30, 2012. In addition, RevPAR has increased from $138.76 in 2010, $141.29 in 2011, to $142.51 over the same period.

▪
Sponsor Equity. Based on the reported cost basis of approximately $67.3 million, the sponsor had approximately $38.2 million of equity remaining in the Residence Inn – Seattle Lake Union property as of loan closing resulting in a loan to cost of 43.2%.

▪
Location. Residence Inn – Seattle Lake Union is located along the west side of Interstate 5, on Lake Union, in downtown Seattle, WA. The hotel is located near Pike Place Market, the Space Needle, several cruise ship terminals, as well as Amazon, Boeing, the Fred Hutchinson Cancer Research Center, and the Bill and Melinda Gates Foundation.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Family Dollar Portfolio Pool 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,439,988 61.3% 2.74x 12.7%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of 35 Properties
Loan Purpose:	Acquisition			Property Type:	Single Tenant Retail
Sponsor:	Cole REIT III Operating Partnership,			Collateral:	Fee Simple
	LP			Location:	Various
Borrower:	Cole FD Portfolio I, LLC			Year Built / Renovated:	2001-2011 / NAP
Original Balance:	$28,439,988			Total Sq. Ft.:	292,539
Cut-off Date Balance:	$28,439,988			Property Management:	Cole Realty Advisors, Inc.
% by Initial UPB:	2.6%			Underwritten NOI:	$3,622,077
Interest Rate(1):	4.4750%			Underwritten NCF:	$3,541,427
Payment Date:	6th of each month			Appraised Value:	$46,395,000
First Payment Date:	November 6, 2012			Appraisal Date:	July 2012 – August 2012
Anticipated Repayment Date(1):	October 6, 2022
Maturity Date:	April 30, 2027			Historical NOI(3)
Amortization:	Interest Only ARD			TTM NOI:	NAV
Additional Debt:	None			2011 NOI:	NAV
Call Protection:	L(25), YM1(88), O(7)			2010 NOI:	NAV
Lockbox / Cash Management:	Hard / In Place			2009 NOI:	NAV

Reserves				Historical Occupancy
	Initial		Monthly	Current Occupancy:	100.0% (November 6, 2012)
Taxes(2):	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
Insurance(2):	$0		Springing	2010 Occupancy:	100.0% (December 31, 2010)
Replacement(2):	$0		Springing	2009 Occupancy:	100.0% (December 31, 2009)

(1)   If the loan is not repaid in full by the anticipated repayment date, the interest rate will increase to the sum of (i) 3.0000% plus (ii) the greater of (a) 4.4750% and (b) the sum of (x) the then 10-year swap rate plus (y) 2.7500%.
(2)   Monthly reserves will be required upon a material lease default or lease termination.
(3)   The properties were owned, directly or indirectly by Family Dollar Stores, Inc. prior to the sponsor’s acquisition and NOI was not reported.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$97
Balloon Balance / Sq. Ft.:		$97
Cut-off Date LTV:		61.3%
Balloon LTV:		61.3%
Underwritten NOI DSCR:		2.81x
Underwritten NCF DSCR:		2.74x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		12.5%

TRANSACTION HIGHLIGHTS
▪
Credit Rated Tenant. The lease is guaranteed by Family Dollar Stores, Inc. (rated NR/Baa3/BBB- by Fitch/Moody’s/S&P). Family Dollar increased revenue through the recession, achieving year-over-year revenue growth for each fiscal year from 2009 to 2012, with growth of 6.0%, 6.3%, 8.7% and 9.2%, respectively. Family Dollar’s market capitalization as of October 16, 2012 totaled approximately $8.0 billion, EBITDA for the fiscal year ending August 31, 2012, was $910.4 million, and total company debt of $532.5 million, resulting in a total debt to EBITDA ratio of 0.58x.

▪	Diversification. The portfolio exhibits geographic diversification with 35 properties located in 32 cities throughout 15 states with concentrations in Texas (31.4% of NRA) and Florida (16.4% of NRA).
▪
Experienced Sponsorship. Cole REIT III Operating Partnership, LP (“Cole REIT III”) is an experienced single tenant operator, investing primarily in single tenant commercial real estate leased to high-quality, creditworthy tenants under long-term, net leases. As of March 31, 2012, Cole REIT III owned 743 properties, comprising 35.4 million rentable square feet of single and multi-tenant retail and commercial space located in 47 states, which include properties owned through consolidated joint venture arrangements. As of March 31, 2012, the rentable space at these properties was approximately 99.0% leased.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, TX	Collateral Asset Summary Starplex Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,916,789 64.1% 1.37x 10.5%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of Five Properties
Loan Purpose:	Acquisition			Property Type:	Single Tenant Retail
Sponsor:	STORE Capital Corporation			Collateral:	Fee Simple
Borrower:	Store SPE Starplex, LLC			Location:	Various, TX
Original Balance:	$26,000,000			Year Built / Renovated:	1995-2010 / Various
Cut-off Date Balance:	$25,916,789			Total Screens:	62
% by Initial UPB:	2.3%			Property Management:	Self-managed
Interest Rate:	5.0500%			Underwritten NOI:	$2,711,836
Payment Date:	6th of each month			Underwritten NCF:	$2,511,610
First Payment Date:	October 6, 2012			Appraised Value:	$40,430,000
Maturity Date:	September 6, 2022			Appraisal Date:	July 2012
Amortization:	300 months
Additional Debt:	None			Historical NOI(6)
Call Protection(1):	L(26), D(90), O(4)			TTM NOI:	$3,439,000 (T-12 March 31,2012)
Lockbox / Cash Management(2):	Hard / Springing			2011 NOI:	$3,441,000 (December 31, 2011)
				2010 NOI:	NAV
Reserves				2009 NOI:	NAV
	Initial		Monthly
Taxes(3):	$0		Springing	Historical Occupancy
Insurance(3):	$0		Springing	Current Occupancy:	100.0% (November 6, 2012)
TI/LC(4):	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
Required Repairs(5):	$0		Springing	2010 Occupancy:	100.0% (December 31, 2010)
Lease Sweep Reserve:	$0		Springing	2009 Occupancy:	100.0% (December 31, 2009)

(1)   The five properties are subject to a single lease that expires August 2029. Partial release is not permitted. The borrower has a one-time right to substitute one of the properties for a similar property. For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases in the accompanying free writing prospectus.
(2)   Cash management will be triggered (i) upon an event of default, (ii) if the DSCR is less than 1.25x at the end of a calendar quarter, (iii) upon the casualty or condemnation of any property, (iv) upon commencement of a required repairs trigger period, or (v) upon commencement of a lease sweep period.
(3)   The tenant is responsible for real estate taxes and insurance premiums. On a monthly basis, the borrower will be required to deposit 1/12 of the estimated annual taxes and insurance premiums if (i) the tenant is no longer obligated to pay such amounts or is delinquent in paying such amounts, or (ii) the Starplex lease is no longer in effect.
(4)   Borrower will be required to deposit $11,301 monthly into the rollover reserve for any tenant improvement or leasing commissions that are incurred.
(5)   If required repairs (described in the loan documents) are not completed by February 28, 2013, the loan documents provide for a sweep of all excess cash flow into the required repairs reserve.
(6)   Historical NOI prior to 2011 was not made available by the previous owner.

Financial Information
Cut-off Date Balance / Screen:		$418,013
Balloon Balance / Screen:		$314,056
Cut-off Date LTV:		64.1%
Balloon LTV:		48.2%
Underwritten NOI DSCR:		1.48x
Underwritten NCF DSCR:		1.37x
Underwritten NOI Debt Yield:		10.5%
Underwritten NCF Debt Yield:		9.7%

TRANSACTION HIGHLIGHTS
▪
Quality of Assets. All five of the movie theater properties feature digital projectors with Real D 3D technology and all have digital surround sound, with the exception of Irving Cinemas 10. Four of the five properties are first-run theaters with stadium seating. Three of the five properties were built or renovated since 2007.

▪
Portfolio Performance. Total revenues for the portfolio have improved from approximately $14.0 million as of year-end 2009 to approximately $22.2 million for the trailing twelve months ending March 2012. Ticket sales have increased from approximately $7.8 million as of year-end 2009 to approximately $12.3 million for the trailing twelve months ending March 2012. The T-12 fixed-charge coverage ratio of the properties is 2.44x, with no one property lower than 2.05x.

▪
Experienced Sponsorship. The sponsor, STORE Capital Corporation, is a private real estate investment trust backed by funds managed by Oaktree Capital Management, L.P. STORE Capital Corporation was formed to acquire single-tenant operational real estate to be leased on a long-term, triple-net basis to companies in the retail, distribution and service-oriented industries throughout the United States, and since its inception in May 2011 has funded or committed to fund more than $750 million in sale-leaseback transactions.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary Consolidated Container Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,970,500 61.1% 1.82x 12.2%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio(5):	Portfolio of Five Properties
Loan Purpose:	Refinance			Property Type:	Industrial
Sponsor:	AG Net Lease Corp.			Collateral:	Fee Simple
Borrower:	AGNL Consolidated, L.L.C.			Location:	California, Maryland, New Jersey
Original Balance:	$25,000,000			Year Built / Renovated:	1961-1985 / Various
Cut-off Date Balance:	$24,970,500			Total Collateral Sq. Ft.:	529,730
% by Initial UPB:	2.2%			Property Management:	Self-managed
Interest Rate:	4.5445%			Underwritten NOI:	$3,050,600
Payment Date:	6th of each month			Underwritten NCF:	$2,774,431
First Payment Date:	November 6, 2012			Appraised Value:	$40,900,000
Maturity Date:	October 6, 2022			Appraisal Date:	July 2012
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection(1):	L(25), D(93), O(3)			2011 NOI:	$3,216,547 (December 31, 2011)
Lockbox / Cash Management(2):	Hard / Springing			2010 NOI:	$3,153,471 (December 31, 2010)
				2009 NOI:	$3,091,645 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy
Taxes(3):	$0		Springing	Current Occupancy:	100.0% (August 7, 2012)
Insurance(3):	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
Replacement(3):	$0		Springing	2010 Occupancy:	100.0% (December 31, 2010)
Required Repairs:	$24,275		NAP	2009 Occupancy:	100.0% (December 31, 2009)
Advance Monthly
(1)   Partial defeasance is permitted commencing two years after the securitization closing date, provided, among other things, (i) the first partial defeasance event may include only one property and (a) DSCR after the defeasance event is greater than or equal to 1.82x, (b) LTV is less than 61.1%, (c) Debt Yield is at least 11.1%; and (ii) with respect to any partial defeasance event thereafter, (a) DSCR after the defeasance event is greater than or equal to 1.90x, (b) LTV is less than 55%, and (c) Debt Yield at least 11.5%.
(2)   Cash Management Period will be triggered (i) during any event of default, (ii) during any bankruptcy of borrower, principal guarantor or property manager, (iii) during any bankruptcy action with respect to Consolidated Container, or (iv) if the borrower fails to maintain an actual DSCR of 1.15x for at least two consecutive quarters.
(3)   During any Cash Management Period, borrower is required to deposit 1/12 of the estimated annual taxes and insurance, and $14,185 for replacement reserves.
(4)   Under its lease, the tenant pays rent on a quarterly basis. During any Cash Management Period, all rents collected will be held in a lender controlled account until the amount in that account is at least equal the amount sufficient to pay debt service, reserves and other expenses for the remainder of the current quarter, with any excess amounts returned to the borrower.
(5)   Substitution of individual properties is permitted subject to, among other things, (i) the substitute property is 100% leased and occupied by Consolidated Container, which tenant is paying rent equal or greater than the rent paid to the related borrower as of the closing date and (ii) the substitute property has a fair market value equal or greater than the released property.

Payment Reserve(4):	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$47
Balloon Balance / Sq. Ft.:		$38
Cut-off Date LTV:		61.1%
Balloon LTV:		49.5%
Underwritten NOI DSCR:		2.00x
Underwritten NCF DSCR:		1.82x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		11.1%

TRANSACTION HIGHLIGHTS
▪
Location and Accessibility. The Consolidated Container Portfolio Properties are located in major markets including Los Angeles, San Francisco, New York City and Baltimore, with nearby access to interstate highways and major international airports and seaports.

▪	Core Facilities. Four of the five properties are ranked among Consolidated Container’s top 15 facilities (out of 59 nationwide) in terms of net plant sales for 2011.
▪
Strong Sponsorship. The guarantor of the Consolidated Container Portfolio Loan is AG Net Lease Corp., a subsidiary of Angelo, Gordon & Co. Angelo, Gordon & Co. was founded in 1988 and currently manages approximately $24 billion of assets.

▪	Long Term Occupancy. The Consolidated Container Company and its predecessors have occupied all five properties for over 20 years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3333 Buford Drive Buford, GA 30519	Collateral Asset Summary Mall of Georgia Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,968,714 39.6% 2.73x 17.3%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Simon Property Group, L.P.			Collateral:	Fee Simple
Borrower(1):	MOG Crossing, LLC			Location:	Buford, GA
Original Balance:	$25,000,000			Year Built / Renovated:	1999 / NAP
Cut-off Date Balance:	$24,968,714			Total Sq. Ft.:	431,112
% by Initial UPB:	2.2%			Total Collateral Sq. Ft. (3):	317,535
Interest Rate:	4.2800%			Property Management:	Simon Management Associates,
Payment Date:	6th of each month				LLC
First Payment Date:	November 6, 2012			Underwritten NOI:	$4,317,260
Maturity Date:	October 6, 2022			Underwritten NCF:	$4,042,357
Amortization:	360 months			Appraised Value:	$63,000,000
Additional Debt:	None			Appraisal Date:	August 22, 2012
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / In Place			Historical NOI
				TTM NOI:	$4,263,408 (T-12 July 31, 2012)
Reserves				2011 NOI:	$4,320,838 (December 31, 2011)
	Initial		Monthly	2010 NOI:	$4,350,645 (December 31, 2010)
Taxes(2):	$0		Springing	2009 NOI:	$4,248,341 (December 31, 2009)
Insurance(2):	$0		Springing
Replacement(2):	$0		Springing	Historical Occupancy(4)
TI/LC(2):	$0		Springing	Current Occupancy(5):	97.0% (August 14, 2012)
				2011 Occupancy:	95.9% (December 31, 2011)
Financial Information				2010 Occupancy:	98.1% (December 31, 2010)
Cut-off Date Balance / Sq. Ft.:		$79		2009 Occupancy:	98.1% (December 31, 2009)
Balloon Balance / Sq. Ft.:		$63
(1)   The borrower is an affiliate of the borrower under the mortgage loan known as Emerald Square Mall, which mortgage loan has a cut-off date balance of $39,857,811.
(2)   During a lockbox or trigger event, the borrower is required to deposit 1/12 of estimated annual real estate taxes and insurance premiums into the tax reserve and insurance reserve, respectively, $5,292 into the replacement reserve and $19,775 into the rollover reserve. Lockbox event means (i) an event of default, (ii) bankruptcy of the property manager, or (iii) if the DSCR is less than 1.10x for two consecutive calendar quarters. Trigger event means the DSCR is less than 1.30x for two consecutive calendar quarters.
(3)   Total Collateral Sq. Ft. excludes Target, which is not part of the collateral.
(4)   Current Occupancy excludes anchor tenants that are not part of the collateral, as well as temporary tenants. Historical Occupancy includes anchor tenants that are not part of the collateral as well as temporary tenants.
(5)   Based on the collateral sq. ft. of 317,535.

Cut-off Date LTV:		39.6%
Balloon LTV:		31.8%
Underwritten NOI DSCR:		2.91x
Underwritten NCF DSCR:		2.73x
Underwritten NOI Debt Yield:		17.3%
Underwritten NCF Debt Yield:		16.2%

TRANSACTION HIGHLIGHTS
▪
Experienced Sponsorship. Simon Property Group, L.P. is the largest real estate company in the United States. As of June 30, 2012, Simon owned or held an interest in 325 properties in the United States. For Q2 2012, Simon reported an occupancy rate of 94.2% for its domestic portfolio, a 60 basis point increase over Q2 2011.

▪
Strong Location. The property is located approximately 22.5 miles southwest of the Atlanta CBD and is adjacent to Mall of Georgia, a retail hub for the northeastern portion of the Atlanta metro area, which is also owned and operated by Simon Property Group, L.P. The population within a 3-mile radius of the property has grown 90.8% from 2000 to 2011 and average household income as of 2011 was $84,876.

▪
National Tenancy. In addition to the anchor tenants, Target (123,135 sq. ft.; not a part of the collateral, rated A-/A2/A+ by Fitch/Moody’s/S&P), T.J. Maxx (50,000 sq. ft.; 11.3% of NRA, rated NR/A3/A by Fitch/Moody’s/S&P), Best Buy (45,442 sq. ft.; 10.3% of NRA, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P) and Nordstrom Rack (40,100 sq. Ft.; 9.1% NRA. Rated A-/Baa1/A- by Fitch/Moody’s/S&P), the property also features national in-line retailers, including GameStop, Men’s Wearhouse and Staples.

▪	Performance. Historical in-line sales were $252 PSF in 2009, $250 PSF in 2010, $253 PSF in 2011 and $253 PSF for the trailing 12 months ending June 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9400 Brighton Way Beverly Hills, CA 90210	Collateral Asset Summary Canon Brighton Medical Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,525,000 58.7% 2.10x 9.8%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Medical Office
Sponsor:	Sanford Brotman			Collateral:	Fee Simple
Borrower:	9400 Canon Brighton, LLC			Location:	Beverly Hills, CA
Original Balance:	$24,525,000			Year Built / Renovated:	1960 / 2005
Cut-off Date Balance:	$24,525,000			Total Collateral Sq. Ft.:	46,118
% by Initial UPB:	2.2%			Property Management:	Canon Drive, Inc.
Interest Rate:	4.4955%			Underwritten NOI:	$2,401,613
Payment Date:	6th of each month			Underwritten NCF:	$2,346,272
First Payment Date:	December 6, 2012			Appraised Value:	$41,800,000
Maturity Date:	November 6, 2022			Appraisal Date:	August 8, 2012
Amortization:	Interest Only
Additional Debt:	None			Historical NOI
Call Protection:	L(24), D(93), O(3)			2011 NOI:	$2,547,447 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / Springing			2010 NOI:	$2,462,194(December 31, 2010)
				2009 NOI:	$2,266,673 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy
Taxes:	$40,035		$10,009	Current Occupancy:	98.3% (September 10, 2012)
Insurance:	$7,553		$1,288	2011 Occupancy:	98.0% (December 31, 2011)
Replacement(2):	$0		$1,578	2010 Occupancy:	100.0% (December 31, 2010)
TI/LC(3):	$250,000		Springing	2009 Occupancy:	100.0% (December 31, 2009)

(1)   Cash management will be triggered: (i) during any Cash Trap Period until such period has ended or (ii) if the DSCR is less than 1.15x after the end of two consecutive calendar quarters. A “Cash Trap Period” will be triggered: (i) during an event of default, (ii) during any bankruptcy of borrower, sponsor, guarantor or property manager, (iii) if the DSCR is less than 1.10x after the end of two consecutive calendar quarters or (iv) if borrower fails to complete the required repairs (estimated cost of $33,000) within 90 days.
(2)   Replacement reserve is subject to a cap of $94,663.
(3)   The borrower is required to deposit $3,848 (up to a cap of $250,000) each month if the amount in the TI/LC reserve is less than or equal to $250,000.
(4)   Underwritten NOI DSCR and NCF DSCR are based on interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and NCF DSCR is 1.61x and 1.57x, respectively.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$532
Balloon Balance / Sq. Ft.:		$532
Cut-off Date LTV:		58.7%
Balloon LTV:		58.7%
Underwritten NOI DSCR(4):		2.15x
Underwritten NCF DSCR(4):		2.10x
Underwritten NOI Debt Yield:		9.8%
Underwritten NCF Debt Yield:		9.6%

TRANSACTION HIGHLIGHTS
▪
Location and Market.  The Canon Brighton Medical Building property is a medical office building with ground floor retail located within the Golden Triangle of Beverly Hills, two blocks northeast of the renowned Rodeo Drive.  The Golden Triangle medical office market is currently 95% occupied and has maintained an occupancy rate greater than 90% since 2002.

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Close Proximity to Multiple Hospitals. Five hospitals are located within a 5.75-mile radius including Cedars Sinai Medical Center (1,120 beds) UCLA Medical Center (520 beds), Veterans Administration Medical Center (321 beds), Santa Monica UCLA Medical Center (271 beds) and St. Johns Medical Center (239 beds).

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Barriers to Entry.  Zoning constraints in the city of Beverly Hills limit the ability to convert existing buildings into medical office.  In February 2011, the city of Beverly Hills imposed a permanent moratorium on new medical office development and a cap on further expansion of existing medical office space.

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Long Term Ownership and Tenancy. The sponsor has owned the property since 1979 with the majority of tenants occupying the property for over ten years.  The property has averaged 99.5% occupancy since 2006.

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Recent Capital Improvements. The sponsor has invested approximately $2.2 million of capital improvements into the Canon Brighton Medical Building property since 2005 including a new roof, new HVAC, and upgraded elevator mechanicals and ground floor retail suites.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

150 and 250 Executive Park Boulevard San Francisco, CA 94134	Collateral Asset Summary San Francisco Executive Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,999,000 63.4% 1.26x 10.3%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Suburban Office
Sponsor:	Universal Paragon Corporation			Collateral:	Fee Simple
Borrower:	Executive Park Properties, LLC			Location:	San Francisco, CA
Original Balance:	$19,999,000			Year Built / Renovated:	1980-1983 / NAP
Cut-off Date Balance:	$19,999,000			Total Sq. Ft.:	205,556
% by Initial UPB:	1.8%			Property Management:	Universal Paragon Corporation
Interest Rate:	4.9200%			Underwritten NOI:	$1,890,802
Payment Date:	6th of each month			Underwritten NCF:	$1,613,744
First Payment Date:	December 6, 2012			“As-is” Appraised Value:	$29,000,000
Maturity Date:	November 6, 2022			“As-is” Appraisal Date:	July 26, 2012
Amortization:	360 months			“As Stabilized” Appraised Value(6):	$30,000,000
Additional Debt:	None			“As Stabilized” Appraisal Date(6):	July 26, 2012
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place			Historical NOI
				2011 NOI:	$1,921,117 (December 31, 2011)
Reserves				2010 NOI:	$2,018,143 (December 31, 2010)
	Initial		Monthly	2009 NOI:	$2,377,597 (December 31, 2009)
Taxes:	$201,371		$20,137
Insurance(1):	$0		Springing	Historical Occupancy
Replacement:	$0		$5,139	Current Occupancy:	77.8% (September 30, 2012)
TI/LC:	$0		$17,949	2011 Occupancy:	74.7% (December 31, 2011)
Required Repairs:	$39,375		NAP	2010 Occupancy:	80.2% (December 31, 2010)
Earnout(2):	$1,600,000		$0	2009 Occupancy:	87.4% (December 31, 2009)
Synergy Lease Account(3):	$119,122		$0
(1)   Borrower will be required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if a blanket insurance policy is no longer in place.
(2)   If the borrower enters into a new lease with a tenant in occupancy (in accordance with the loan documents), the borrower may request the release of amounts in the Earnout Reserve (not more than once per calendar quarter), in an amount up to that which would not result in a debt yield (as described in the loan documents) that is lower than 8.75% and, if such release is occurring during the first year of the loan term, an LTV ratio of not more than 65%.
(3)   The initial reserve amount is the amount of prepaid rent through December 2013 that was received by the borrower from the tenant under the Synergy lease.
(4)   The loan documents provide for a cash sweep into the UCSF Tenant Sweep reserve (i) on the date that is six months prior to the UCSF lease expiration date, (ii) if such tenant gives notice of its intent to terminate its lease prior to the scheduled expiration or if the lease is otherwise terminated or cancelled prior to the scheduled expiration date, (iii) if such tenant goes dark, or (iv) if such tenant is party to a bankruptcy or insolvency proceeding.
(5)   The LTV and Debt Yield calculations are based on the whole loan balance net of the $1.6 million earnout reserve. Based on the Cut-off Date Balance of approximately $20.0 million, the Cut-off Date LTV and Underwritten NOI Debt Yield are 69.0% and 9.5%, respectively.
(6)   The “As Stabilized” LTV net of the $1.6 million holdback reserve is 61.3% based on achieving stabilized operations at the property.

UCSF Tenant Sweep(4):	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$97
Balloon Balance / Sq. Ft.:		$80
Cut-off Date LTV(5):		63.4%
Balloon LTV(5):		51.0%
Underwritten NOI DSCR:		1.48x
Underwritten NCF DSCR:		1.26x
Underwritten NOI Debt Yield(5):		10.3%
Underwritten NCF Debt Yield(5):		8.8%

TRANSACTION HIGHLIGHTS
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Diverse Tenant Roster.  The property is 77.8% leased to 46 tenants, with the largest tenant, University of California, San Francisco occupying 20.7% of NRA and contributing 26.7% of gross rent. No other tenant occupies more than 9.5% of NRA or contributes more than 10.9% of gross rent.

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Location. The property is located in southeastern San Francisco in the Bayview District, proximate to Hunter’s Point Naval Shipyard and Candlestick Cove, and benefits from nearby access to US Highway 101, with the nearest on-ramp situated ½ mile to the south. Public transportation via BART and CalTrain is also easily accessible via a free on-site shuttle. In addition, the new Muni T line ends just west of the subject complex and is accessible on foot.

▪	Redevelopment. The property’s existing zoning would allow for redevelopment of the property with a high-density residential use. The appraiser assigned a value to the underlying land of $79.1 million

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.